  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1996.

                                                              FILE NO. 333-4438
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 4
                                 TO FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                --------------

                              TRANS ENERGY, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                --------------

         NEVADA                      1311                    93-0997412
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL             IDENTIFICATION NO.)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                                --------------

                               210 SECOND STREET
                                 P.O. BOX 393
                        ST. MARYS, WEST VIRGINIA 26170
                                (304) 684-7053
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                               210 SECOND STREET
                                 P.O. BOX 393
                        ST. MARYS, WEST VIRGINIA 26170
    (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF
                                   BUSINESS)

                                --------------

                                LOREN E. BAGLEY
                              TRANS ENERGY, INC.
                               210 SECOND STREET
                                 P.O. BOX 393
                        ST. MARYS, WEST VIRGINIA 26170
                                (304) 684-7053
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                --------------

                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

      RICHARD H. ROSENBLUM, ESQ.              STEVEN W. SCHUSTER, ESQ.
   KAUFMANN, FEINER, YAMIN, GILDIN &           MCLAUGHLIN & STERN, LLP
              ROBBINS LLP                        260 MADISON AVENUE
           777 THIRD AVENUE                      NEW YORK, NY 10016
          NEW YORK, NY 10017                       (212) 448-1100
            (212) 755-3100

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  Page 1 of     pages in the sequential numbering system. Exhibit Index may be
found on page     in the sequential numbering system.

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                             PROPOSED         PROPOSED
                                              MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF     AMOUNT TO BE OFFERING PRICE      AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED  PER SECURITY(1) OFFERING PRICE(1)     FEE
----------------------------------------------------------------------------------------
 Common Stock(2)........                       $5.00        $3,450,000.00    $1,190.25
----------------------------------------------------------------------------------------
 Redeemable Common Stock
  Purchase Warrants(3)..                       $0.10         $138,000.00       $47.61
----------------------------------------------------------------------------------------
 Common Stock issuable
  upon exercise of
  Redeemable Common Stock
  Purchase
  Warrants(4)(5)........                       $5.50        $7,590,000.00    $2,618.55
----------------------------------------------------------------------------------------
 Redeemable Common Stock
  Purchase Warrants
  issuable upon
  conversion of certain
  Common Stock Purchase
  Warrants previously
  issued by the
  Company(4)(6).........      1,600,000        $0.10         $160,000.00       $55.17
----------------------------------------------------------------------------------------
 Common Stock issuable
  upon conversion of
  Redeemable Common Stock
  Purchase Warrants
  issuable upon
  conversion of certain
  Common Stock Purchase
  Warrants previously
  issued by the
  Company(4)(7).........      1,600,000        $5.50         $8,800,000      $3,034.48
----------------------------------------------------------------------------------------
 Total Registration
  Fee...................                                                     $6,946.06

-------------------------------------------------------------------------------
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                                        (Footnotes for table on following page)

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Footnotes for table on previous page)
--------
(1) Total estimated solely for the purpose of determining the registration fee.
(2) Includes        shares of Common Stock which may be purchased by the
    Underwriter pursuant to an overallotment option.
(3) Includes         Redeemable Warrants which may be purchased by the
    Underwriter pursuant to an overallotment option.
(4) Such shares of Common Stock and Redeemable Warrants are being registered for sale to and for resale by certain securityholders on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended.
(5) Represents the shares of Common Stock reserved for issuance upon exercise of the Redeemable Warrants other than the Redeemable Warrants automatically issued upon conversion of certain of the Company's Redeemable Common Stock Purchase Warrants (the "Bridge Warrants") issued in connection with the Company's December 1995 and March 1996 financings upon the effectiveness of this Registration Statement.
(6) Registrant is registering for resale by certain securityholders the Redeemable Warrants which automatically will be issued upon conversion of the Bridge Warrants upon the effectiveness of this Registration Statement.
(7) Registrant is registering for resale by certain securityholders the shares of Common Stock reserved for issuance to certain persons deemed selling shareholders of the Company upon exercise by such persons of Redeemable Warrants which automatically will be issued upon conversion of the Company's Bridge Warrants into Redeemable Warrants upon the effectiveness of this Registration Statement.

                               TRANS ENERGY, INC.

                             CROSS REFERENCE SHEET

       FORM SB-2 ITEM NUMBER
            AND CAPTION                 LOCATION OF CAPTION IN PROSPECTUS
       ---------------------            ---------------------------------
  1. Front of Registration
      Statement and Outside
      Front
      Cover Pages of Prospec-
      tuses..................   Outside Cover Pages of Prospectuses
  2. Inside Front and Outside
      Back Cover Pages of
      Prospectuses...........   Inside Front and Outside Back Cover Pages of
  3. Summary Information and     Prospectuses
      Risk Factors...........   Prospectus Summary; Risk Factors
  4. Use of Proceeds.........   Use of Proceeds
  5. Determination of Offer-
      ing Price..............   Outside Front Cover Pages of Prospectuses; Risk
                                 Factors; Underwriting
  6. Dilution................   Dilution

  7  Selling
      Securityholders........   Principal and Selling Securityholders
  8. Plan of Distribution....   Outside Cover Pages of Prospectuses; Underwriting
  9. Legal Proceedings.......   Not applicable
 10. Directors, Executive Of-
      ficers, Promoters and
      Control Persons........   Management; Principal and Selling Securityholders
 11. Security Ownership of
      Certain Beneficial Own-
      ers
      and Management.........   Principal and Selling and Securityholders; Certain
                                Transactions and Relationships
 12. Description of the
      Securities.............   Description of Securities; Underwriting; Dividend
 13. Interests of Named          Policy
      Experts and Counsel....   Not applicable
 14. Disclosure of Commission
      Position on
      Indemnification for
      Securities Act
      Liabilities............   Management
 15. Organization Within Last
      Five Years.............   Management; Principal and Selling Securityholders;
                                 Certain Transactions and Relationships
 16. Description of
      Business...............   Prospectus Summary; Business and Properties
 17. Management's Discussion
      and Analysis or Plan of
      Operation..............   Management's Discussion and Analysis of Financial
                                 Condition and Results of Operations
 18. Description of
      Property...............   Business and Properties
 19. Certain Relationships
      and Related
      Transactions...........   Certain Transactions and Relationships
 20. Market for Common Equity
      and Related Stockholder
      Matters................   Cover Pages of Prospectuses; Risk Factors; Price
                                 Range for Common Stock; Dividend Policy
 21. Executive Compensation..   Management
 22. Financial Statements....   Financial Statements
 23. Changes in and
      Disagreements with
      Accountants on
      Accounting and
      Financial Disclosure...   Not applicable

                               EXPLANATORY NOTE

  This Registration Statement contains three Prospectuses:

    (1) The "Primary Prospectus" covering the underwritten public offering by the Registrant of the Redeemable Warrants and the Common Stock.

    (2) The "Bridge Warrant Conversion Prospectus" covering the issuance of Redeemable Warrants upon conversion of the Company's Bridge Warrants into Redeemable Warrants which will occur automatically upon the effectiveness of this Registration Statement.

    (3) The "Warrant Exercise Prospectus" covering the issuance of Common Stock upon exercise of Redeemable Warrants.

  The Bridge Warrant Conversion Prospectus is identical to the Primary Prospectus except for the following sections: The Outside Front Cover page, the Distribution page, the Principal and Selling Securityholders page and the Outside Back Cover page, copies of which are attached to this Registration Statement as pages A-1, A-2, A-3, A-4 and A-5, respectively. A current copy of the Bridge Warrant Conversion Prospectus may be obtained from the Secretary of the Company.

  The Warrant Exercise Prospectus is identical to the Primary Prospectus except for the following sections: The Outside Front Cover page, the Distribution page, the Principal and Selling Securityholders page and the Outside Back Cover page, copies of which are attached to this Registration Statement as pages B-1, B-2, B-3, B-4 and B-5, respectively. A current copy of the Warrant Exercise Prospectus may be obtained from the Secretary of the Company.

                             SUBJECT TO COMPLETION

              PRELIMINARY PROSPECTUS DATED DECEMBER 13, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            [600,000-800,000] SHARES OF COMMON STOCK


[LOGO OF     [1,200,000-1,600,000] REDEEMABLE COMMON STOCK PURCHASE WARRANTS
TRANS ENERGY]

TRANS ENERGY, INC.

The      shares of Common Stock, $.001 par value per share ("Common Stock"),
and      Redeemable Common Stock Purchase Warrants ("Redeemable Warrants")
offered hereby (the "Offering") are being offered by Trans Energy, Inc. (the
"Company") for a purchase price of $   per share of Common Stock [to be
determined by the closing bid price at the close of trading on the day immediately prior to the effective date of the Registration Statement of which this Prospectus forms a part] and $.10 per Redeemable Warrant which price has been determined by negotiations between the Company and L.B. Saks, Inc. (the "Underwriter"). The Common Stock and Redeemable Warrants offered hereby (sometimes referred to collectively herein as the "Securities") may be separately purchased and will be separately tradeable immediately upon issuance. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock for [110% of the offering price per share of Common Stock offered hereby] during the five-year period commencing one year from the date of this Prospectus. The Company may redeem the Redeemable Warrants at a price of $.10 per Redeemable Warrant, at any time beginning one year after the date of this Prospectus upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Small
                                                        (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" (SEE PAGE 10 OF THIS PROSPECTUS) AND "DILUTION."

--------------------------------------------------------------------------------

                                                  UNDERWRITING
                                    PRICE TO      DISCOUNTS AND  PROCEEDS TO
                                    PUBLIC        COMMISSIONS(1) THE COMPANY(2)
Per Share.......................... $              $             $
Per Redeemable Warrant............. $        0.10  $      0.01   $        0.09
Total(3)(4)........................ $3,120,000.00  $312,000.00   $2,808,000.00

--------------------------------------------------------------------------------
(1) The Company has also agreed to pay the Underwriter a non-accountable expense allowance for expenses of the Underwriter equal to 3% of the aggregate purchase price of the Securities; and to issue warrants to the
    Underwriter for the purchase of      shares of Common Stock at $    per
    share [165% of the offering price per share of Common Stock] and
    Redeemable Warrants at $.165 per Redeemable Warrant (the "Underwriter's Warrant"). The Redeemable Warrants underlying the Underwriter's Warrant each entitle the holder to purchase one share of Common Stock at 165% of the exercise price of the Redeemable Warrants being offered to the public. For additional information concerning further agreements between the
    Company and the Underwriter, including an agreement to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, see "Underwriting."
(2) Before deducting approximately $278,752 in estimated expenses of the offering payable by the Company, including the Underwriter's non-accountable expense allowance.
(3) The Company has granted the Underwriter an option to purchase up to
    shares of Common Stock and      Redeemable Common Stock exercisable for 45
    days from the date of this Prospectus to cover overallotments, if any (the "Overallotment Option"). If all of the additional Securities are purchased, the total Price to Public, Underwriting Discounts and Commissions and
    Proceeds to Company will be increased to $   , $    and $   , respectively.
(4) Does not include 1,600,000 Redeemable Warrants registered under the Registration Statement to be issued to the holders of the Company's Bridge Warrants upon automatic conversion of the Company's Bridge Warrants upon the effectiveness of the Registration Statement or the 1,600,000 shares of Common Stock into which such Redeemable Warrants may be converted. See "Description of Securities" and "Principal and Selling Securityholders."

                                L.B. SAKS, INC.
                                  61 BROADWAY
                                   SUITE 1600
                            NEW YORK, NEW YORK 10006

THE DATE OF THIS PROSPECTUS IS       , 1996.

(Continued from previous page)

Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the notice of redemption. All of the Redeemable Warrants must be redeemed if any are redeemed. See "Description of Securities."

  Simultaneously with this Offering, the Company is registering 1,600,000 Redeemable Warrants and 1,600,000 shares of Common Stock underlying such Redeemable Warrants for future resale by certain current securityholders ("Selling Securityholders") of 800,000 warrants ("Bridge Warrants") previously issued in connection with the Company's December 1995 private placement of Bridge Warrants and March 1996 bridge financing. Each of such Bridge Warrants automatically will be converted into two Redeemable Warrants upon the effectiveness of the Registration Statement of which this Prospectus forms a part (the "Registration Statement") without any further action by, or cost to, the holders thereof.

  The Selling Securityholders are presently subject to a lock-up agreement with the Company pursuant to which they may not resell and/or exercise the 1,600,000 Redeemable Warrants being registered simultaneously with the Securities offered hereby for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company (the "Company Lock-up"). However, the Company Lock-up terminates immediately upon the successful completion of the Offering.

  Furthermore, the holders of such Redeemable Warrants may not sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement without the prior consent of the Underwriter (the "Underwriter's Lock-up"). The Underwriter has agreed that it will not release the Underwriter's Lock-up for at least three (3) months following the effectiveness of the Registration Statement. After expiration of such three
(3) month period, the Underwriter may permit sales of such securities by the Selling Securityholders upon written request by the Selling Securityholders. The extent to which such sales will be permitted will depend on the evaluation by the Underwriter of a number of factors, including the trading volume of the securities on the NASDAQ and the number of securities which the Selling Securityholders have requested to sell. In the event the Redeemable Warrants are released from the Underwriter's Lock-up prior to the end of such one (1) year period such Redeemable Warrants shall be immediately eligible for resale to the public.

  THE INTRODUCTION OF REDEEMABLE WARRANTS INTO THE PUBLIC MARKET BY THE SELLING SECURITYHOLDERS WOULD HAVE AN ADVERSE EFFECT UPON THE PRICES OF THE REDEEMABLE WARRANTS AND COMMON STOCK SOLD TO THE PUBLIC AND/OR THE COMMON STOCK UNDERLYING THE REDEEMABLE WARRANTS SOLD TO THE PUBLIC PURSUANT TO THIS OFFERING. See "Risk Factors", "Description of Securities" and "Principal and Selling Securityholders."

  The registration statement of which this Prospectus is a part includes shares of Common Stock issuable upon the exercise of the Redeemable Warrants offered hereby. See "Description of Securities."

  Prior to October 1994, the Common Stock traded on a limited basis in the over-the-counter market and quotations, when available, were published on the OTC Bulletin Board under the symbol "TSRG", and in the National Quotation Bureau, Inc. ("NQB") "pink sheets" under Trans Energy, Inc. In October 1994, the Common Stock was accepted for trading on the Nasdaq Small Cap Market and is currently listed under the symbol "TSRG". Prior to this Offering, there has been no public market for the Redeemable Warrants. There can be no assurance that the trading market for the Common Stock on the Nasdaq Small Cap Market will continue or that a public market will develop in the Redeemable Warrants following the Offering. See "Underwriting" for information relating to the factors considered in determining the public offering price and the exercise price of the Redeemable Warrants. The

Company intends to continue trading its Common Stock, including the shares of Common Stock which are the subject of this Offering, under the symbol "TSRG" and has applied for quotation of the Redeemable Warrants on the Nasdaq Small Cap Market under the symbol "TSRGW".

  The Company will furnish its stockholders with annual reports containing audited financial statements and such other information as the Company deems appropriate or as may be required by law. The Company's fiscal year ends on December 31 of each year. Prior to the closing of this Offering, the Company will register the Securities under Section 12(b) of the Securities Exchange Act.

                               ----------------

  The Common Stock and Redeemable Warrants are being offered on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject orders in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and Redeemable Warrants will be made at the offices of the Underwriter, in New York City, on or about
      , 1996.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALL CAP MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following is a summary of certain selected information contained elsewhere in this Prospectus and is qualified in its entirety by the more detailed information and financial statements set forth in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

  Unless otherwise indicated herein, all references to the Company shall include references to the Company's subsidiary, Vulcan Energy Corporation ("Vulcan").

                                  THE COMPANY

  The Company, a Nevada corporation, is primarily engaged in the transportation, marketing and production of natural gas and oil, and also conducts exploration and development activities, within the Appalachian Basin, particularly in Northwestern West Virginia. The Company owns and operates 105 oil and gas wells and also owns and operates an aggregate of over 100 miles of three-inch, four-inch and six-inch gas transmission lines located within West Virginia in the Counties of Ritchie, Tyler, Doddridge, and Pleasants, which pipeline system gathers the gas emanating from certain of such wells and from wells owned by third parties. Approximately 45% of the Company's 1995 revenues were generated from gas transmitted via the Company's pipeline and sold to one customer, Sancho Oil and Gas Corporation ("Sancho"). The Company has approximately 7,175 leasehold acres in the Rose Run geological formation in Ohio and approximately 2,200 leasehold acres in the Sistersville, West Virginia field which forms part of the Keener and Big Injun sands geological formations, none of which has contributed to the revenues of the Company to date. The Company has conducted preliminary testing on portions of such acreage. See "Business and Properties--Current Business Activities."

  Through its subsidiary, Vulcan, a Texas corporation, the Company also is engaged in lease crude oil gathering and marketing in Southeast Texas. Vulcan is 80% owned by the Company and 20% owned by Nano-Tech Transactions, Inc. ("Nano-Tech"). F. Worthy Walker, Vulcan's President and one of its directors, is the sole shareholder and director of Nano-Tech. Vulcan purchases both sweet and sour grades of crude oil and transports such gathered oil via its tanker trucks and deposits the same under contracts to Conoco Inc. ("Conoco"), and also to Cardinalis Petroleum Company ("Cardinalis"), Cambridge Petroleum, Inc. ("Cambridge") and Gulf Mark ("Gulf Mark"). Conoco accounted for 78%, 67%, 82%, respectively, of Vulcan's revenues for the years ended December 31, 1993, December 31, 1994 and December 31, 1995. No other customer accounted for more than 10% of Vulcan's revenues. Vulcan accounted for 32% and 77% of the Company's revenues, on a consolidated basis, for the year ended December 31, 1995 and the nine month period ended September 30, 1996, respectively. Management has included a going concern footnote in the Company's Financial Statements for the year ended December 31, 1995 and the nine month period ended September 30, 1996. See "Risk Factors--Going Concern" and Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 1995 and the nine month period ended September 30, 1996. See "Business and Properties--Current Business Activities--Vulcan Energy Corporation."

  For the year ended December 31, 1995 and for the nine months ended September 30, 1996 the revenues of the Company were derived from the following sources:

                                                                                  PERCENTAGE OF
                                              PERCENTAGE OF                       REVENUES  FOR
                                              REVENUES FOR    NINE MONTHS ENDED NINE MONTHS ENDED
                             YEAR ENDED        YEAR ENDED       SEPTEMBER 30,     SEPTEMBER 30,
                          DECEMBER 31, 1995 DECEMBER 31, 1995       1996              1996
                          ----------------- ----------------- ----------------- -----------------
Gas Pipeline Sales......     $1,716,625            61%           $  732,162            17%
Vulcan Energy Sales.....        906,385            32%            3,217,649            77%
Other Production Sales..        205,152             7%              253,692             6%
                                                  ----                                ----
                                                  100%                                100%

                                  THE OFFERING

Securities Offered..................      shares of Common Stock and      Redeemable
                                     Warrants. Each Redeemable Warrant entitles the
                                     holder to purchase one share of Common Stock for
                                     [110% of the price per share of the Common Stock
                                     offered hereby] during the five year period
                                     commencing one year after the date of this
                                     Prospectus. The Company may redeem the Redeemable
                                     Warrants, at a price of $.10 per Redeemable Warrant,
                                     at any time after they become exercisable upon not
                                     less than 30 days prior written notice if the
                                     closing bid price of the Common Stock exceeds 140%
                                     of the price of Common Stock in this Offering for
                                     the 20 consecutive trading days preceding such
                                     notice. The Common Stock and Redeemable Warrants are
                                     issuable separately and separately tradeable. See
                                     "Description of Securities."
Securities Outstanding.............. 3,238,677 shares of Common Stock; $600,000 Principal
                                     Amount 12% Unsecured Promissory Notes; and 800,000
                                     Bridge Warrants.
Securities to be Outstanding after
 Offering (1).......................      shares of Common Stock; and      Redeemable
                                     Warrants.
Offering Price per share of Common
 Stock.............................. $
Offering Price per Redeemable
 Warrant............................ $.10
Nasdaq Small Cap Market
 Symbols (2)........................ Common Stock: TSRG; and Redeemable Warrants
                                     (proposed): TSRGW
Use of Proceeds..................... The proceeds will be utilized by the Company for working capital purposes, to pay the expenses of
                                     this Offering, for the development of certain of the
                                     Company's properties and business and to repay
                                     certain of the Company's outstanding debt. See "Use
                                     of Proceeds."
Risk Factors........................ The securities being offered are subject to substantial risks, and prospective investors, before
                                     purchasing any securities offered, should review
                                     carefully and consider the information contained in
                                     this Prospectus and particularly the items set forth
                                     under "Risk Factors" and "Dilution."

--------
(1) Does not include (i)      shares of Common Stock and      Redeemable
    Warrants subject to the Underwriter's Overallotment Option; (ii)
    shares of Common Stock issuable upon exercise of the Redeemable Warrants offered by this Prospectus; (iii) 1,600,000 Redeemable Warrants issuable upon automatic conversion of the Company's outstanding Bridge Warrants;
    (iv) 1,600,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants issuable upon automatic conversion of the Company's
    outstanding Bridge Warrants; or (v)      shares of Common Stock issuable
    upon the exercise of the Underwriter's Option, including      shares of
    Common Stock issuable upon exercise of the Redeemable Warrants issuable as part of the Underwriter's Warrant. See "Underwriting."
(2) While the Company's Common Stock presently is traded on the Nasdaq Small Cap Market, there is no assurance that such trading will continue or that a trading market will develop for the Company's Redeemable Warrants or that, if developed, such market will be sustained. If the Company fails to meet certain maintenance standards imposed by the NASD, delisting of its securities from NASDAQ is possible. Such standards include requirements that the Company have at least $2,000,000 in total assets, $1,000,000 in capital and surplus and a minimum bid price for its Common Stock of $1.00 per share.

                        SUMMARY OIL AND GAS INFORMATION

  The following tables set forth summary data with respect to the estimates of the Company's net proved gas and oil reserves and related future net revenue as of December 31, 1995, estimates of proved reserves for each of the three years ended December 31, 1993, 1994 and 1995, and certain historical gas and oil operating data of the Company for each of the three years ending December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996. These results are not necessarily indicative of the Company's future performance.

                                                  DEVELOPED UNDEVELOPED  TOTAL
                                                  --------- ----------- -------
RESERVE DATA(1):
Estimated net proved reserves:
 Gas (MMcf)(2)..................................     988        801       1,789
 Oil (MBbl)(3)..................................      19        180         199
Estimated future net revenues (in thousands):
 Before income taxes............................                        $12,722
 After income taxes.............................                        $ 8,396
Present value of estimated future net revenues
 (discounted at 10% per annum) (in thousands):..                        $ 4,064

                                             YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                          1993          1994          1995
                                       ------------  ------------  ------------
                                       MMCF   MBBLS  MMCF   MBBLS  MMCF   MBBLS
                                       -----  -----  -----  -----  -----  -----
ESTIMATES OF NET PROVED RESERVES:
Proved reserves, beginning of year.... 1,663   207   1,576   203   1,457   200
Extensions, discoveries and other
 additions............................   --    --      --    --      --    --
Acquisitions..........................   --    --      --    --      --    --
Revisions of previous estimates.......   --    --      --    --      422   --
Production............................   (87)   (4)   (119)   (3)   ( 90)   (1)
 Sales of reserves....................   --    --      --    --      --    --
 Proved reserves, end of year......... 1,576   203   1,457   200   1,789   199
Proved developed reserves.............
WELL PERFORMANCE DATA:
Net wells.............................          95            95            95
Average production per net well per
 day (EMcf)(4)........................         3.1           3.9           2.8
Average working interest..............        90.6%         90.6%         90.6%

                                                                   NINE MONTHS
                                                                      ENDED
                                          YEAR ENDED DECEMBER 31, SEPTEMBER 30,
                                          ----------------------- -------------
                                           1993    1994    1995    1995   1996
                                          ------- ------- ------- ------ ------
GAS AND OIL OPERATING DATA:
Gas (Mcf per day)........................     237     325     246    258    290
Oil (Bbl per day)........................      10       7       3      4      8
EMcf (per day)...........................     296     370     264    282    338
Average sales price:
 Gas (per Mcf)........................... $  2.48 $  2.33 $  2.02 $ 1.90 $ 2.93
 Oil (per Bbl)........................... $ 14.89 $ 16.02 $ 16.44 $16.55 $18.78
Average cost of production:
 Gas (per Mcf)........................... $  1.03 $  1.10 $  1.12 $  .93 $ 1.12
 Oil (per Bbl)........................... $  6.18 $  6.60 $  6.72 $ 5.60 $ 6.72

--------
(1) See "Risk Factors--Uncertainties in Reserve Estimates," "Business and Properties--Gas and Oil Properties," S.F.A.S 69 Supplemental Disclosures Footnote to Consolidated Financial Statements of the Company and the Estimated Future Reserves and Revenues Summary Report of S. M. Deal & Associates, independent petroleum engineers, attached hereto as Appendix A (the "Summary Reserve Report").
(2) Million cubic feet of gas.
(3) Thousand barrels of oil.
(4) Equivalent Mcf is a means of converting the energy value of oil into the equivalent energy value of gas. One barrel of oil yields the energy equivalent of six Mcf of gas.

  The process of estimating oil and gas reserves contains numerous inherent uncertainties and requires significant subjective decisions in the evaluation of available geological, engineering and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other factors, additional development activity, production history and viability of production under varying economic conditions. Consequently, reserve estimates are often materially different from the quantities of oil and gas that are ultimately recovered, and material revisions to existing reserve estimates may occur in the future.

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth the summary income data for the Company for the three years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 and summary balance sheet data of the Company at December 31, 1993, 1994 and 1995, and at September 30, 1996 both actual and as adjusted to reflect the consummation of this Offering, and the pro forma statement of income for the period January 1, 1995 through July 31, 1995 reflecting the effect of the Vulcan acquisition as if such acquisition had occurred on January 1, 1995. The historical data for the year ended December 31, 1995 includes the results of the operations of Vulcan for the period August 1, 1995 through December 31, 1995. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement No. 112, "Employers' Accounting for Postemployment Benefits" and Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Statement No. 106 is effective for years beginning after December 15, 1992 and Statements No. 112 and 115 are effective for years beginning after December 15, 1993. The Financial Accounting Standards Board has issued Statements of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets," and No. 123, "Accounting for Stock-Based Compensation," which are effective for fiscal years that begin after December 15, 1995. The effect of adopting Statements No. 106, 112, 115, 121, and 123 did not have a material impact on the Company's financial statements. The results are not necessarily indicative of the Company's future performance.

                                                              PRO FORMA
                                                                VULCAN         NINE MONTHS
                             YEAR ENDED DECEMBER 31,          YEAR ENDED   ENDED SEPTEMBER 30,
                         ----------------------------------  DECEMBER 31, ----------------------
                            1993        1994        1995         1995        1995        1996
                         ----------  ----------  ----------  ------------ ----------  ----------
                                                 (RESTATED)   (RESTATED)       (UNAUDITED)
                                                                                      (RESTATED)
STATEMENT OF
 INCOME DATA:
Total Revenues:......... $  625,794  $2,940,239  $2,828,162   $4,451,117  $2,082,944  $4,203,503
Expenses:
 Cost of oil & gas
  produced..............    474,181   2,309,448   2,392,907    3,886,718   1,558,484   3,786,826
 Salaries & wages.......     98,500     109,003     178,558      321,002     211,828     102,995
 Depreciation and
  depletion.............     36,128     179,308     228,692      345,495     135,505     293,450
 Selling, general &
  administrative........    203,726     246,962   1,833,338    1,893,331     346,165     660,221
 Interest...............     38,354     140,675     347,282      460,292     130,790     751,252
 Income (loss) before
  income taxes &
  minority interests and
  extraordinary item....   (225,095)    (45,157) (2,194,675)  (2,489,901)   (299,828) (1,391,241)
 Minority interest......     50,245     (18,409)    (10,403)     (10,403)     (9,552)     39,393
 Extraordinary income...        --          --          --           --          --        9,556
 Net Income (loss)......   (174,850)    (63,566) (2,205,078)  (2,500,304)   (309,380) (1,342,292)
 Net loss per share.....       (.14)       (.02)       (.71)        (.80)       (.09)       (.42)
 Net loss per share
  (including conversion
  of debentures)........       (.14)       (.02)       (.71)        (.80)       (.09)       (.42)
 Weighted average common
  shares outstanding....  1,276,277   3,024,122   3,116,435    3,116,435   3,099,122   3,233,298

                                   DECEMBER 31,              SEPTEMBER 30, 1996
                         -------------------------------- -------------------------
                            1993       1994       1995      ACTUAL   AS ADJUSTED(1)
                         ---------- ---------- ---------- ---------- --------------
                                               (RESTATED)        (UNAUDITED)
                                                                       (RESTATED)
BALANCE SHEET DATA:
Fixed assets............ $4,575,106 $4,728,567 $5,184,856 $5,116,947   $5,616,947
Total assets............  5,235,687  5,255,637  6,705,278  6,672,792    7,653,040
Current Liabilities.....  1,332,735  1,507,730  1,206,190  2,110,228    1,006,228
Long term debt, less
 current portion........  1,079,572    969,684  2,898,508  2,520,669    2,135,669
Stockholders Equity.....  2,812,799  2,749,233  2,561,187  2,041,895    4,511,143

--------
(1) Gives effect to the sale of the Securities pursuant to the Offering and the application of the estimated net proceeds of $2,469,248 for the Offering (after payment of all estimated offering expenses, including the Underwriter's non-accountable expense allowance and $60,000 in fees for the first year of the consulting agreement between the Company and the Underwriter. See "Use of Proceeds."

                                  THE COMPANY

  The Company, a Nevada corporation, is primarily engaged in the transportation, marketing and production of natural gas and oil, and also conducts exploration and development activities, within the Appalachian Basin, particularly in Northwestern West Virginia. The Company owns and operates 105 oil and gas wells and also owns and operates an aggregate of over 100 miles of three-inch, four-inch and six-inch gas transmission lines located within West Virginia in the Counties of Ritchie, Tyler, Doddridge, and Pleasants, which pipeline system gathers the gas emanating from certain of such wells and from wells owned by third parties. The Company has approximately 7,175 leasehold acres in the Rose Run geological formation in Ohio and approximately 2,200 leasehold acres in the Sistersville, West Virginia field which forms part of the Keener and Big Injun sands geological formations, none of which has contributed to the revenues of the Company to date. The Company has conducted preliminary testing on portions of such acreage.

  In 1995, over 45% of the Company's revenues were derived from the sale of natural gas to interstate pipeline companies and natural gas marketing companies through marketing agreements, including one with Sancho. For the nine month period ended September 30, 1996, sales of natural gas by the Company pursuant to such marketing agreements accounted for approximately 18% of the Company's revenues. At September 30, 1996, the Company owned and operated 105 oil and gas wells, of which 85 gross wells (wells in which the Company owns a working interest) are gas wells and represent 77 net wells. A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one.

  In 1995, 86% of the gas sold by the Company was purchased from third parties. For the nine months ended September 30, 1996, 74% of the gas sold by the Company was purchased from third parties.

  Through Vulcan, its subsidiary acquired in August 1995, the Company also is engaged in crude oil gathering and marketing in Southeast Texas pursuant to oral agreements with oil producers which generally are terminable on thirty
(30) days notice by either party. Vulcan purchases both sweet and sour crude oils and deposits the same under written contracts, with Conoco, and also with Cardinalis, Cambridge and Gulf Mark. Conoco accounted for 78%, 67%, 82%, respectively, of Vulcan's revenues for the years ended December 31, 1993, December 31, 1994 and December 31, 1995. No other customer accounted for more than 10% of Vulcan's revenues.

  Sweet crude oil grades are composed of crude oils that have a sulphur content of .5% or less by weight. Sour crude oil grades are composed of crude oils that have a sulphur content greater than .5% by weight. Vulcan also purchases residual oil from storage and fuel tanks and resells such oil in the secondary market to, among others, burner fuel and general feed stock users. Vulcan is 80% owned by the Company and 20% owned by Nano-Tech Transactions, Inc. F. Worthy Walker, President and a director of Vulcan, is the sole shareholder, director and officer of Nano-Tech.

  The Company's business strategy is to increase its reserves and the production, gathering and sale of oil and gas from existing and acquired properties in the Appalachian Basin and to increase its volume of gathering and sale of oil in Southeast Texas.

  The Company's principal executive offices are located at 210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170, and its telephone number is
(304) 684-7053.

  Vulcan's principal executive offices are located at 3131 Turtle Creek Blvd., Suite 650, Dallas, Texas 75219 and its telephone number is (214) 526-1306.

                                   DILUTION

  As of September 30, 1996, the outstanding Common Stock of the Company had a net tangible book value of $1,001,998, or approximately $.31 per share. "Net tangible book value per share" represents the amount of total assets of the Company (less intangibles) reduced by the amount of total liabilities and divided by the total number of shares of Common Stock outstanding. The pro forma net tangible book value of the Company as of such date after giving effect to the sale by the Company of the Securities pursuant to the Offering
will be $    , or approximately $   per share. This represents an immediate
increase in net tangible book value of approximately $   per share to existing
stockholders after giving effect to the Offering, and an immediate dilution of
approximately $   per share, i.e., approximately   % of the Offering price of
$   per share after giving effect to the Offering, to new investors purchasing shares of Common Stock in this Offering. "Dilution per share" represents the difference between the price per share paid by the public investors and the net tangible book value per share at September 30, 1996, as adjusted, to give effect to the Offering.

  The following table illustrates the per share dilution in net tangible book value as described above.

Offering price per share of Common Stock............................. $
Offering Price per Redeemable Warrant................................ $.10
Net tangible book value per share, before Offering...................      $.31
Increase per share attributable to payment by public investors....... $
Pro forma net tangible book value per share, after Offering.......... $
Dilution per share to public investors...............................      $
                                                                           ====

  The foregoing table does not give effect to the possible exercise of the Underwriter's Warrant, the Overallotment Option, the exercise of the Redeemable Warrants offered hereby or the exercise of the Redeemable Warrants into which the Company's Bridge Warrants automatically will be converted upon the effectiveness of the Registration Statement. See "Underwriting" and "Description of Securities."

  The following table sets forth the percentage of equity to be purchased by public investors in this Offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total cash consideration paid by the present stockholders of the Company, exclusive of the shares of Common Stock underlying the Redeemable Warrants offered hereby, the shares of Common Stock underlying the Overallotment Option, the securities underlying the Underwriter's Warrant and the shares of Common Stock underlying the Redeemable Warrants into which the Company's Bridge Warrants automatically will be converted upon the effectiveness of the Registration Statement and the Overallotment Option. See "Certain Transactions and Relationships" and "Financial Statements."

                                                                  APPROXIMATE
                                     APPROXIMATE                  PERCENTAGE    AVERAGE
                          SHARES     PERCENTAGE     TOTAL CASH   OF TOTAL CASH CASH PRICE
                         PURCHASED OF TOTAL SHARES CONSIDERATION CONSIDERATION PER SHARE
                         --------- --------------- ------------- ------------- ----------
Public Stockholders.....                    %          $                 %       $
Present Stockholders....                    %          $                 %       $
Total...................

                                 RISK FACTORS

  Prior to making any investment decision, prospective purchasers should consider carefully, together with other information contained in this Prospectus, the following factors:

GOING CONCERN

  The Company has incurred operating losses for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 and net losses during each of such periods. The Company's management has included a footnote in the Company's Consolidated Financial Statements for the periods ended December 31, 1994 and 1995 relating to the Company's need to complete the Offering in order to remain a going concern. There is no assurance that the Company will complete the Offering, or if completed, the proceeds thereof shall be sufficient to enable the Company to continue as a going concern. See
Note 10 to Consolidated Financial Statements.

USE OF PROCEEDS--PAYMENT OF DEBT AND OFFICER SALARIES

  Assuming all of the Securities are sold pursuant to the Offering, up to approximately $1,489,000, or 60%, of the net proceeds to be received by the Company pursuant to the Offering will be used to repay accounts payable and short- and long-term debt obligations of the Company. To the extent revenues from operations are insufficient, up to $200,000 (approximately 8%) of net proceeds may be used to pay salaries of its officers and directors. See "Use of Proceeds."

DEPENDENCE UPON OFFERING PROCEEDS--NEED TO COMPLETE OFFERING

  The Company has an immediate need for the net proceeds of this Offering for, among other things, the repayment of certain current liabilities in the amount of $60,000 owed to the Bank of Paden City and to repay Unsecured Promissory Notes of the Company in the face amount of $600,000, none of which is payable to affiliates of the Company, with the balance being applied to the Company's exploration activities and working capital and working capital of Vulcan. Even if the Company is successful in completing this Offering, there can be no assurance that the Company will not need additional financing in the future or that if needed such financing will be available on terms acceptable to the Company. See "Use of Proceeds."

WORKING CAPITAL DEFICIT; NO ASSURANCE OF PROFITABILITY

  At December 31, 1995, the Company had a working capital deficit of $862,222 and had sustained a loss from operations of $1,849,720 for its fiscal year 1995, inclusive of the results of Vulcan's operations for the period from August 1, 1995 through December 31, 1995. At September 30, 1996, the Company had a working capital deficit of $1,646,111, stockholders' equity of $2,041,895, an accumulated deficit of $4,414,013 and a net loss of $693,811 for the fiscal quarter then ended. No assurance can be given that the Company will continue to be profitable in the future or that the Company, as a whole, or Vulcan, on a stand alone basis, will not continue to incur substantial losses in the future. The Company believes that the proceeds of the Offering are sufficient to sustain its currently existing operations for a period of at least one year.

  Vulcan had a working capital deficit of $383,730 at July 31,1995 and for the period from January 1, 1995 through July 31, 1995 sustained a cumulative net loss from operations of $77,720. For the nine month period ended September 30, 1996, Vulcan incurred a net loss of $550,627. No assurance can be given that Vulcan will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and the Consolidated Financial Statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

VULCAN'S CASH FLOW NEEDS--RISK OF CASH SHORTAGES

  Vulcan's arrangements with its suppliers require payment by the 20th day of the month following the month in which a supplier delivers oil to Vulcan. Consequently, Vulcan requires substantial amounts of available cash to pay its suppliers. Failure to pay suppliers on a timely basis could result in the termination of Vulcan's supply arrangements. In the event Vulcan is unable to generate sufficient cash from operations or other sources, such inability would have a material adverse impact on Vulcan's business. Shortages of cash to pay suppliers have caused Vulcan to lose suppliers. However, management believes that none of the suppliers lost as a result of Vulcan's cash flow shortages was a material supplier.

  Vulcan has experienced cash flow problems for the fiscal years ended December 31, 1993, 1994 and 1995 and for the nine month period ended September 30, 1996. The Company has infused an aggregate of $440,550 in working capital into Vulcan and intends to infuse an additional $175,000 out of the proceeds of the Offering. While there can be no assurance that Vulcan will not need further infusions of working capital, the Company believes that it has made adequate provisions for Vulcan's working capital needs for the next year.

VOLATILITY OF GAS AND OIL PRICES

  The Company's reserves, profitability and future rate of growth are substantially dependent upon prevailing prices for gas and oil. Such prices can be volatile. Prices are affected by market supply and demand factors, regional pricing variations, governmental action and weather conditions which are beyond the control of the Company. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of gas and oil. A substantial portion of the Company's revenues are derived from the sale of natural gas. Since 1991 the Company's annual average gas sales price has ranged from a high of $2.60 per Mcf in 1992 to a low of $2.02 per Mcf in 1995. The Company's (excluding Vulcan) annual average oil sales price has ranged from a high of $18.20 per Bbl in 1992 to a low of $14.89 per Bbl in 1993. For the year ended December 31, 1995, the average sales prices for gas and oil were $2.02 per Mcf and $16.44 per Bbl, respectively. For the nine months ended September 30, 1996, the average sales prices for gas and oil were $2.93 per Mcf and $18.78 per Bbl, respectively. Any significant or extended decline in the prices of gas and oil could have a material adverse effect on the Company's financial condition and results of operations. See "Business and Properties--Current Business Activities--Production and Sales Statistics."

  Vulcan's revenues and future rate of growth are substantially dependent upon prevailing prices for oil in Southeast Texas. Such prices can be volatile. Prices are affected by market supply and demand factors as well as governmental action and weather conditions which are beyond the control of Vulcan. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil. Since 1993, Vulcan's annual average oil sales price has ranged from a high of $20.45 per Bbl in 1993 to a low of $17.76 per Bbl in 1995. For the twelve months ended December 31, 1995, the average sales prices for oil was $17.76 per Bbl. Any significant or extended decline in the price of oil could have a material adverse effect on Vulcan's financial condition and results of operations.

POTENTIAL CHANGE IN APPALACHIAN GAS PRICE PREMIUM

  Spot prices for gas sold from Appalachian wells historically have been higher than those for gas produced in the Gulf Coast and the Mid-Continent of the United States, generally because of the geographic proximity to the Northeast gas markets. No assurance can be given that this price advantage will continue. Prices received for gas produced by the Company will be affected by, among other factors, supply/demand patterns for natural gas, transportation and gas gathering costs and the effect of governmental regulations.

QUARTERLY VARIATIONS

  The Company's operating results are subject to quarterly variation due to, among other factors, weather conditions and the supply and demand factors affecting the natural gas markets. Historically, the demand and price paid for natural gas has increased in the cold winter months and decreased in the warm summer months. Consequently, the Company believes that its results of operations should be viewed on an annual basis.

  Vulcan's operating results are subject to quarterly variation due to, among other factors, weather conditions and the supply and demand factors affecting the oil market. Historically, the demand and price paid for the grades of oil gathered and marketed by Vulcan have fluctuated in accordance with prevailing oil market conditions generally. Consequently, the Company believes that Vulcan's results of operations should be viewed on an annual basis.

UNCERTAINTIES IN RESERVE ESTIMATES

  Estimates of the Company's proved reserves and future net revenues appearing elsewhere in this Prospectus are based primarily on the engineering reports prepared by S. M. Deal & Associates, independent petroleum engineers dated October 24, 1995, a copy of which is attached to this Prospectus as Appendix A and incorporated herein by reference. Management believes that the disclosure of the information contained in such report fairly and accurately portrays the information contained therein. Gas and oil reserves cannot be measured in an exact way, and estimates of other engineers might differ materially from those shown herein. Certain events, including production history, acquisitions and sales of properties, changes in prices and further drilling and development could result in increases or decreases of estimated proved reserves or estimates of future net earnings. As of July 1, 1995, the reported estimates of future cash flows reflect average gas and oil prices of $2.00 per Mcf and $20.00 per Bbl, respectively. There can be no assurance, however, that such prices will be realized or that the volumes projected will be produced during such periods indicated in the Summary Reserve Report. Future performance that deviates from the engineering reports could have a material adverse effect on the Company. In addition to the uncertainties in projecting future prices and rates of production, there are numerous uncertainties inherent in estimating quantities of recoverable natural gas and oil reserves, production costs and future development expenditures, including many factors which are beyond the control of the Company. See S.F.A.S. 69 Supplemental Disclosure Footnote to the Consolidated Financial Statements of the Company.

ACQUISITION AND DRILLING RISKS

  The future success of the Company's operations will be largely dependent upon its ability to replace and expand its gas and oil reserves through the acquisition of producing properties and the exploration for and development of gas and oil reserves. Without successful acquisitions and exploitation, exploration and development operations, the Company will not be able to replace the reserves being depleted by production and/or reduce its current dependence on purchases of gas from third party producers, and its assets and revenues will decline over time. In such event, the Company would be forced to purchase larger quantities of gas at then current market rates or cease some or all of its gas and oil delivery operations. There can be no assurance that the Company's acquisition, exploitation, exploration and development activities will result in the replacement of, or additions to, the Company's reserves. Successful acquisition of producing properties generally requires, among other things, accurate assessments of recoverable reserves, future gas and oil prices, operating costs and potential environmental risks and other liabilities. Such assessments are necessarily inexact and their accuracy is inherently uncertain. Exploration and development of gas and oil reserves by the Company involves a degree of risk that no commercial production will be obtained or that production will be insufficient to recover drilling and completion costs. Drilling also may be curtailed, delayed or canceled as a result of many factors, including, among other things, unacceptably low prices, title problems, weather conditions, labor shortages and equipment delivery problems.

VULCAN'S DEPENDENCE UPON SUPPLIERS

  Vulcan's future success will be largely dependent upon its ability to expand its oil gathering activities through expansion of its access to oil producing properties and other crude and/or waste oil suppliers. Without continued access to oil producing properties and other crude and/or waste oil suppliers, Vulcan's revenues will decline over time. There can be no assurance, however, that Vulcan will be able to add to or maintain its existing level of access to oil producing properties and waste oil suppliers. Many factors, including, among other things, unacceptably low prices, title problems, well transfers, competition, weather conditions, labor shortages and equipment delivery problems may affect Vulcan's access to such sources of supply. Vulcan's typical supplier agreement is an oral agreement cancelable upon thirty days prior notice. In the event a significant number of such contracts were to be terminated and Vulcan were to be unable to replace such contracts, Vulcan's operation could be materially impaired.

MARKETING RISKS

  The availability of a ready market for the Company's gas and oil depends on numerous factors beyond its control, including, among other factors, the demand for and supply of gas and oil, the proximity of the

Company's natural gas and oil reserves to pipelines, the capacity of such pipelines, the cooperation of pipeline owners, general economic conditions, fluctuations in seasonal demand and the effects of inclement weather and governmental regulation. In addition, under certain gas purchase arrangements the Company is subject to the risk of periodic reduced purchases or access to pipelines. Any significant reduction or curtailment of production for an extended period of time could have a material adverse effect on the Company's results of operation. See "Business and Properties--Markets and Customers."

  The availability of a ready market for Vulcan's gathered oil depends on numerous factors beyond its control, including, among other factors, the demand for and supply of sweet and sour grades of oil, the proximity of Vulcan's lease crude gathering operations to pipelines, the capacity of such pipelines, the cooperation of pipeline owners, general economic conditions, fluctuations in seasonal demand and the effects of inclement weather. Any significant reduction or curtailment of access to oil producing properties or other crude and/or waste oil suppliers for an extended period of time, whether by termination or otherwise, could have a material adverse effect on Vulcan's results of operation. See "Business and Properties--Current Business Activities--Vulcan Energy Corporation."

OPERATING HAZARDS AND ENVIRONMENTAL RISKS

  The Company is subject to all risks normally incident to the exploration for and production and transmission of gas and oil, including pipeline leaks, well blow-outs, uncontrollable flows of gas, oil, brine or well fluids into the environment, fires, explosions, cratering, pollution and other environmental risks. Certain of these risks, however, are relatively lower for Appalachian-based producers because of low production volumes, lower pressures and the minimal quantities of oil and brine production. The occurrence of any of these hazards could, nonetheless, result in substantial losses to the Company due to damage or destruction of gas and oil wells, formations or production facilities, damage or injury to property and persons or suspension of operations. Based on its loss experience, the Company believes that it has adequate insurance coverage. The occurrence of an event not fully covered by insurance could, however, have a material adverse effect on the financial condition and operations of the Company. See "Business and Properties-- Operational Hazards and Insurance."

  Vulcan's operations depend on its ability to transport oil via trucks. Any impairment of Vulcan's ability to transport oil would have a material adverse effect on Vulcan's operations.

UNCERTAIN EFFECTS OF GOVERNMENT REGULATION

  The Company, in common with other companies in the oil and gas industry, is extensively regulated by federal, state and local authorities. Legislation affecting the industry is constantly changing and/or expanding, particularly with respect to environmental matters. Although the Company believes that it is in material compliance with all such laws and regulations, there can be no assurance that new laws or regulations or new interpretations of existing laws and regulations will not subsequently increase the cost of compliance or otherwise adversely affect the Company's operations. See "Business and Properties--Regulation."

  Federal Energy Regulatory Commission ("FERC") Order 636, as revised ("Order 636"), requires, among other things, the "unbundling" or separating of various components of the services of interstate pipeline companies, such as supply, gathering, transportation and sales. As an oil and gas producer, the Company is not subject to these regulations. As an intrastate pipeline company, the Company is not directly subject to these regulations. However, because the Company's pipelines connect to pipelines of interstate pipeline companies, and such "unbundling" could have an effect on the Appalachian Basin premium on gas prices, the Company's operations may be affected by these regulations. Consequently, the Company is unable to predict the ultimate impact of these regulations on the Company's gas sales or prices. See "Business and Properties--Regulation."

TEXAS RAILROAD COMMISSION--REQUIRED REPORTS BY SUPPLIERS

  Vulcan gathers a substantial portion of the oil it transports directly from the wells of third party producers. The right to gather from each such producer is evidenced by each such producer's filing of a required report with the Texas Railroad Commission, which then issues an authorization to Vulcan to transport production from each such producer's well. The failure of a producer to file such report would prevent Vulcan from transporting such producer's oil.

COMPETITION

  The oil and gas industry is highly competitive. The Company encounters strong competition from numerous oil and gas companies, drilling and income programs, partnerships and oil gatherers. Many of these competitors possess larger staffs and greater financial resources which enable them to identify and acquire more economically desirable producing properties than the Company. The Company also faces intense competition in the marketing of gas and oil from competitors including other producers as well as marketing companies. See "Business and Properties--Competition."

  The Company markets approximately 75% of its gas to Sancho, which, in turn, sells such gas to Hope Gas Inc. ("Hope"). Were it not for the relationship between Hope and Sancho, Hope would compete directly with the Company for the sale of gas to certain customers, specifically OSI Specialities, Inc. and Consolidated Aluminum of America, Inc. See "Business and Properties--Business Strategy and Development" and "Business and Properties--Competition."

  Vulcan competes directly with other oil gathering operations in Southeast Texas. Several of these operations are substantially larger than Vulcan and possess greater financial and other resources.

SHARES AVAILABLE FOR FUTURE SALE

  As of the date of this Prospectus, the Company has issued and outstanding
3,238,677 shares of Common Stock. If the Offering is completed,     shares of
Common Stock will be outstanding immediately thereafter. Commencing one year
after the effective date of this Prospectus an aggregate of     shares of
Common Stock are issuable upon exercise of the Redeemable Warrants offered hereby. In the event of such issuances, such shares may be sold on the open market. Sales of substantial amounts of the Common Stock in the public market following this Offering could adversely affect the market price for the Common Stock. The shares of Common Stock sold in this Offering will be immediately eligible for resale in the public market without restriction unless acquired by an affiliate of the Company.

  In addition, upon the effectiveness of the Registration Statement all Bridge Warrants automatically will be converted into Redeemable Warrants without any further action by, or cost to, the holders of such Bridge Warrants and such holders now hold Redeemable Warrants having the same terms as the Redeemable Warrants. Certain of such Redeemable Warrants and the shares of Common Stock underlying such Redeemable Warrants, aggregating 1,600,000 shares, have been registered under the Securities Act, and, upon the effectiveness of the Registration Statement, such Redeemable Warrants and shares of Common Stock will be immediately eligible for resale by the holders thereof. The holders of such Redeemable Warrants are subject to the Company and Underwriter's Lock-ups. The Underwriter has agreed that it will not release the Underwriter's Lock-up for at least three months following the effective date of the Registration Statement of which this Prospectus forms a part. After expiration of such three month period, the Underwriter may permit sales of such securities by such investors upon written request by such holders. The extent to which such sales will be permitted will depend on the evaluation by the Underwriter of a number of factors, including the trading volume of the securities on the NASDAQ and the number of securities which such holders have requested to sell as Selling Securityholders. Sales of substantial amounts of the Redeemable Warrants in the public market following this Offering would adversely affect the market price for the Redeemable Warrants. Shares obtained upon exercise of the Bridge Warrants in the absence of conversion into such Redeemable Warrants will be restricted as their resale under Rule 144 of the Securities Act. See "Description of Securities," "Principal and Selling Securityholders--The Selling Securityholders" and "Shares Eligible for Future Sale."

DILUTION

  Purchasers of the shares of Common Stock offered hereby will experience
immediate and substantial dilution of $   per share of Common Stock between
the public offering price of $   per share and the pro forma net tangible book
value of $   per share after giving effect to the Offering. See "Dilution."

CONTROL OF COMPANY BY MANAGEMENT

  Following the consummation of the Offering, the present directors and
officers of the Company will own in the aggregate approximately   % of the
outstanding Common Stock of the Company, and accordingly, they will very likely be able to elect the entire Board of Directors of the Company and generally direct the affairs of the Company. See "Management" and "Principal Stockholders."

RELIANCE ON COMPANY'S MANAGEMENT; MANAGEMENT OF VULCAN

  The Company is reliant upon the services of its President, Loren E. Bagley, and its Vice President, William F. Woodburn, both of whom serve as directors of the Company. The loss of the services of such executives, or an inability to attract and retain additional, qualified personnel when needed in the future could have a material adverse effect on the Company's business. There is substantial competition in the oil and gas industry for qualified personnel, including competition from companies with substantially greater resources than those of the Company. At present, the Company maintains key man life insurance on the lives of Loren E. Bagley and William F. Woodburn in the amount of $250,000 per individual. The beneficiary of such policies is the First National Bank of St. Marys, West Virginia and is held as collateral for certain obligations of the Company to such bank. See Consolidated Financial Statements and notes thereto. See "Management."

  The Company's new subsidiary, Vulcan, is dependent upon the management of the subsidiary. Such management is provided by Nano-Tech, a Delaware corporation, which owns 20% of the issued and outstanding capital stock of Vulcan and a 20% interest before taxes in the profits of Vulcan, pursuant to a Management Agreement the term of which ends on August 8, 2005. For its services, Nano-Tech receives an annual fee of $252,000, payable monthly. The Management Agreement provides that in the event such Agreement is terminated by the Company without cause or Vulcan terminates its operations, the aggregate amount of the management fee payable for the balance of the term of the Management Agreement shall be payable to Nano-Tech, subject to a net present value reduction of 10% per annum for the balance of the original term of the Management Agreement. In the event of a termination of the Management Agreement, Vulcan may not have sufficient resources to pay the amount of such management fee. Nano-Tech provides all management services, including the services of F. Worthy Walker its President and a director, necessary for the operation of Vulcan. In the absence of the services and personnel provided by Nano-Tech the Company would be unable to manage Vulcan on its own.

  F. Worthy Walker, Vulcan's President and a director, is also owner of all of the issued and outstanding capital stock of Nano-Tech. The other officers of Vulcan are Loren E. Bagley, its Vice President, and William F. Woodburn, its Secretary and Treasurer. Messrs. Bagley and Woodburn also serve as two of Vulcan's three directors. The previous statements as to the loss of services are applicable to Vulcan's management as well as to the Company. See "Business and Properties--Current Business Activities--Vulcan Energy Corporation."

DEPENDENCE UPON LIMITED NUMBER OF CUSTOMERS BY THE COMPANY

  Although management believes that the Company is not dependent upon any one customer, its marketing arrangement with Sancho accounted for approximately 66% of the Company's revenue for the year ended December 31, 1994, approximately 45% of the Company's revenue for the year ended December 31, 1995 (which included Vulcan's revenues for the period August 1, 1995 through December 31, 1995) and approximately 11% for the nine months ended September 30, 1996. This marketing agreement is in effect until September 1, 2008. All of the gas marketed by Sancho is sold to Hope. In the event Sancho's relationship with

Hope is discontinued for any reason, it could have a material adverse effect on the Company, but the Company believes it will be able to maintain a direct arrangement with Hope although there can be no assurance that such arrangement would be maintained. The majority of the balance of the gas sold by the Company is marketed under an open agreement with Central Trading Company ("CTC") whereby CTC, for a fee equal to 2% of the price of gas brokered by it, acts as a broker and arranges for buyers of the Company's gas at a specific purchase price based upon 98% of the Natural Gas Intelligence Index. The price under the agreement is set monthly and gas is sold as available with no volume requirements or restrictions. None of the individual buyers pursuant to this agreement account for more than 10% of the Company's total revenue. No other single customer accounts for more than 10% of the Company's business. See "Business and Properties--Markets and Customers" and "Certain Transactions and Relationships--Sancho Oil and Gas Corporation."

  Although management believes that Vulcan is not dependent upon any one customer, for the periods ended December 31, 1994, December 31, 1995, Conoco accounted for 67% and 85%, respectively, of Vulcan's revenues for such periods through its LACT arrangement with Conoco. This LACT arrangement may be terminated by either party upon thirty days prior written notice to the other. See "Business and Properties--Markets and Customers".

THE COMPANY'S DEPENDENCE UPON SUPPLIERS

  During 1995, approximately 86% of the gas sold by the Company was produced by wells owned by third parties from whom the Company purchased such gas. For the nine month period ended September 30, 1996, approximately 74% of the gas sold by the Company was produced by wells owned by third parties from whom the Company purchased such gas. The wells owned by such third parties are connected only to the Company's pipelines and such pipelines presently represent the only effective means of gathering gas from such wells. Such suppliers could install additional pipelines connecting such suppliers' wells to other gathering systems. During the nine month period ended September 30, 1996, no suppliers of gas to the Company installed new pipelines connecting the wells owned by such third parties to other gathering systems. There can be no assurance that third party suppliers will not implement such programs in the future. See "Business and Properties--Markets and Customers."

LIMITED GEOGRAPHIC AREAS

  Both the Company and Vulcan operate in limited geographic areas. In the Company's case, its area of operations is limited to that portion of the Appalachian Basin in Northwestern West Virginia. In Vulcan's case, its operations are limited to a radius of seventy-five miles around Poteet, Texas. The nature of the Company's and Vulcan's respective operations necessarily limit their geographic scope. Such limitations restrict their abilities to expand their respective operations.

CONFLICTS OF INTEREST

  The Company operates from office space provided by Sancho on a rent free basis. Sancho also purchases a substantial amount of the gas produced by the Company. A majority of the outstanding capital stock of Sancho is owned by the wife of the Company's President and Chief Executive Officer. While the Company's management believes that these arrangements with Sancho are least as favorable as the Company would receive from third parties, there can be no assurance that these arrangements will continue in the future. A substantial portion of the gas marketed by Sancho is sold to Hope. In the event Sancho's relationship with Hope, or the Company's relationship with Sancho, is discontinued for any reason, the Company believes it will be able to maintain a direct arrangement with Hope although there can be no assurance that such arrangement will be maintained. See "Business and Properties--Markets and Customers" and "Certain Transactions and Relationships--Sancho Oil and Gas Corporation."

  F. Worthy Walker is President and a director of Vulcan. Mr. Walker also is President and sole shareholder and director of Nano-Tech which owns 20% of Vulcan. Mr. Walker also is President and sole director and shareholder of PMC. Presently, PMC is inactive. Loren E. Bagley, President and Chief Executive Officer and a director of the Company, is Vice President and a director of Vulcan. William F. Woodburn, Vice President and a director of the Company, is Secretary and a director of Vulcan. Nano-Tech is entitled to a management fee equal to $252,000 per year pursuant to a Management Agreement between Nano-Tech and Vulcan. While the Company's management believes that these arrangements between Vulcan and Nano-Tech are at least as favorable as would be received from third parties, there can be no assurance that these arrangements will continue in the future. See "Business and Properties-- Current Business Activities--Vulcan Energy Corporation".

TRANSACTIONS WITH RELATED PARTIES

  The Company and its officers and directors have engaged in various transactions relating to the acquisition of oil and gas properties and pipelines and the distribution of oil and gas. The Company believes that all such transactions were effected on terms no less favorable to the Company than those available from third parties. See "Business and Properties--Markets and Customers" and "Certain Transactions and Relationships."

RECENT SALES OF SECURITIES BY THE COMPANY'S MANAGEMENT

  Between June 1995 and June 1996, members of the Company's management sold an aggregate of 219,667 shares of the Company's Common Stock for an aggregate consideration of $443,156, or an average of $2.02 per share, through various broker-dealers. The proceeds of such sales were used to extend loans to the Company to fund its working capital needs. See "Certain Transactions and Relationships--Recent Sales of Securities by Members of Management."

BENEFITS TO OFFICERS AND DIRECTORS

  Certain of the Company's officers and directors presently are individual guarantors of certain obligations of the Company to third parties. In certain cases, such officers and directors pledged certain shares of the Company's Common Stock owned by them as security for such obligations. The Company intends to use $555,000, or 22.5%, of the net proceeds of the Offering, to satisfy such obligations. Satisfaction of such indebtedness by the Company will release the guarantors thereof from their respective personal guarantees and release the shares of Common Stock used to secure such guarantees from such pledges. See "Use of Proceeds" and "Certain Transactions and Relationships."

NO DIVIDENDS

  The Company has not paid any dividends since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. There can be no assurance that the Company will operate profitably in the future. See "Dividend Policy" and "Description of Securities--Dividends."

NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE OF SECURITIES AND EXERCISE PRICE OF REDEEMABLE WARRANTS; POSSIBLE VOLATILITY OF STOCK PRICES

  Prior to October 1994, the Common Stock traded on a limited basis in the over-the-counter market and quotations, when available, were published on the OTC Bulletin Board under the symbol "TSRG", and in the NQB "pink sheets" under Trans Energy, Inc. In October 1994, the Common Stock was accepted for trading on the Nasdaq Small Cap Market and is currently listed under the symbol "TSRG". Prior to this Offering, there has been no public market for the Redeemable Warrants. There can be no assurance that the trading market for the Common Stock on the Nasdaq Small Cap Market will continue or that a public market will develop in the Redeemable Warrants following the Offering. The Company intends to continue trading its Common Stock, including the shares of Common Stock which are the subject of this Offering, under the symbol "TSRG" and has applied for quotation of the Redeemable Warrants on the Nasdaq Small Cap Market under the symbol "TSRGW". There can be no assurance, however, that the trading market for the Company's Common Stock will continue subsequent to this Offering or that a trading market will develop after this Offering for the

Redeemable Warrants, or that, if developed, such markets will be sustained. Purchasers of the Company's Common Stock and Redeemable Warrants might be unable to sell such securities in the absence of adequate trading markets. See "Price Range of Common Stock" and "Underwriting."

  The offering price of the Common Stock was determined based on the market price of the Common Stock on Nasdaq on the date hereof. The terms of the Redeemable Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to established valuation criteria. Factors considered in determining such terms, in addition to prevailing market conditions, included an assessment of the prospects for the industry in which the Company competes, the Company's management and the Company's capital structure. See "Underwriting."

  The trading prices of the Common Stock and Redeemable Warrants are expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of technological innovations by the Company or competitors, general conditions in the oil and gas industry and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies and that are often unrelated to operating performance. See "Underwriting."

RECENTLY ORGANIZED UNDERWRITER; UNDERWRITER'S WARRANT

  L.B. Saks & Co. (the "Underwriter") commenced operations on August 2, 1994 and provides investment banking and brokerage services for its customers. Prior to this Offering, the Underwriter has not served as a managing underwriter in any public offerings or as a member of the underwriting group in any public offerings. The Underwriter, however, has acted as a member of a selling group in five (5) public offerings. Because of the Underwriter's lack of experience as a managing underwriter, there can be no assurance that the Company will be able to complete this Offering or, if completed, that the Common Stock or Redeemable Warrants can be supported adequately in the public market.

  The Company has agreed to sell to the Underwriter or its designees, at a
price of $10.00, a Warrant to purchase up to a total of    shares of the
Common Stock and     Redeemable Warrants ("Underwriter's Warrant"). The
Underwriter's Warrant is exercisable for a period of four years commencing one year from the date hereof. The Underwriter's Warrant and underlying Securities will not be transferable during the life of the Underwriter's Warrant except to officers and partners of the Underwriter and to members of the selling group of underwriters and such members' respective officers and partners. The Common Stock underlying the Underwriter's Warrant may be purchased at a price per share equal to 165% of the price per share of Common Stock offered hereby. The Redeemable Warrants underlying the Underwriter's Warrant are exercisable at a price equal to 165% of the exercise price of the Redeemable Warrants offered to the public hereby. Any profit realized upon any resale of the Underwriter's Warrant or upon any sale of the Securities underlying same will be for the benefit of the holders of the Underwriter's Warrant. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Securities underlying the Underwriter's Warrant under the Securities Act at the Company's expense on one occasion upon the request of a majority of the holders thereof. For the life of the Underwriter's Warrant, the holders thereof are given the opportunity to profit from a rise in the market for the Company's securities, with the resulting dilution in the interest held by the Company's shareholders. The terms under which the Company could obtain additional capital might be adversely effected during the life of the Underwriter's Warrant, and the holders thereof might be expected to exercise the Underwriter's Warrant when the Company would, in all likelihood, be able to obtain any needed capital by an additional offering of its securities on terms more favorable than those provided in the Underwriter's Warrant. See "Underwriting."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF REDEEMABLE WARRANTS

  The Redeemable Warrants may be redeemed by the Company at any time after one
(1) year from the date of this Prospectus at a redemption price of $.10 per Redeemable Warrant upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Small Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the notice of redemption. Notice of redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Redeemable Warrants at the then current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept a redemption price which would be substantially less than the then market value of the Redeemable Warrants at the time of redemption. See "Description of Securities--Redeemable Warrants."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE REDEEMABLE WARRANTS

  The Company will be able to issue shares of its Common Stock upon exercise of the Redeemable Warrants only if at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Redeemable Warrants under an effective registration statement filed with the Securities and Exchange Commission (the "Commission") and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Redeemable Warrants. Although the Company intends to have all shares of Common Stock so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating to such shares until the expiration of the Redeemable Warrants, there can be no assurance that it will be able to so do. The Redeemable Warrants may be deprived of any value and the market for the Redeemable Warrants may be limited if a current prospectus covering the Common Stock issuable upon exercise of the Redeemable Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such Redeemable Warrants then reside. See "Description of Securities."

TITLE TO PROPERTY--QUITCLAIMS

  Substantially all of the Company's interests are held pursuant to leases from third parties. Title to properties is subject to royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens relating to amounts owed to the operator, liens for current taxes not yet due and other encumbrances. Consistent with industry practice, typically no title search is made on such properties. In many instances, an encumbrance on title or the existence of any of the foregoing interests in the property are not recorded. The Company believes that such burdens neither materially detract from the value of such properties nor the respective interests therein, or materially interfere with their use in the operation of the business. See "Business and Properties--Gas and Oil Properties."

GAS PRICE FLUCTUATIONS

  The price paid by Hope to the Company through Sancho under Sancho's gas purchase contract with the Hope is based upon a residential fuel price index and a published industry index price. The election of which price shall be paid is at Sancho's option. While such option may reduce the risk that the price of gas payable to the Company pursuant to such contract is less than the price of gas payable by the Company to third party producers, there can be no assurance that such option shall provide complete price protection to the Company or that the Company will not be able profitably to sell gas to Hope or may be required to reduce or curtail its sales of gas to Hope. See "Business and Properties--Markets and Customers" and "Certain Transactions--Sancho Oil and Gas Corporation."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1996 and as adjusted to reflect the consummation of this Offering and the application of the estimated $2,469,248 of net proceeds to be received by the Company from the Offering. See "Use of Proceeds." This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

                                                             SEPTEMBER 30, 1996
                                                             ------------------
                                                  ACTUAL        AS ADJUSTED
                                                -----------  ------------------
Debt(1):
  Current portion.............................. $ 1,040,169      $  280,169
  Long-term....................................   2,520,669       2,135,669
                                                -----------      ----------
    Total......................................   3,560,838       2,415,838
Stockholders' Equity:
  Common Stock, par value $.001; 30,000,000
   shares authorized; 3,238,677 shares issued
   (   shares as adjusted).....................       3,239           3,239(2)
  Capital in excess of par value...............   6,452,669       8,981,917
   Accumulated deficit.........................  (4,414,013)     (4,474,013)
                                                -----------      ----------
    Total stockholders' equity.................   2,041,895       4,511,143
                                                -----------      ----------
    Total capitalization.......................   5,602,733       6,926,981

--------
(1) See Note 3 to the Notes to the Consolidated Financial Statements for December 31, 1995 and December 31, 1994 for a description of the Company's short- and long-term debt.
(2) Does not take into account shares of Common Stock or Redeemable Warrants to be issued pursuant to this Offering.

                          PRICE RANGE OF COMMON STOCK

  The Company's Common Stock is listed on the Nasdaq Small Cap Market under the symbol "TSRG." In October 1994, the Company's Common Stock was accepted for trading on the Nasdaq Small Cap Market. Prior to that time, the Company's Common Stock traded on a limited basis in the over-the-counter market and quotations, when available, were published on the OTC Bulletin Board and in the NQB "pink sheets" under Trans Energy, Inc.

  The following table sets forth the range of high and low sales prices for the Common Stock as reported by the Nasdaq Small Cap Market for each quarterly period since the fourth quarter of 1994. Because only a nominal market existed for the Company's Common Stock prior to October 1994, historical price information is set forth below for the quarterly periods commencing with the fourth quarter of 1994.

                                                                     HIGH   LOW
                                                                     ----- -----
1994
  Fourth Quarter.................................................... $5.37 $2.09
1995
  First Quarter..................................................... $2.79 $1.06
  Second Quarter.................................................... $1.19 $ .97
  Third Quarter..................................................... $3.25 $1.03
  Fourth Quarter.................................................... $3.63 $2.75
1996
  First Quarter..................................................... $3.50 $2.63
  Second Quarter.................................................... $6.00 $2.50
  Third Quarter..................................................... $5.25 $2.88

  As of December 4, 1996, there were 182 holders of record of the Common Stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers.

                                DIVIDEND POLICY

  The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend upon, among other things, the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not declared any cash dividends since its inception, and it has no present intention of paying any cash dividends on its Common Stock in the foreseeable future since it expects to use earnings, if any, to finance the Company's growth.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                                         NINE
                              YEAR ENDED DECEMBER 31,         MONTHS ENDED SEPTEMBER 30,
                          ----------------------------------  -------------------------------
                             1993        1994        1995         1995           1996
                          ----------  ----------  ----------  -------------  ----------------
                                                  (RESTATED)          (UNAUDITED)
                                                                              (RESTATED)
STATEMENT OF INCOME
 DATA:
Total Revenues..........  $  625,794  $2,940,239  $2,828,162  $   2,082,944  $   4,203,503
Expenses:
 Cost of oil & gas
  produced..............     474,181   2,309,448   2,392,907      1,558,484      3,786,826
 Salaries & wages.......      98,500     109,003     178,558        211,828        102,995
 Depreciation and
  depletion.............      36,128     179,308     228,692        135,505        293,450
 Selling, general &
  administrative........     203,726     246,962   1,833,338        346,165        660,221
 Interest...............      38,354     140,675     347,282        130,790        751,252
Income (loss) before
 income taxes & minority
 interests and
 extraordinary item.....    (225,095)    (45,157) (2,194,675)      (299,828)    (1,391,241)
Minority interest.......      50,245     (18,409)    (10,403)        (9,552)        39,393
Extraordinary income....         --          --          --             --           9,556
Net Income (loss).......    (174,850)   ( 63,566) (2,205,078)      (309,380)    (1,342,292)
Net loss per share......        (.14)       (.02)       (.71)          (.09)          (.42)
Net loss per share
 (including conversion
 of debentures).........        (.14)       (.02)       (.71)          (.09)          (.42)
Weighted average common
 shares outstanding.....   1,276,277   3,024,122   3,116,435      3,099,122      3,233,298
                                    DECEMBER 31,                     SEPTEMBER 30,
                          ----------------------------------  -------------------------------
                             1993        1994        1995         1995           1996
                          ----------  ----------  ----------  -------------  ----------------
                                                  (RESTATED)          (UNAUDITED)
                                                                              (RESTATED)
BALANCE SHEET DATA:
Fixed assets............  $4,575,106  $4,728,567  $5,184,856  $   4,688,751  $   5,116,947
Total assets............   5,235,687   5,255,637   6,705,278      5,180,106      6,672,792
Current liabilities.....   1,332,735   1,507,730   1,206,190      1,509,250      2,110,280
Long-term debt, less
 current portion........   1,079,572     969,684   2,898,508        969,684      2,520,669
Stockholders Equity.....   2,812,799   2,749,233   2,561,187      2,652,443      2,041,895

                                USE OF PROCEEDS

  Assuming all of the Securities are sold, the net proceeds to be received by the Company, after deducting underwriting commissions and the expenses of the Offering, will total approximately $2,529,248. The anticipated net proceeds of the Offering are intended to be applied approximately as follows:

                                                       APPROXIMATE
                                                          AMOUNT   PERCENTAGE
                                                       ----------- ----------
   Working capital for funding of receivables and
    general and administrative expenses(1)............ $  305,248     12.1%
   Working capital for funding Vulcan's operations....    175,000      6.9
   Development costs for the Company's Sistersville
    acreage...........................................    500,000     19.8
   Accounts payable...................................    275,000     10.9
   Repayment of Unsecured Notes and accrued
    interest(2).......................................    656,000     25.9
   Repayment of short term debt and accrued
    interest(3).......................................    173,000      6.8
   Repayment of long term debt(4).....................    385,000     15.2
   Consulting fees payable to the Underwriter(5)......     60,000      2.4
                                                       ----------    -----
     Total............................................ $2,529,248    100.0%
                                                       ==========    =====

--------
(1) To the extent that there are insufficient revenues from operations, up to $200,000 (approximately 8%) of the net proceeds allocated to working capital of the Company may be used to pay officers' and directors' salaries.
(2) In March 1996 the Company issued $600,000 principal amount of 12% Unsecured Promissory Notes ("Unsecured Notes") as part of its offering of Bridge Units composed of Unsecured Notes and Bridge Warrants. The aggregate principal amount of such Notes, together with accrued interest thereon, is due and payable on the earlier of March 1997 or the tenth day following the Closing. Estimated interest expenses are $56,000 if the Unsecured Notes are repayed on December 31, 1996. The proceeds of the Unsecured Notes (1) $300,000 was used to repay the principal amount of Secured Notes issued by the Company in August 1995, plus $21,659 in accrued interest on such notes, (2) $80,000 was used to repay institutional debt incurred in connection with the Vulcan acquisition, (3) $39,650 was used to pay the Underwriter compensation for acting as placement agent for such offering, (4) $43,910 was used to pay legal and other costs incurred in connection with the offering of the Company's units composed of the Unsecured Notes and Bridge Warrants, (5) $30,000 was used as an advance to the Underwriter of the Underwriter's non-accountable expense allowance for this Offering and (6) $84,781 for working capital purposes and expenses contemplated in connection with this Offering.
(3) Composed of (i) two obligations of $30,000 and $30,000, maturing on October 13 and November 17, 1996, respectively, and owed to the Bank of Paden City, all of which obligations are guaranteed by Loren E. Bagley, William F. Woodburn and Mark D. Woodburn, and (ii) $100,000 borrowed from William Stevenson on May 7, 1996 and repayable on December 29, 1996 in one installment of principal and interest of $113,000, for which obligation the Company and Messrs. Bagley, William F. Woodburn and John B. Sims are jointly and severally liable. Such loan is secured by the pledge of 200,000 shares of the Company's Common Stock owned by Janet L. Woodburn, the wife of William F. Woodburn. The proceeds of such obligations were used for working capital purposes. See "Certain Transactions and Relationships."
(4) Composed of (1) $150,000 borrowed from John C. Allen on July 27, 1995 and payable in one installment of principal and interest, accruing at the annual rate of 12%, on June 15, 1997 and guaranteed by Messrs. Bagley and William F. Woodburn, (2) $135,000 borrowed from Marden Rehabilitation Associates, Inc. on September 1, 1995 and repayable in one installment of principal and interest, accruing at the rate of 1.5% per month on the principal amount from time to time outstanding, on June 15, 1997, and guaranteed by Mr. Bagley, and (3) $100,000 borrowed from Magco, Inc. on August 4, 1995, repayable in one installment of principal and interest accruing at the annual rate of 18%, on June 30, 1997. The Company may prepay each note at any time prior to maturity without premium or penalty. All such indebtedness except for $100,000 borrowed from Magco, Inc. was used to finance the Vulcan acquisition. The $100,000 borrowed from Magco, Inc. was applied toward the purchase price of the Sistersville acreage. See "Certain Transactions and Relationships."

(5) The Company has agreed to enter into an agreement with the Underwriter retaining it as financial consultant for a period of two years from the date hereof. Pursuant to such agreement, the Underwriter will receive a fee equal to $5,000 per month, $60,000 of which is to be paid on or before the closing of this Offering.

  Pending utilization of the proceeds, the funds may, at the discretion of management, be invested in money market accounts, certificates of deposit and short-term government securities.

  The foregoing represents the Company's current estimate of the uses of the net proceeds of the Offering and its plan of operations. This estimate is based on various assumptions regarding the Company's business. Future developments in the Company's business, changes in economic, regulatory or competitive conditions, and the success or lack thereof of the Company's marketing activities, may make shifts in the allocation of funds necessary or desirable. There is no assurance that the Company's estimates will prove to be accurate.

  Based upon its present estimates, the Company anticipates that the net proceeds herein will be sufficient for the Company to engage in its proposed activities for a period of twelve months. If the foregoing amounts prove to be insufficient to enable the Company to achieve its goals, additional financing will be required. There can be no assurance that such additional financing, if needed, will be available, or if available, that it can be obtained on terms which management deems reasonable.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following information should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus.

                             RESULTS OF OPERATIONS

  The following table sets forth the percentage relationship to total revenues of principal items contained in the Company's Statements of Operations for the three month and nine month periods ended September 30, 1996 and 1995. It should be noted that percentages discussed throughout this analysis are stated on an approximate basis.

                                             THREE MONTHS       NINE MONTHS
                                                 ENDED             ENDED
                                             SEPTEMBER 30,     SEPTEMBER 30,
                                             ---------------   ---------------
                                              1995     1996     1995     1996
                                             ------   ------   ------   ------
                                              (UNAUDITED)       (UNAUDITED)
Total revenues.............................     100%     100%     100%     100%
Total costs and expenses...................     118      137      114      133
Net income (loss) before taxes and minority
 interest..................................     (18)     (37)     (14)     (33)
Income taxes...............................      (0)      (0)      (0)      (0)
Minority interest..........................       1       (0)      (1)       1
Net income (loss)..........................     (17)     (37)     (15)     (32)

 Results of Operations

  The results of operations for the three months and nine months ended September 30, 1996 have been restated. Please refer to Note 1c in the accompanying consolidated financial statements.

  Total revenues for the three month period ended September 30, 1996 ("third quarter of 1996") and the nine month period ended September 30, 1996 ("first nine months of 1996), increased 130% and 102%, respectively, as compared to the corresponding periods for 1995 ("third quarter of 1995" and "first nine months of 1995", respectively). This increase is primarily attributed to the acquisition by the Company of Vulcan on August 7, 1995 and a decrease in new drilling activities for oil and gas wells in the areas serviced by the Company's pipelines leading to reliance on existing wells with diminishing volumes of recoverable oil and gas. During the first nine months of 1996, the Company arranged a line of credit to Vulcan from United Factors, L.L.C. ("United Factors") which has allowed Vulcan to purchase larger quantities of oil than it was historically able to finance. The increase in revenues is also due to the increase in the market prices for natural gas and oil in 1996.

  Total costs and expenses as a percentage of total revenues increased for the third quarter of 1996 as compared to the corresponding 1995 period, and also increased for the first nine months of 1996 as compared to the first nine months of 1995. Actual costs and expenses for the third quarter of 1996 and first nine months of 1996 increased 166% and 135%, respectively, as compared to the corresponding 1995 periods. These increases are primarily attributed to the 192% increase in cost of oil and gas sales for the third quarter of 1996, and the 143% increase in the cost of oil and gas sales for the first nine months of 1996. Because the increase in the costs of sales was larger than the increase in sales, the Company's loss from operations increased from $86,907 to $398,227, and from $169,038 to $639,989 in the comparative three month and nine month periods of 1996.

  Salaries and wages decreased 46% and 51% for the third quarter of 1996 and first nine months of 1996, respectively, due to the issuance by the Company in 1995 of common stock for additional compensation for services rendered to the Company valued at $150,000. Depreciation and depletion increased 125% for the third quarter of 1996 and 117% for the first nine months of 1996, respectively, because of the goodwill acquired in the Vulcan purchase. Interest increased 386% for the third quarter of 1996 and 474% for the first nine months of 1996, respectively, as compared to the respective corresponding periods in 1995, attributed to the debt incurred in the Vulcan acquisition, the additional debt incurred for working capital and the issuance of Bridge Warrants by the Company in March 1996 in connection with its bridge financing. Selling, general and administrative expenses increased 41% for the third quarter of 1996 and 91% the first nine months of 1996 as compared to the corresponding 1995 periods, reflecting increased overhead due to the Company's expanded oil sale operations.

  The Company's subsidiary, Tyler Construction Company, continued to generate losses which resulted in an adjustment to the minority interest account of $38 for the third quarter of 1996 and $39,393 for the first nine months of 1996. The Company experienced net losses for the third quarter and first nine months of 1996 of $693,811 and $1,342,292, respectively, compared to net losses of $137,590 and $309,380 for the corresponding 1995 periods, primarily attributed to the increase in the cost of oil and gas sales and the increased overhead activities of the Company, the issuance of Bridge Warrants in connection with the raising of $600,000 through the placement of Unsecured Notes by the Company and the issuance of additional shares to the debentureholders as consideration for extending the due date of said Debentures.

  For the remainder of 1996, management expects salaries and wages and other general and administrative expenses to remain at approximately the same rate that existed in the third quarter of 1996. The cost of oil and gas produced is expected to fluctuate with the amount produced and with prices of oil and gas, and revenues are expected to fluctuate with market prices of oil and gas during the remainder of 1996.

Liquidity and Capital Resources

  Historically, the Company's working capital needs have been satisfied through its operating revenues and from borrowed funds. As of September 30, 1996, the Company's working capital was a negative $1,646,111 compared with a negative $862,222 at December 31, 1995. This decrease in working capital for the first nine months of 1996 is primarily attributed to due dates of certain loans to the Company which will become due in less than one year from September 30, 1996.

  The Company presently has a single line of credit with the Bank of Paden City in the amount of $100,000. Such line is currently fully drawn down.

  Vulcan's arrangements with its suppliers require payment by the 20th day of the month following the month in which a supplier delivers oil to Vulcan. Consequently, Vulcan requires substantial amounts of available cash to pay its suppliers. Failure to pay suppliers on a timely basis could result in the termination of Vulcan's supply arrangements. In the event Vulcan is unable to generate sufficient cash from operations or other sources, such inability would have a material adverse impact on Vulcan's business. Management believes that the assignment of net profits interest will have no impact on the Company's liquidity or operations.

  Vulcan has experienced cash flow problems for the fiscal years ended December 31, 1993, 1994 and 1995 and for the nine month period ended September 30, 1996. The Company has infused an aggregate of $440,550 in working capital into Vulcan and intends to infuse an additional $175,000 out of the proceeds of the Offering. While there can be no assurance that Vulcan will not need further infusions of working capital, the Company believes that it has made adequate provisions for Vulcan's working capital needs for the next year.

  The Company anticipates meeting its working capital needs during the remainder of the current fiscal year with revenues from operations and from anticipated proceeds from the Offering. If the Company is unable to realize sufficient funds from the Offering or from private lenders, management believes that the Company can continue operations of its existing wells and oil and gas gathering operations.

  The Company believes that in the absence of the public offering, cash flows from operations will be sufficient to cover the general and administrative costs of the Company, including salaries and wages. The Company used $115,810 in cash in its operating activities for the nine month period ended September 1996, compared to $215,837 in the corresponding 1995 period. In the event that the proposed public offering does not close before December 31, 1996, the Company would immediately negotiate the extension of the current portion of its long-term debt which makes up almost one-half (49%) of current liabilities. Management believes that it can negotiate an extension of the due dates of approximately $800,000 of the current portion of its long-term debt for an additional one-year period. The Company also believes that $600,000 of the $800,000 previously discussed could be converted into stockholders' equity. For the balance of the approximately $200,000 of the current portion of its long-term debt, the Company believes that it will be able to secure financing from both private and institutional lenders. Vulcan has in place a $1,000,000 line of credit for the factoring of Vulcan's accounts receivable pursuant to a Purchase and Sale Agreement with United Factors, which enables Vulcan to buy and sell oil at its present levels. United Factors purchases eligible accounts receivable from Vulcan at a base price of 80% of the eligible receivable plus a bonus ranging from 18.75% to 14.00% of such receivable if such receivable is paid between 10 and 50 days from the date of the invoice for such receivable. Such line of credit is secured by a security interest in Vulcan's accounts receivable and is personally guaranteed by Loren E. Bagley and William F. Woodburn, President and Vice-President of the Company, by F. Worthy Walker, President of Vulcan, and by the Company. The Company, in anticipation of further growth, has expanded its overhead activities. In the event the proposed public offering does not occur, the Company intends to eliminate costs associated with such expansion, approximately $15,000 per month, without affecting revenues. Such elimination would be effective starting January 1, 1997.

  As of September 30, 1996, the Company had total assets of $6,672,792 and total stockholders' equity of $2,041,895, compared to total assets of $6,705,278 and total stockholders's equity of $2,516,187 at December 31, 1995. This represents a $32,486 increase in total assets and a $519,292 (20%) decrease in total stockholders equity. For this same period, cash increased from $0 to $151,939 and total current assets increased 35% due to increased cash. Total current liabilities increased 75% from December 31, 1995 to September 30, 1996, primarily due to certain loans of the Company which become due in less than one year from September 30, 1996.

  The Company's current portion of its long term debt is $1,040,169. In 1995 and 1996, certain outstanding convertible debentures having a face value of $95,000 plus accrued interest, were converted to common stock.

  For the third quarter of 1996 cash provided by the Company's operating activities was $240,707 compared to cash used of $218,895 for the third quarter of 1995. For the first nine months of 1996, cash used by operating activities was $115,810 compared to cash used of $215,837 for the corresponding period in 1995. Net cash used by investing activities for the third quarter and first nine months of 1996 was $44,169 and $82,508, respectively, compared to $975,326 and $1,029,217 for each of the corresponding periods of 1995. The decreases for the 1996 periods are attributed to decreases in expenditures by the Company for property and equipment and also acquisitions during the 1996 periods. Cash used by financing activities for the third quarter of 1996 was $63,634 and cash provided for the first nine months of 1996 was $350,257, respectively, compared with cash provided of $1,228,052 and $1,273,250 for the corresponding 1995 periods. The decreases for the 1996 periods are directly attributed to a decrease in borrowing by the Company.

  The Company projects that it will attempt to increase the production of approximately 30 of its wells by installing artificial lift, or pumping, mechanisms during the second half of 1996 at a projected cost of approximately $175,000. The Company has installed four (4) such artificial lift systems during the first nine months of 1996 at an average cost of $5,200.

  In the opinion of management, inflation has not had a material effect on the operations of the Company.

 For the Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994.

  The results of operations for the year ended December 31, 1995 have been restated. Please refer to Note 1c in the accompanying consolidated financial statements.

  Total revenues of $2,828,162 for the year ended December 31, 1995 ("1995") compared to $2,926,735 for the year ended December 31, 1994 ("1994"). The decline in revenues was only 3% in total, however, the 1995 information includes the revenues from Vulcan from August 1, 1995 through December 31, 1995. The 1994 information does not include any revenues from Vulcan. Without Vulcan's revenues of $895,605 the Company would have realized only $1,932,667 in oil and gas sales or a decline of 34%. This decline in revenues was the result of several factors. The first was a decrease in the market price of gas. The second factor was that much of the gas the Company had contracted to purchase was set at a price higher than the Company's customers, principally Sancho and Hope, would pay. Therefore, as permitted under the contracts between the Company and its third party suppliers the Company declined to purchase the gas. This decision resulted in lower sales but avoided additional losses from the Company. The decline in sales was primarily attributable to one customer. The Company's product mix also changed as a result of the Vulcan acquisition. In 1995, oil made up 42% of total revenues as compared to only 1% in 1994. Accordingly, gas sales dropped from 99% of sales in 1994 to 58% in 1995.

  The Company had a net loss of $2,205,078 for 1995. The Company's total costs and expenses went from 97% of sales in 1994 to 178% of sales in 1995. The cost of oil and gas went from 79% of sales in 1994 to 85% of sales in 1995. Excluding Vulcan, the Company's cost of oil and gas would have remained constant at 78% of sales. However, Vulcan's 93% cost of sales brought the average percentage of sales up to 85% in 1995. The acquisition of Vulcan also affected the total costs and expenses in other ways. Vulcan is a more labor intensive business than the Company's other operations. Therefore salaries and wages increased 64% over 1994. The Company's selling, general and administrative expenses also increased 642%. The increase is primarily attributed to the increased overhead activities of the Company and Vulcan, the issuance of 500,000 Bridge Warrants of the Company in December 1995 pursuant to a private placement and the issuance of additional shares to the debentureholders as consideration for extending the due date of said Debentures. See "Business and Properties--Vulcan Energy Corporation."

  Depreciation and depletion expense increased 28% in 1995 over 1994. The increase was due to the amortization of goodwill acquired in the purchase of Vulcan. The Company incurred loans of approximately $1,100,000 in order to purchase Vulcan. The loans include the contract with the seller of Vulcan and other funds borrowed from third parties. Accordingly, interest expense in 1995 increased 147% over 1994.

  For the year ended December 31, 1995 and for the nine months ended September 30, 1996 the revenues of the Company were derived from the following sources:

                                                                                  PERCENTAGE OF
                                              PERCENTAGE OF                       REVENUES FOR
                                              REVENUES FOR    NINE MONTHS ENDED NINE MONTHS ENDED
                             YEAR ENDED        YEAR ENDED       SEPTEMBER 30,     SEPTEMBER 30,
                          DECEMBER 31, 1995 DECEMBER 31, 1995       1996              1996
                          ----------------- ----------------- ----------------- -----------------
Gas Pipeline Sales......     $1,716,625            61%           $  732,162            17%
Vulcan Energy Sales.....        906,385            32%            3,217,649            77%
Other Production Sales..        205,152             7%              253,692             6%
                                                  ----                                ----
                                                  100%                                100%

NET OPERATING LOSSES

  The Company has accumulated net operating loss carryforwards ("NOL's"). The NOL's may be carried forward for 15 years from the year incurred. As of September 30, 1996, the total NOL's were approximately $4,400,000. The NOL's are used on the basis of the earliest year first and the latest year last. If unused, the last NOL's would expire in the year 2011. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control of the Company, there will be an annual limitation of the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the year ended December 31, 1995 because the potential tax benefits of the loss carryforward are offset by a valuation allowance of the same amount.

 Proforma the Year ended December 31, 1995 Compared to the Year Ended December 31, 1994. (Prepared as though the acquisition of Vulcan Energy Corporation was completed on January 1, 1995).

  Total revenues of $4,451,117 for the year ended December 31, 1995 ("1995") increased approximately 152% from the year ended December 31, 1994 ("1994") attributed to the additional revenues realized from the operations of Vulcan, acquired by the Company on August 7, 1995, which were partially offset by a decline in oil and gas prices and the Company's decision not to purchase gas from its suppliers at a price higher than management believed it could profitably resell the gas. The increase in the net loss from $63,566 for 1994 to $2,500,304 for 1995 primarily is attributable to an increase in total costs and expenses from 102% of total revenues in 1994 to 156% in 1995. Further, the cost of oil and gas sales increased from 79% for 1994 to 87% for 1995 reflecting the higher costs of purchased oil and gas added to the lower revenues generated by lower gas prices. Salaries and wages for 1995 increased 194% because of the addition of the payroll of Vulcan which resulted in a change in the nature of the Company's business which did not previously require significant labor costs. Management anticipates that salaries and wages will increase in 1996 over 1995 levels for the same reason.

  Also for 1995, depreciation, depletion and amortization increased 93% due to the acquisition of Vulcan and the fact that the acquisition resulted in goodwill which is being amortized. Interest expense increased 227% due primarily to the additional loan obligations incurred in connection with the Vulcan purchase.

                            BUSINESS AND PROPERTIES

OVERVIEW

  The Company is primarily engaged in the transportation, marketing and production of natural gas and oil, and also conducts exploration and development activities, within the Appalachian Basin, particularly in Northwestern West Virginia. The Company owns and operates 105 oil and gas wells and also owns and operates an aggregate of over 100 miles of three-inch, four-inch and six-inch gas transmission lines located within West Virginia in the Counties of Ritchie, Tyler, Doddridge, and Pleasants, which pipeline system gathers the gas emanating from certain of such wells and from wells owned by third parties. The Company has approximately 7,175 leasehold acres in the Rose Run geological formation in Ohio and approximately 2,200 leasehold acres in the Sistersville, West Virginia field which forms part of the Keener and Big Injun sands geological formations, none of which has contributed to the revenues of the Company to date. The Company has conducted preliminary testing on portions of such acreage.

  The Company has engaged in limited developmental drilling in the last three years. The Company has not engaged in any exploratory drilling in the last three years. Exploratory drilling involves drilling wells in areas where there are no proven reserves of gas or oil, to find a new commercially productive area in a field previously found to be productive or to significantly extend a known field. Development drilling involves the drilling of wells within proven areas of an oil and gas reservoir to depths where hydrocarbons are known to exist. Exploratory drilling involves a higher degree of risk of failure than developmental drilling, although there can be no assurance that a developmental well will yield commercial quantities of oil and gas. To date, the Company has participated in one developmental drilling project in its Rose Run geological formation in Ohio and intends to engage in additional developmental drilling in the Big Injun formation underlying the Company's Sistersville, West Virginia acreage. See "Risk Factors--Acquisition and Drilling Risks" and "Business and Properties--Current Business Activities-- Rose Run and Sistersville."

  In 1995, over 45% of the Company's revenues were derived from the sale of natural gas to interstate pipeline companies and natural gas marketing companies through marketing agreements, including one with Sancho. For the nine month period ended September 30, 1996, sales of natural gas by the Company pursuant to such marketing agreements accounted for approximately 18% of the Company's revenues. At September 30, 1996, the Company owned and operated 105 oil and gas wells, of which 85 gross wells (wells in which the Company owns a working interest) are gas wells and represent 77 net wells. A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one.

  In 1995, 86% of the gas sold by the Company was purchased from third parties. None of the contracts pursuant to which the Company acquires such gas requires the Company to purchase specific quantities of gas.

  Through Vulcan, its subsidiary acquired in August 1995, the Company also is engaged in crude oil gathering and marketing in Southeast Texas pursuant to oral agreements with oil producers which generally are terminable on thirty
(30) days notice by either party. Vulcan purchases both sweet and sour crude oils and deposits the same under written contracts with Conoco, Cardinalis, Cambridge and Gulf Mark. Conoco accounted for 78%, 67%, 82%, respectively, of Vulcan's revenues for the years ended December 31, 1993, December 31, 1994 and December 31, 1995. No other customer accounted for more than 10% of Vulcan's revenues. Sweet crude oil grades are composed of oils which contain .5% or less by weight of sulphur. Sour crude oil grades are composed of oils that contain more than .5% by weight of sulphur. Vulcan also purchases residual oil from storage and fuel tanks and resells such oil in the secondary market to, among others, burner fuel and general feed stock users. Vulcan is managed by Nano-Tech, which is wholly owned by F. Worthy Walker, Vulcan's President and one of its directors. The Company's management is not sufficiently experienced in the oil gathering business in Texas to manage Vulcan on its own, and is reliant upon the expertise of Nano-Tech and Mr. Walker for the management of Vulcan.

  The Company was originally organized on January 16, 1964 under the laws of the State of Idaho as Alter Creek Mining Company, Inc. In January, 1988, the Company entered into a transaction whereby it acquired certain assets, consisting of oil and gas leases, and certain liabilities of Ben's Run Oil Company, a partnership formed in 1984 (hereinafter "Ben's Run") and owned by Stanley P. Wilcox and John B. Sims, in exchange for 390,000 shares (post-split as hereinafter described) of authorized but previously unissued common stock of the Company. Such assets were valued at zero, which equaled predecessor cost after depreciation. The per share value of such shares of Common Stock was par value, $.001 per share. In connection with the transaction, the Company changed its corporate name to Apple Corp.

  Between March 1988 and December 1988, Apple Corp. issued a series of the Debentures with an aggregate principal amount of $95,000. Between October 18, 1995 and February 21, 1996, all of the Debentures were converted into an aggregate of 105,557 shares of Common Stock. The aggregate outstanding principal amount of the Debentures were due and payable on April 1, 1993. The holders of such Debentures had agreed to extend the maturity date thereof until April 1, 1996. The Debentures were convertible at the option of the holders thereof into shares of Common Stock at the rate of $.90 of outstanding principal amount per share at any time prior to repayment of the principal amount thereof. Between October 18, 1995 and February 21, 1996, all of the Debentures were converted into an aggregate of 105,557 shares of Common Stock. See "Business and Properties--Overview", "Description of Securities-- Debentures" and "Shares Eligible for Future Sale."

  On January 30, 1989, the Company acquired from Black Petroleum Corporation, a Massachusetts corporation (hereinafter "Black Petroleum"), certain interests in gas and oil producing properties, consisting of over 100 gas and oil wells located in Texas, Oklahoma, Kansas and West Virginia, and assumed certain liabilities related to said properties in exchange for $100,000 in cash, 160,790 shares of the Company's common stock, and a 3/16 override on all wells more than fifty percent (50%) owned. Pursuant to this transaction, Black Petroleum also received certain anti-dilution rights relating to its percentage ownership of the Company's common stock and a stock purchase warrant to acquire additional shares of the Company's common stock. Both the anti-dilution provisions and the stock purchase warrant expired in January, 1994. Black Petroleum does retain certain registration rights entitling it to include in a registration statement filed by the Company up to 50% of its shares acquired in the transaction. Pursuant to such registration rights, at any time after January 1, 1992 Black Petroleum may require, on two occasions, the Company to register all or any portion of its shares of Common Stock so long as the shares for which registration has been requested constitute at least 20% of the total number of restricted shares of Common Stock outstanding. Such right shall be deemed satisfied if a total of 75% of Black Petroleum's shares of Common Stock are registered. In addition, at any time that the Company proposes to register its Common Stock for sale to the public for its own account or for other security holders, Black Petroleum may request that its shares be included in any registration statement in connection with such offering. The Company is obligated to use its best efforts to include such shares in such registration statement. For purposes of this Offering, Black Petroleum has elected not to assert its registration rights.

  At the Company's Special Meeting of Shareholders held September 22, 1993, the shareholders approved the following: (i) the proposal to effect a reverse stock split on the outstanding shares of the Company's common stock on a two
(2) shares for five (5) shares basis; (ii) the proposal to acquire certain oil and gas assets and capital stock in exchange solely for shares of the Company's Common Stock (as further described below); and (iii) the proposal to effect the necessary corporate action to change the domicile of the Company from the State of Idaho to the State of Nevada and to change the corporate name to Trans Energy, Inc. All subsequent references to the Company's Common Stock refer to post-split shares. Each of the assets so acquired was valued at predecessor cost and accounted for as a transaction among related parties. The number of shares of Common Stock exchanged for each of such assets was determined by negotiations between the parties, which negotiations cannot be considered arms' length negotiations.

  On November 5, 1993, the Board of Directors incorporated a new corporation in the State of Nevada in the name of Trans Energy, Inc. with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho specifically to change the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. of Nevada executed a merger agreement whereby the shareholders of Apple Corp. exchange all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved. The sole shareholder of Trans Energy, Inc. holding one share of common stock prior to the merger, returned his share to the Company for cancellation.

APPALACHIAN BASIN

  The Company operates primarily in the Appalachian Basin in Northwestern West Virginia. In Northwestern West Virginia, shallow wells drilled to a depth of up to 6,000 feet are characterized by long producing lives with low-volume production from low permeability reservoirs with a thickness ranging from 10 to 40 feet. A typical shallow well will encounter commercial gas production from between 4 and 10 separate and distinct production horizons including Big Injun, Gordon, Wier and Benson. Due to mechanical and technical limitations, it is usually possible to produce only up to 2 to 5 of these formations simultaneously, and consequently, necessitates either the drilling of a twin well or recompletion of the original well at a later date where multiple productive formations are penetrated.

  The Company intends to focus its activities in the Appalachian Basin, which is geographically one of the largest gas and oil producing regions as well as the oldest gas and oil producing region in the United States. Operators in the Appalachian Basin historically have experienced high drilling success rates in the formations of the Basin, with wells generally producing for more than 25 years although at low production volumes.

  The Appalachian Basin is located in close proximity to the largest gas markets in the United States and in the past this has generally resulted in wellhead gas prices higher than those prices received in the Gulf Coast and the Mid-Continent producing regions.

BUSINESS STRATEGY AND DEVELOPMENT

  The Company's business strategy is to increase its reserves and the production, gathering and sale of oil and gas from existing and acquired properties in the Appalachian Basin and to increase Vulcan's volume of gathering and sale of oil in Southeast Texas. The Company's strategic location in West Virginia, which is considered one of the most prolific areas in the Appalachian Basin, enables the Company to actively pursue the acquisition and development of producing properties in that area that will enhance the Company's revenue base without proportional increases in overhead costs. The Company has directed its attention to Appalachian Basin properties in which it will have not less than a majority ownership interest and will serve as operator. At present, the Company has no plans, intentions, arrangements, agreements or understanding with respect to specific acquisitions.

  To accomplish this strategy, to date the Company has focused on increasing its gas and oil revenues through property acquisitions. Since 1992, the Company's proven reserves of natural gas and oil have increased by an aggregate of 71% to 1,789 Mmcf and 1% to 199 MBbl, respectively. There can be no assurance, however, that the Company will be able to continue to expand its proven reserves of natural gas and oil.

  Following the acquisition of the Ben's Run oil and gas leases in 1988, the Company became actively engaged in the operation of oil and gas wells. However, revenue realized by the Company's oil and gas sales decreased annually from 1990. Early in 1993, management determined that the Company should consolidate its current holdings and make new acquisitions.

  At the Company's Special Meeting of Shareholders held September 22, 1993, the shareholders approved the acquisitions summarized below whereby the Company would acquire, pursuant to four separate agreements, certain oil and gas assets, including wells and pipelines, in exchange solely for shares of the Company's common stock.

  TYLER CONSTRUCTION COMPANY, INC.

  Pursuant to the Stock Acquisition Agreement executed September 22, 1993, the Company acquired an interest equal to 65% of the total outstanding shares of Tyler Construction Company ("Tyler Construction") from Loren E. Bagley, the Company's President and a Director, and William F. Woodburn, the Company's Vice President of Operations and a director. The value of such assets was recorded at $318,988. Tyler Construction owns and operates a natural gas gathering pipeline system serving the industrialized Ohio Valley. Tyler Construction owns and operates 27 miles of six-inch pipeline and 10 miles of four-inch pipeline.

  In exchange for the 65% interest, the Company issued to Messrs. Bagley and Woodburn, the holders of the 65 shares of Tyler Construction equaling 65% of its total outstanding shares, 750,000 shares of the Company's authorized but previously unissued common stock. The remaining 35% interest in Tyler Construction is owned by Ecological Energy, Inc., a third party not otherwise affiliated with the Company. See "Certain Transactions and Relationships."

  Tyler Construction's trunk line system consists of a six-inch pipeline that begins at the town of St. Marys, West Virginia, located on the Ohio River in the County of Pleasants in western West Virginia, and proceeds twenty-seven miles due east to Bradden Station, West Virginia. Near Bradden Station, the pipeline intercepts major transmission lines of Carnegie Natural Gas, Consolidated Natural Gas and Columbia Natural Gas. An intercepting line consisting of ten miles of four-inch pipeline begins at a point eight miles east of St. Marys and proceeds north 10 miles to an industrial park located seven miles south of Sistersville, West Virginia. At this point, gas is delivered to OSI Specialties (formerly Union Carbide) and Consolidated Aluminum Corporation of America under a marketing agreement with Sancho. See "Certain Transactions and Relationships--Sancho Oil and Gas Corporation." Pursuant to its agreement with Sancho, the Company has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby the Company receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the residential gas index and the Inside F.E.R.C. Index.

  SPENCER WELLS

  Also on September 22, 1993, the Company acquired from Mr. Dennis L. Spencer, a director of the Company, all rights, title and interest to six producing oil and gas wells located in West Virginia, in exchange for 500,000 shares of the Company's authorized but previously unissued common stock. Five of the wells identified as "Fowler", "Goff", "Locke", "McGill" and "Workman" are situated in Ritchie County, West Virginia. The remaining well identified as "Spencer", is located in Tyler County. All six wells were completed in 1991 and have been producing oil and gas through the date hereof. The value of such assets was recorded at $1,082,000. See "Certain Transactions and Relationships."

  THE PIPELINE, LTD.

  Also on September 22, 1993, the Company entered into the Asset Acquisition Agreement with Tyler Pipeline, Inc. ("Tyler Pipeline") whereby the Company acquired all rights, title and interest in the natural gas gathering pipeline system known as The Pipeline, Ltd., a four-inch pipeline that begins at Twiggs, West Virginia, nine miles east of St. Marys, West Virginia where it intercepts Tyler Construction's trunk line system and proceeds due south for a distance of six miles. The Pipeline, Ltd. system is used for purchasing gas from third party producers. The value of such assets was recorded at $4,086.

  In exchange for assets of The Pipeline, Ltd. (the name of the pipeline, not a legal entity), the Company issued to Tyler Pipeline 250,000 shares of the Company's common stock. Mr. Woodburn, Vice President and a director of the Company, is also President and owns 50% of Tyler Pipeline. Mr. Bagley, President and a director of the Company, also owns 50% of Tyler Pipeline. See "Certain Transactions and Relationships."

  RITCHIE COUNTY GATHERING SYSTEMS, INC.

  Pursuant to the Stock Exchange Agreement executed on September 22, 1993, the Company acquired all the issued and outstanding capital stock of Ritchie County Gathering Systems, Inc. ("Ritchie County Gathering") in exchange for 500,000 shares of the Company's authorized but previously unissued common stock. Ritchie County Gathering owns and operates a four-inch natural gas gathering line which begins five miles south of Cairo, West Virginia at Rutherford, and proceeds due south for 4.6 miles, crossing the Mellon Ridge and ending at Macfarlan Creek approximately 1/2 mile north of the South Fork of the Hughes River. The Ritchie County Gathering pipeline is used for purchasing gas from third party producers and delivering such gas to CTC. The value of such assets was recorded at $59,130. See "Certain Transactions and Relationships."

CURRENT BUSINESS ACTIVITIES

  The Company is actively engaged in the operation of its oil and natural gas properties and in the transportation and marketing of its natural gas through its transmission systems. In addition, through Vulcan the Company is actively engaged in lease crude gathering and marketing. Management has expressed its desire to acquire additional oil and natural gas properties in the future and to become more involved in exploration and development, specifically on its Rose Run acreage in Ohio and Sistersville acreage in West Virginia. The Company has no present plans, intentions, arrangements, agreements, or understanding with respect to specific acquisitions.

  Management intends to continue to develop and increase the production from the oil and natural gas properties that it currently owns. In order to increase production, the Company must put the necessary pumping equipment on the wells so that the fluid can be artificially lifted to the surface. The Company projects that it will attempt to increase the production of approximately 30 of its wells by installing artificial lift, or pumping, mechanisms during the second half of 1996 at a projected cost of approximately $175,000. In addition to equipping the oil and gas wells, the Company intends to re-enter certain of its wells and recomplete the wells in different oil and gas bearing zones. Management has not yet determined the estimated cost of this project.

  Although the Company will continue to transport and market natural gas through its various pipelines, there are no current plans to acquire or to lay any additional pipeline systems in 1996.

  Apart from its Rose Run drilling project, the Company has not drilled any new wells in the last three years. No new drilling is projected except in the Rose Run and Sistersville areas discussed below.

 ROSE RUN.

  In 1994, the Company purchased approximately 14,000 leasehold acres in the "Rose Run" formation in the State of Ohio for a total purchase price of $287,000. The acreage was acquired from Tyler Pipeline, Inc., which is owned by the President and Vice President of the Company, in part for forgiveness of loans receivable in the amount of $80,000 each due from those individuals. The balance of the purchase price of $135,867 is carried on the Company's financial statements as a related party loan payable. There presently are no producing wells on such acreage and no proven reserves located in the Rose Run acreage owned by the Company. See "Certain Transactions and Relationships."

  The development of the Rose Run formation as a productive oil and gas producing area has been achieved through the application of seismic exploration techniques and the correlation of subsurface data to the geology of this area of the Appalachian Basin. The seismic profiles have provided geologists and geophysicists with a two-dimensional ("2-D") profile, or cross section, of the area several thousand feet below the surface. Since the advent of seismic testing in the Ohio portion of the Rose Run area, the overall drilling success rate in the area in the last six years has increased from 24% to over 60%.

  The Company entered into an oral arrangement with a co-venturer for the drilling and completion of a minimum of one oil and gas well on the Rose Run acreage. In addition to the exploration activities of the venture, several miles of 2-D seismic were run to determine if other potential drilling sites are located on the leasehold acreage. During June 1995, the Company's co-venturer drilled a developmental well in the Rose Run acreage. Such well proved to be a "dry hole." The Company did not pay for any of the costs associated therewith and all activities in connection with such drilling activities were undertaken and paid for by the Company's co-venturer. Any future exploration activities by the Company and its co-venturer are subject to mutual agreement between the Company and its co-venturer. Presently no such agreement exists or is contemplated. The Company presently intends to continue seismic mapping of the Rose Run.

  Recently, three-dimensional ("3-D") seismic testing has become available in the Appalachian Basin. 3-D testing has been used successfully in other areas of the country, particularly Texas. Unlike 2-D testing which provides a cross-sectional view of the subsurface of the Earth, 3-D testing provides a full, three dimensional view of the subsurface. Such views allow for greater precision in the location of potential drilling sites. 3-D testing allows potential drillers to obtain accurate estimates of the size of oil and gas bearing structures and the profile of the structure. 2-D testing only informs the driller that an oil and gas bearing structure is in a particular area, without giving information as to size and shape. Without an accurate estimate of the size of the oil and gas bearing structures, it is difficult to accurately estimate the reserves in the structure, and, thus, the economic viability of drilling into a particular structure. Without an accurate profile of the structure, a driller may not hit the most economical portion of the structure.

  Water pressure primarily is responsible for the movement of oil within the Company's Rose Run acreage. Gas pressure also accounts for a certain degree of oil movement in the area. Where water pressure is the cause of oil movement, finding the apex of the oil bearing structure is critical. Drilling into the apex of such a structure usually assures that a maximum amount of oil, and a minimal amount of water, will be recovered from a well. Hitting such a zone elsewhere than at the apex will result in a lower proportion of oil to water and reduced rates of recovery. See "Risk Factors--Acquisition and Drilling Risks" and "Business and Properties--Operational Hazards and Insurance."

  The Company believes that it will be one of the first companies to use the 3-D technique in the Rose Run area. The Company believes that use of 3-D testing will give it a competitive advantage in the Rose Run area of Ohio. If the 3-D technique proves viable in the Rose Run, the Company intends to use the 3-D technique in its other potential producing areas held by the Company. The Company intends to run 3-D seismic tests over a one square mile area of the Rose Run acreage to obtain more accurate data on the location of gas and oil bearing structures. Depending upon the results of the 3-D seismic testing, the Company intends to initiate further exploratory drilling on the Rose Run acreage. If the Rose Run formation is found to be productive, the Company would most likely devote more time and monies to the development of this project as funding becomes available. The target depth of the Rose Run acreage is a relatively shallow 2,800 feet. At that depth, the cost of drilling a dry hole is approximately $70,000. If a well is determined to be commercially productive, an additional $40,000 in expenses are required to complete the well. Depending on the results of its 3-D study, the Company intends to drill up to five developmental wells as funding becomes available from sources other than the proceeds of this Offering.

 SISTERSVILLE.

  Effective June 1, 1995, the Company purchased approximately 2,200 acres in a known producing field located near Sistersville, West Virginia for $100,000. The Sistersville field has been operation since the 1890's, although at a very low level for the past ten years. To date the field has produced over 13 million barrels of oil. The field contains portions of the Big Injun and Keener sands formations, both well known oil and gas bearing formations, which are the zones the Company intends to explore. These formations are approximately 1,700 feet deep. Recoverable reserves of oil in the field are estimated at several million barrels.

  The Company has observed the success of oil and gas exploration in the Sistersville field by other entities after expensive studies. The preliminary studies conducted by the seller of the Sistersville property to the Company indicating substantial reserves were included in the purchase price paid by the Company for the Sistersville acreage. The Company intends to explore the Sistersville acreage using a technique called horizontal drilling in which a well is drilled horizontally into an oil bearing zone and the oil pumped out using conventional pumping techniques. This technique presently is in use at one well site in the area and the well is producing oil and gas on a daily basis in commercial quantities. The Company estimates that the cost to the Company of each horizontal well is approximately $480,000. Commencement of drilling of the Company's first horizontal well is scheduled for the spring of 1997. The results of the first well will then be analyzed over an estimated period of four months. If the results of the first well are successful, the Company intends to drill a series of horizontal wells in the area to the extent funds are available from sources other than the proceeds of this Offering.

 VULCAN ENERGY CORPORATION.

  ACQUISITION BY THE COMPANY. On August 7, 1995 the Company and Petrol Marketing Corp. ("PMC") executed an Assignment of Contract whereby PMC assigned all of its right, title and interest and obligations in a certain Agreement of Contract for the Sale of Corporate Stock (the "Vulcan Contract"). The Vulcan contract provided for the purchase by PMC of all issued and outstanding capital stock of Vulcan (the "Vulcan Shares") from Ross O. Forbus, the sole shareholder of Vulcan, for a purchase price of $650,000. Such purchase price was the result of arms' length negotiations between PMC and Mr. Forbus.

  Under the terms of the Assignment of Contract, for the sum of $150,000 and other consideration, the Company acquired the right to purchase the Vulcan Shares from Mr. Forbus. In addition to the payment to PMC of $150,000, the Company also agreed to assign to PMC twenty (20%) percent of the Vulcan Shares, and an additional twenty (20%) percent net profits interest, before taxes, in Vulcan, less twenty (20%) percent of the principal paid on a certain promissory note to Mr. Forbus in the original principal amount of $550,000 (the "Forbus Note") upon closing of the Vulcan Contract. The purchase price for the Company's acquisition of its 80% interest in Vulcan was the result of arms' length negotiations between the Company and PMC.

  Upon execution of the Assignment of Contract, the Company concluded the purchase of the Vulcan Shares pursuant to the Vulcan Contract for the purchase price of $100,000 in cash paid to Mr. Forbus at the closing, the assumption by the Company of $300,000 of debt that was paid at the closing, and a promissory note to Mr. Forbus in the amount of $550,000 payable in ten (10) years with interest at seven and one-half (7-1/2%) percent per year payable in monthly installments.

  In order to secure the cash required at the closing to complete the acquisition, the Company placed $300,000 in secured notes and also obtained a loan of $100,000 from the Bank of Paden City. The Company intends to make payments on the promissory note to Mr. Forbus from the funds derived from the Company's operations.

  MANAGEMENT OF VULCAN. Pursuant to a Management Agreement dated August 7, 1995 between PMC and Vulcan, PMC assumed management of all of Vulcan's activities: Messrs. Walker and Lynton served as Vulcan's President and director and Vice President, Secretary and director, respectively. Messrs. Bagley and Woodburn also served as directors of Vulcan. On March 15, 1996, PMC and its shareholders F. Worthy Walker and William J. Lynton entered into an Assignment with Nano-Tech pursuant to which PMC and Lynton transferred all of their respective interests in Vulcan to Nano-Tech, including the interest in the stock and profits of Vulcan and assigned PMC's interest in that certain Management Agreement pursuant to which PMC managed Vulcan. Currently, Vulcan is managed by a Board of Directors composed of F. Worthy Walker, Loren E. Bagley and William F. Woodburn. Messrs. Walker, Bagley and Woodburn also serve as Vulcan's President, Vice President and Secretary and Treasurer, respectively. Mr. Walker is also the sole officer, director and owner of all of the issued and outstanding capital stock of Nano-Tech, successor by assignment to PMC's interest in the 20% capital stock interest in Vulcan and the 20% interest in the profits of Vulcan, before taxes and less 20% of the principal paid to Ross O. Forbus on the Forbus Note. Mr. Walker is the President, and sole shareholder and director of PMC. See "Certain Transactions and Relationships--Vulcan Energy Corporation". Neither Nano-Tech nor Mr. Walker is otherwise affiliated with the Company except through his ownership of the stock of Nano-Tech and management of Vulcan.

  VULCAN'S OPERATIONS. The principal part of Vulcan's business involves the gathering and marketing of oil, in which it has been active for the past nine years. Vulcan gathers crude oil of various grades from independently owned producing well sites through oral agreements typically terminable upon thirty
(30) days notice. The right to gather from each such producer is evidenced by each such producer's filing of a required report with the Texas Railroad Commission, which then issues an authorization to Vulcan to transport production from each such producer's well. Such well sites are situated within an approximately seventy-five mile radius of Poteet, Texas. Vulcan's area of operation includes the cities of Corpus Christi, Houston, Galveston and Brownsville, Texas. Once gathered, Vulcan stores the gathered crude until sufficient quantities are available for transport to pipelines and delivers such oil under contracts with Cardinalis, Cambridge, Conoco or Gulf Mark. Oil is delivered directly to the pipelines by Vulcan's trucks and is metered into these pipelines through a Vulcan owned or leased LACT (lease acquisition transfer) station which automatically meters the oil. As of September 30, 1996, Vulcan is delivering an aggregate of approximately 1,000 barrels of oil per day into the pipelines. Vulcan presently owns seven LACT's of which four are in operation. Vulcan also uses a LACT owned by a third party at no cost to Vulcan under an oral arrangement with a third party. Vulcan owns the meter and certain other components to such LACT. Such LACT is immediately adjacent to an existing but non-operating LACT owned by Vulcan. Since its acquisition by the Company, Vulcan's business growth has caused it to increase the size of its truck and trailer fleet by 50% by adding two additional trucks and two additional trailers and hiring two additional employees.

  Vulcan deals directly with its customers and does not use oil brokers, thereby increasing the return on its activities. Payment for oil delivered to LACT's is made to Vulcan by end users, generally the owner of the pipeline, and includes both the base price for the type of oil delivered and a transportation charge which averages approximately $1.50 per Bbl.

  Vulcan's arrangements with its suppliers require payment by the 20th day of the month following the month in which a supplier delivers oil to Vulcan. Consequently, Vulcan requires substantial amounts of available cash to pay its suppliers. Failure to pay suppliers on a timely basis could result in the termination of Vulcan's supply arrangements. In the event Vulcan is unable to generate sufficient cash from operations or other sources, such inability would have a material adverse impact on Vulcan's business. On April 10, 1996, Vulcan secured a $1,000,000 line of credit from United Factors based on Vulcan's eligible accounts receivable and secured by all of Vulcan's accounts receivable and the personal guarantees of Loren E. Bagley, William F. Woodburn and F. Worthy Walker and by the Company. Management believes that the proceeds of this line of credit will enable Vulcan to maintain its existing oil gathering activities.

  Pricing of the oil in the areas serviced by Vulcan is based on regional prices determined by, among other things, the supply of and demand for oil at various locations and the distance the oil has to be trucked to a delivery point, typically a LACT. A base price is quoted by end users in a particular area to which a premium is added based on the cost of delivery of the oil to the end user. The size of the premium is in direct proportion to the distance the oil must be delivered to the end user. Vulcan maintains several LACT's at various locations within the area it serves in order to take advantage of regional pricing variations.

  In addition, Vulcan services the secondary oil market. This portion of Vulcan's business includes the gathering of waste oil from storage and fuel tanks for resale to, among others, fuel burners and feed stock users such as asphalt plants.

  The strategic location of Vulcan's operational facilities, near the major oil ports in Texas and approximately fifteen miles southwest of San Antonio, provides a steady supply of slop, or low grade, oil at prices which are substantially below prices for similar oil elsewhere.

  Vulcan's operational facilities, storage tanks, main tanks and storage buildings are located on a seven acre tract owned by Vulcan located in Poteet, Atascosa County, Texas. Vulcan's executive offices are located in Dallas, Texas.

RESEARCH AND DEVELOPMENT

  The Company has not allocated funds for conducting research and development activities and, due to the nature of the Company's business, it is not anticipated that funds will be allocated for research and development in the immediate future.

GAS AND OIL PRODUCTION AND SALES

  Production and Sales Statistics. Gas sales in 1994 accounted for 98% of the Company's total gas and oil sales with oil sales the remaining 2%. Gas sales for 1995 accounted for 65% of total oil and gas sales and oil sales accounted for 35%, of which 34% of such oil sales are attributable to Vulcan's operations. The average 1994 sales price received by the Company was $2.33 per Mcf for gas and $16.02 per Bbl of oil. The average 1995 sales price received by the Company was $2.02 per Mcf for gas and $16.44 per Bbl of oil. In the first nine months of 1996 the average sales prices for gas and oil were $2.93 per Mcf and $18.78 per Bbl, respectively.

  For the year ended December 31, 1995 and for the nine months ended September 30, 1996 the revenues of the Company were derived from the following sources:

                                                                                  PERCENTAGE OF
                                              PERCENTAGE OF                       REVENUES FOR
                                              REVENUES FOR    NINE MONTHS ENDED NINE MONTHS ENDED
                             YEAR ENDED        YEAR ENDED       SEPTEMBER 30,     SEPTEMBER 30,
                          DECEMBER 31, 1995 DECEMBER 31, 1995       1996              1996
                          ----------------- ----------------- ----------------- -----------------
Gas Pipeline Sales......     $1,716,625            61%           $  732,162            17%
Vulcan Energy Sales.....        906,385            32%            3,217,649            77%
Other Production Sales..        205,152             7%              253,692             6%
                                                  ----                                ----
                                                  100%                                100%

  The following table sets forth the Company's sales volumes and other production and price data for the three years ended December 31, 1993, 1994 and 1995, and the nine months ended September 1995 and 1996.

                        PRODUCTION AND SALES STATISTICS

                                                               NINE MONTHS
                                   YEAR ENDED DECEMBER 31, ENDED SEPTEMBER 30
                                   ----------------------- -------------------
                                    1993    1994    1995     1995      1996
                                   ------- ------- ------- --------- ---------
Net Production:
  Gas (Mcf).......................  86,623 118,696  89,874    70,434    79,618
  Oil (Bbl).......................   3,554   2,702   1,103     1,092     2,208
  Equivalent (Mcf)................ 107,947 134,908  96,492    76,986    92,866
Average Production Per Day:
  Gas (Mcf).......................     237     325     246       258       290
  Oil (Bbl).......................      10       7       3         4         8
  Equivalent (Mcf)................     296     370     264       282       338
Average Sale Price:
  Per Mcf of Gas.................. $  2.48 $  2.33 $  2.02 $    1.90 $    2.93
  Per Bbl of Oil.................. $ 14.89 $ 16.02 $ 16.44 $   16.55 $   18.78
Average Cost of Production:
  Per Mcf of Gas.................. $  1.03 $  1.10 $  1.12 $     .93 $    1.12
  Per Bbl of Oil.................. $  6.18 $  6.60 $  6.72 $    5.60 $    6.72
Average Cost of Production Per
 Dollar of Sales:
  Gas............................. $  0.42 $  0.47 $  0.55 $     .49 $     .38
  Oil............................. $  0.42 $  0.41 $  0.41 $     .34 $     .36

  The volume of gas produced by the Company decreased in 1995 from 1994 levels as the result of a reduction in artificial or "flush" production at various producing wells. Flush production involves the installation of artificial lift systems in wells to lift fluids to the surface. The Company installed artificial lift systems in various wells in 1994. Due to the decrease in the price of gas in 1995, the Company did not install additional artificial lift systems in 1995, nor did it perform routine maintenance on existing artificial lift systems in 1995 which is needed to continue the production levels of producing wells at prior levels. The Company intends to perform such routine maintenance and to add new artificial lift systems in 1996. The acquisition of additional acreage by the Company during 1994 and 1995 in the Rose Run and Sistersville areas did not effect the Company's production of gas because such acreage is undeveloped.

  For the year ended December 31, 1995 Vulcan sold 72,863 Bbls and 36,949 Bbls, respectively, of sweet and sour crude. For the nine month period ended September 30, 1996 Vulcan sold 174,194 Bbls and 0 Bbls, respectively, of sweet and sour crude.

MARKETS AND CUSTOMERS

  The Company operates exclusively in the oil and gas industry.

  Natural gas production from wells owned by the Company is generally sold to various intrastate and interstate pipeline companies and natural gas marketing companies. Sales are generally made on the spot market or under short-term contracts (one year or less) providing for variable or market sensitive prices. These prices often are tied to natural gas futures contracts as posted in national publications.

  Natural gas delivered through the Company's pipeline network is sold either to Sancho at the industrial facilities near Sistersville, West Virginia, or to CTC on a month-to-month basis at a variable price per Mcf. Under its contract with Sancho, the Company has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby the Company receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index and published Inside F.E.R.C. Index, at the Company's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for the Company there can be no assurance that prices paid by the Company to suppliers will be lower than the price which the Company would receive under the Hope arrangement. Prior to June 1, 1996, the price was the residential gas commodity index and when the market price of gas rose above such index, the Company's ability to purchase gas from third parties was adversely effected. The Company sells its oil production to third party purchasers under agreements at posted field prices. These third parties purchase the oil at the various locations where the oil is produced.

  Although management believes that the Company is not dependent upon any one customer, its marketing arrangement with Sancho accounted for approximately 66% of the Company's revenue for the year ended December 31, 1994, and approximately 45% for the year ended December 31, 1995. This marketing agreement is in effect until September 1, 2008. In the event Sancho's relationship with Hope, or the Company's relationship with Sancho, is discontinued for any reason, the Company believes it will be able to maintain a direct arrangement with Hope although there can be no assurance that such arrangement will be maintained. The majority of the balance of the gas sold by the Company is marketed under an open agreement with CTC whereby CTC, for a fee, acts as a broker and arranges for buyers of the Company's gas at a specific purchase price based upon 98% of the Natural Gas Intelligence Index. The price under the agreement is set monthly and gas is sold as available with no volume requirements or restrictions. None of the individual buyers pursuant to this agreement account for more than 10% of the Company's total revenue. Conoco, a customer of Vulcan, accounted for approximately 14% of the Company's sales on a consolidated basis for the year ended December 31, 1995. No other single customer accounts for more than 10% of the Company's business.

  In addition to the natural gas produced by the Company's wells, it also purchased approximately 1,500 Mcf of natural gas per day in 1995. Approximately 33% of this amount was purchased by the Company from Key Oil pursuant to a certain marketing agreement. No other supplier accounts for more than 10% of the Company's natural gas purchasers. Management believes that there exists sufficient alternative supplies of natural gas.

  Although management believes that Vulcan is not dependent upon any one customer, for the periods ended December 31, 1993, December 31, 1994 and July 31, 1995, Conoco accounted for 78%, 67% and 87%, respectively, of Vulcan's revenues for such periods through its LACT arrangement with Conoco. This LACT arrangement may be terminated by either party on thirty days prior written notice to the other.

COMPETITION

  The oil and gas industry is highly competitive. The Company is in direct competition with numerous oil and natural gas companies and drilling and income programs and partnerships exploring various areas of the Appalachian Basin and elsewhere and competing for customers. Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry. Many of the Company's competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than the Company. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that there exists a viable market place for smaller producers of natural gas and oil and for operators of smaller natural gas transmission systems and for operators of smaller crude oil gathering and marketing companies.

  Under its contract with Sancho, the Company has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby the Company receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon indices that include the residential gas commodity charge of Hope and the Inside F.E.R.C. Index. Were it not for the existence of the arrangement between Sancho and Hope, Hope would compete directly with the Company. Were it not for the relationship between Hope and Sancho, Hope would compete directly with the Company for the sale of gas to certain customers, specifically OSI Specialities, Inc. and Consolidated Aluminum of America, Inc.

  Vulcan competes directly with other oil gathering operations in Southeast Texas. Several of these operations are substantially larger than Vulcan and possess greater financial and other resources.

REGULATION

  The oil and gas industry is extensively regulated by federal, state and local authorities. The scope and applicability of legislation is constantly monitored for change and expansion. Numerous agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for noncompliance. To date, these mandates have had no material effect on the Company's capital expenditures, earnings or competitive position.

  Texas Railroad Commission. Vulcan gathers a substantial portion of the oil it transports directly from the wells of third party producers. The right to gather from each such producer is evidenced by each such producer's filing of a required report with the Texas Railroad Commission, which then issues an authorization to Vulcan to transport production from each such producer's well. The failure of a producer to file such report would prevent Vulcan from transporting such producer's oil.

  In addition, each driver of a Vulcan truck must be licensed by the State of Texas to transport hazardous material.

  Environmental. Legislation and implementing regulations adopted or proposed to be adopted by the Environmental Protection Agency and by comparable state agencies, directly and indirectly affect the Company's operations. The Company is required to operate in compliance with certain air quality standards, water pollution limitations, solid waste regulations and other controls related to the discharging of materials into, and otherwise protecting the environment. These regulations also relate to the rights of adjoining property owners and to the drilling and production operations and activities in connection with the storage and transportation of natural gas and oil.

  The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed operations may have upon the environment. Requirements imposed by such authorities could be costly, time-consuming and could delay continuation of production or exploration activities. Further, the cooperation of other persons or entities may be required for the Company to comply with all environmental regulations. It is conceivable that future legislation or regulations may significantly increase environmental protection requirements and, as a consequence, the Company's activities may be more closely regulated which could significantly increase operating costs. However, management is unable to predict the cost of future compliance with environmental legislation. As of the date hereof, management believes that the Company is in compliance with all present environmental regulations.

  Exploration and Production. The Company's exploration and development operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes the requirement of permits for the drilling of wells, the regulation of the location and density of wells, limitations on the methods of casing wells, requirements for surface use and restoration of properties upon which wells are drilled, and governing the abandonment and plugging of wells. Exploration and production are also subject to property rights and other laws governing the correlative rights of surface and subsurface owners.

  Occupational and Safety Regulations. The Company is subject to the requirements of the Occupational Safety and Health Act, as well as other state and local labor laws, rules and regulations. The cost of compliance with the health and safety requirements is not expected to have a material impact on the Company's aggregate production expenses. Nevertheless, the Company is unable to predict the ultimate cost of compliance.

  Pricing. While past sales of natural gas and oil were subject to maximum price controls, such controls are no longer in effect. In any case, the deregulated price of natural gas under current market conditions tends to be substantially lower than most regulated ceilings.

  Other Considerations. Other federal, state and local legislation, while not directly applicable to the Company, may have an indirect effect on the cost of, or the demand for, natural gas and oil.

OPERATIONAL HAZARDS AND INSURANCE.

  The Company is subject to all risks normally incident to the exploration for and production and transmission of gas and oil, including pipeline leaks, well blow-outs, uncontrollable flows of gas, oil, brine or well fluids into the environment, fires, explosions, cratering, pollution and other environmental risks. Certain of these risks, however, are relatively lower for Appalachian-based producers because of low production volumes, lower pressures and the minimal quantities of oil and brine production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution and environmental damage or suspension of operations.

  The Company maintains insurance to cover its operations. The Company has $1,000,000.00 of general liability insurance ($1,000,000.00 each occurrence). The Company does not carry excess liability insurance. The Company's insurance, however, does not cover every potential risk associated with the exploration for and production of gas and oil. In particular, coverage is not obtainable for certain types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company's financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable.

GAS AND OIL PROPERTIES

  Estimated Proven Reserves. The Company's properties consist essentially of the working and royalty interests owned by the Company in various oil and gas wells and leases located in West Virginia. The Company's proven reserves for the years ended December 31, 1993, 1994 and 1995:

                           ESTIMATED PROVED RESERVES

                                                           DECEMBER 31,
                                                   -----------------------------
                                                     1993      1994      1995
                                                   --------- --------- ---------
Natural Gas (MMcf)
  Developed.......................................   947,000   871,000   988,000
  Undeveloped.....................................   629,101   586,405   801,654
  Total Proved.................................... 1,576,101 1,457,405 1,789,654
Crude Oil (Mbbl)
  Developed.......................................    23,187    20,485    19,070
  Undeveloped.....................................   180,000   180,000   180,000
  Total Proved....................................   203,187   200,485   199,070

  These estimates are based primarily on the reports of S. M. Deal & Associates, independent petroleum engineers. See "Summary Reserve Report" attached as Appendix A hereto and incorporated herein by reference.

Such reports are, by their very nature, inexact and subject to changes and revisions. Proved developed reserves are reserves expected to be recovered from existing wells with existing equipment and operating methods. Proved undeveloped reserves are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required to establish production. No estimates of reserves have been included in any reports to any federal agency other than the SEC. See S.F.A.S. 69 Supplemental Disclosures included as part of the Consolidated Financial Statements of the Company.

  Well Count. The Company operates and receives gas and oil revenues from 105 wells. Seventy-five percent of the Company's wells are shallow wells with depths of less than 3,000 feet. The remaining wells are Devonian shale wells with a depth of greater than 4,000 feet. Appalachian Basin development wells have relatively high success rates and are characterized by low permeability and low porosity, thereby resulting in relatively low production rates and long producing lives of over 25 years. The Company's ownership interest varies from well to well with the composite ownership working interest in the wells at approximately 91% at the end of 1995.

                         WELLS AT DECEMBER 31, 1995(1)

                                                      GROSS WELLS    NET WELLS
                                                     ------------- -------------
                                                     GAS OIL TOTAL GAS OIL TOTAL
                                                     --- --- ----- --- --- -----
West Virginia.......................................  85  20  105   77  18   95

--------
(1) Many of the Company's wells produce both gas and oil. For purposes of computing the above data, the gas well versus oil well designations were made on the basis of the type of artificial lift installed on the well.

  Prospects. The Company's producing wells hold approximately 5,636 gross acres under lease which the Company believes include a substantial number of promising development prospects. In addition, the Company's Rose Run acreage is scheduled for 3-D seismic testing, and, if the results of such test so justify, further drilling. The Company also intends to begin development of its Sistersville, West Virginia acreage, composed of approximately 2,200 acres. The Sistersville acreage has been extensively explored by numerous oil and gas operators and has proven undeveloped reserves.

                      LEASE POSITION AT DECEMBER 31, 1995

                                                          DEVELOPED  UNDEVELOPED
                                                           ACREAGE     ACREAGE
                                                         ----------- -----------
                                                         GROSS  NET   GROSS AND
                                                         ACRES ACRES  NET ACRES
                                                         ----- ----- -----------
West Virginia........................................... 5,636 5,412    9,375

  Title to Properties. Substantially all of the Company's interests are held pursuant to leases from third parties. Title to properties is subject to royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, liens incident to operating agreements, liens relating to amounts owed to the operator, liens for current taxes not yet due and other encumbrances. The Company believes that such burdens neither materially detract from the value of such properties nor the respective interests therein, or materially interfere with their use in the operation of the business.

  As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of lease acquisition (other than a preliminary review of local records). Investigations, including a title opinion of local counsel, are generally made prior to the consummation of an acquisition of larger properties and before commencement of drilling operations.

  Other. In addition to gas and oil properties, the Company's property and equipment include the headquarters facility for Vulcan located on approximately seven acres of land in Poteet, Texas, with attendant office buildings, shop facilities, storage tanks, support vehicles and trucks. Vulcan's management believes these facilities are adequate for Vulcan's current and anticipated expansion.

EMPLOYEES

  As of the date hereof the Company employs six people full-time, consisting of two executives, one marketing and clerical persons, and three production persons. Management presently anticipates hiring additional employees as the business warrants and as funds are available. In addition, Vulcan employs eight people full-time, consisting of two executives, two marketing and clerical persons and four truck drivers.

FACILITIES

  The Company. The Company's operations currently occupy approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidiary Tyler Construction. These facilities are under lease by Sancho, one of the Company's principal customers, and under a verbal arrangement with Sancho, the Company occupies these facilities for no rent. Sancho leases an aggregate of approximately 4,500 square feet, including the square footage occupied by the Company, from a third party under a verbal arrangement for $1,400 per month, inclusive of utilities. The Company believes that its present office facilities are adequate for the Company's current business operations.

  Vulcan. Vulcan's operations are carried out at its headquarters facility located on approximately seven acres of land in Poteet, Texas, composed of approximately 1,800 square feet of office space with attendant shop facilities, storage tanks, support vehicles and its fleet of four leased trucks and four owned tanker trailers. In addition, Vulcan's executive offices are located in Dallas, Texas and composed of approximately 1,400 square feet of space at a monthly rental of $1,747. The Company believes that such office and other facilities are adequate for Vulcan's current business operations.

INDUSTRY SEGMENTS

  The Company only operates in one industry segment. Accordingly, no information is presented as to industry segments. The Company is presently engaged in the principal business of the exploration, development, production, transportation and marketing of natural gas and oil. Reference is made to the statements of operations contained in the Company's financial statements included herewith for a statement of the Company's revenues and operating profit (loss) for the past two fiscal years.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The Company's directors and executive officers are identified below:

              NAME                        POSITION            DIRECTOR SINCE AGE
              ----                        --------            -------------- ---
   Loren E. Bagley............ President, C.E.O. and Director August 1991     54
   William F. Woodburn........ Vice President and Director    August 1991     54
   Dennis L. Spencer.......... Secretary and Director         September 1993  53
   John B. Sims............... Director                       January 1988    70

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Executive officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Executive Committee of the Board of Directors, to the extent permitted under Nevada law, exercises all of the power and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors.

  Loren E. Bagley has been Executive Vice President of the Company since August, 1991, and became President and C.E.O. in September, 1993. From 1979 to the present, Mr. Bagley has been self employed in the oil and gas industry as president, C.E.O. or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Mr. Bagley's experience in the oil and gas industry includes acting as a lease agent, funding and drilling of oil and gas wells, supervising production of over 175 existing wells, contract negotiations for purchasing and marketing of natural gas, and owning a well logging company specializing in analysis of wells. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States Government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and earned a B.S. Degree.

  William F. Woodburn has served as Vice President in charge of Operations and a director of the Company since August, 1991 and has been actively engaged in the oil and gas business in various capacities for the past fourteen years. For several years prior to 1991, Mr. Woodburn supervised the production of oil and natural gas and managed the pipeline operations of Tyler Construction Company, Inc. and Tyler Pipeline, Inc. Mr. Woodburn is a stockholder and serves as President of Tyler Construction Company, Inc., and is also a stockholder of Tyler Pipeline, Inc. which owns and operates oil and gas wells, and Ohio Valley Welding, Inc. which owns a fleet of heavy equipment that services the oil and gas industry. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty four years and was Resident Engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a B.S. in civil engineering.

  Dennis L. Spencer became the Secretary and a director of the Company in September, 1993 and has been involved in various business ventures in the Washington, D.C. area for the past twenty years. Mr. Spencer has owned and operated six (6) automobile agencies in the Washington, D.C. area, a full line insurance brokerage agency, a rental car agency and a real estate development company specializing in commercial and residential property in Ocean City, Maryland. In 1988, Mr. Spencer sold his various business interests in the Washington, D.C. area and returned to Tyler County, West Virginia where he purchased several farms and also became engaged in the oil and gas business with Mr. Loren E. Bagley and Mr. William F. Woodburn. Since 1988, Mr. Spencer has been active in raising capital for oil and gas acquisitions for various private entities, and has been involved in contract negotiations for purchasing and marketing natural gas.

  John B. Sims served as President, C.E.O. and a director of the Company from 1988 to September, 1993 and currently is a director. Prior to joining the Company and from 1984 to 1988, Mr. Sims was the General Partner of Ben's Run Oil Company which was acquired by the Company in January, 1988. Mr. Sims has also been the general partner for fourteen limited partnerships from 1977 to 1984 drilling a total of twenty eight wells. Prior to his involvement in the oil and gas business, Mr. Sims was a real estate developer for twenty years as well as an exclusive real estate broker for Edam Forrest in Charlottesville, Virginia. During 1994 Mr. Sims voluntarily initiated a personal bankruptcy proceeding pursuant to Chapter 7 of the United States Bankruptcy Code. Pursuant to the terms of such proceeding, Mr. Sims was discharged of certain of his debts which were incurred as a consequence of his personal guarantees of certain business related debts upon which the primary obligor defaulted.

  The following persons, who were during fiscal year ended December 31, 1995, directors, officers or beneficial owners of more than ten percent (10%) of the Company's common stock, have failed to file on a timely basis certain reports under Section 16(a) of the Securities Exchange Act of 1934, as amended: Loren
E. Bagley, three reports upon sales of shares of Common Stock; William F. Woodburn, three reports upon sale of shares of Common Stock; and Dennis L. Spencer, one report upon sale of shares of Common Stock and one report upon gifting of shares of Common Stock.

COMPENSATION

  The Company has not compensated its directors for service on the Board of Directors or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors.

  The Company does not have a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors, nor has the Company entered into employment contracts with any of the aforementioned persons.

CASH COMPENSATION

  The following table sets forth all cash compensation paid by the Company for services rendered to the Company for the years ended December 31, 1993, 1994 and 1995, to the Company's Chief Executive Officer and to all other executive officers of the Company. No executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted. During 1996 no member of management, other than William F. Woodburn and F. Worthy Walker, as beneficial owner of PMC, has received cash compensation. During 1996, William F. Woodburn has received cash compensation of $1,000 per month. PMC received cash compensation of $60,000 in 1995. Even though the Company presently has no employment agreements with any of its officers or directors, the Company anticipates that in the event this Offering is successful it will enter into employment agreements with Messrs. Bagley and Woodburn pursuant to which the Company will, among other things, pay cash compensation of $100,000 each to Messrs. Bagley and Woodburn during 1996 and 1997. No proceeds of the Offering will be used to pay cash compensation to any executive officer of the Company for periods prior to the closing of the Offering.

                          SUMMARY COMPENSATION TABLE

            NAME AND                                OTHER ANNUAL  ALL OTHER
       PRINCIPAL POSITION        YEAR SALARY  BONUS COMPENSATION COMPENSATION
       ------------------        ---- ------- ----- ------------ ------------
Loren E. Bagley,................ 1995 $   -0- $ -0-    $ -0-        $ -0-
 President, C.E.O.(1)            1994 $   -0- $ -0-    $ -0-        $ -0-
                                 1993 $   -0- $ -0-    $ -0-        $ -0-
John B. Sims,................... 1995 $13,550 $ -0-    $ -0-        $ -0-
 Former President, C.E.O.(2)     1994 $ 5,600 $ -0-    $ -0-        $ -0-
                                 1993 $18,450 $ -0-    $ -0-        $ -0-
William F. Woodburn,............ 1995 $12,000 $ -0-    $ -0-        $ -0-
 Vice President, Operations      1994 $12,000 $ -0-    $ -0-        $ -0-
                                 1993 $12,000 $ -0-    $ -0-        $ -0-
Dennis L. Spencer,.............. 1995 $   -0- $ -0-    $ -0-        $ -0-
 Secretary                       1994 $29,526 $ -0-    $ -0-        $ -0-
                                 1993 $   -0- $ -0-    $ -0-        $ -0-
F. Worthy Walker................ 1995 $60,000 $ -0-    $ -0-        $ -0-
 President, Vulcan Energy
  Corporation (3)
All Executive Officers as a
 group (4 persons).............. 1995 $85,550 $ -0-    $ -0-        $ -0-
                                 1994 $35,126 $ -0-    $ -0-        $ -0-
                                 1993 $30,450 $ -0-    $ -0-        $ -0-

--------
(1) Mr. Bagley served as the Company's Executive Vice President from August 1991 to September 1993, at which time he became President and C.E.O. of the Company.
(2) Mr. Sims served as the Company's President and C.E.O. from 1988 to September 1993, and is currently a director of the Company.
(3) Includes $60,000 paid to PMC as management fees under a management agreement in calendar year 1995. Also during calendar year 1995, and additional $40,000 of such management fee was accrued but unpaid. Vulcan and PMC agreed to settle such accrued amount at $20,000, and such sum was paid by Vulcan to PMC in 1996. Mr. Walker is the sole shareholder, director and officer of Nano-Tech, the successor in interest to PMC. Mr. Walker is the sole shareholder, director and officer of PMC.

                     PRINCIPAL AND SELLING SECURITYHOLDERS

PRINCIPAL SHAREHOLDERS

  The following table sets forth information, to the best knowledge of the Company as September 30, 1996, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, each director and all directors and officers as a group, and is adjusted to reflect the two shares for five shares reverse stock split effected by the Company on September 22, 1993.

NAME AND ADDRESS           NUMBER OF SHARES PERCENT OF SHARES PERCENT OF SHARES
 BENEFICIAL OWNER          BEFORE OFFERING   BEFORE OFFERING   AFTER OFFERING
-----------------          ---------------- ----------------- -----------------
Loren E. Bagley*..........      419,575(2)        12.96%
 210 Second Street
 P.O. Box 393
 St. Marys, WV 26170
William F. Woodburn*......      448,108(3)        13.84
 210 Second Street
 P.O. Box 393
 St. Marys, WV 26170
Dennis L. Spencer Sr.*....      595,775(6)        18.39
 210 Second Street
 P.O. Box 393
 St. Marys, WV 26170
John B. Sims*.............       58,228(4)         1.80
 210 Second Street
 P.O. Box 393
 St. Marys, WV 26170
Black & Company...........      441,964(5)        13.64
 50 Federal Street
 Boston, MA 02110
All directors and
 executive officers as a
 group
 (4 persons in group).....    1,521,686           46.98

--------
* Director and/or executive officer

Note: Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above.

(1) Based upon 3,238,677 shares of Common Stock outstanding on September 30, 1996 and takes into consideration the two shares for five shares reverse stock split effected by the Company on September 22, 1993.
(2) Includes 125,000 shares of Common Stock held in the name of Carolyn S. Bagley, wife of Loren E. Bagley, over which Ms. Bagley retains voting power.
(3) Includes 200,000 shares of Common Stock in the name of Janet L. Woodburn, wife of William F. Woodburn, over which shares Ms. Woodburn retains voting power. Does not include 142,840 shares of Common Stock owned by Mark D. Woodburn, son of William F. Woodburn, over which shares William F. Woodburn disclaims any voting control.
(4) Includes 58,228 shares of Common Stock held in the name of Virginia Sims, wife of John B. Sims, over which shares Ms. Sims retains voting power.
(5) Black & Company is a holding company for the benefit of those shareholders of Black Petroleum that received shares pursuant to the acquisition by the Company on January 30, 1989 of certain interest in oil and gas properties and in a subsequent transaction with certain principal stockholders of the Company. See "Certain Transactions and Relationships".
(6) Includes 595,775 shares of Common Stock in the name of Karla R. Spencer, wife of Dennis L. Spencer Sr., over which shares Ms. Spencer retains voting control.

SELLING SECURITYHOLDERS

  Upon the effective date the Registration Statement, the Company's 800,000 outstanding Bridge Warrants automatically will be converted into 1,600,000 Redeemable Warrants. Such Bridge Warrants entitle the holder to purchase one (1) share of the Company's Common Stock at $.50 per share. Currently all such Warrants are exercisable. Shares of Common Stock issuable upon exercise of the Bridge Warrants will be "restricted" securities within the meaning of Rule 144 of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to register such 1,600,000 Redeemable Warrants and 1,600,000 shares of Common Stock underlying such Redeemable Warrants on behalf of the Selling Securityholders. The Selling Securityholders are those persons who have purchased the Company's Bridge Units consisting of the Company's Unsecured Notes and Bridge Warrants in a private placement of the Bridge Units completed in March 1996 and a private placement of the Company's Bridge Warrants completed in December 1995. See "Certain Transactions and Relationships--Bridge Financing." Among other rights, each Bridge Warrant automatically will be converted into two Redeemable Warrants immediately upon effectiveness of the Registration Statement of which this Prospectus forms a part without any action or cost on the part of the holders thereof and included in the Registration Statement of which this Prospectus forms a part. Each such Redeemable Warrant shall be immediately eligible for resale upon effectiveness of the Registration Statement of which this Prospectus forms a part, subject to the Company Lock-up and the Underwriter's Lock-up. The shares of Common Stock underlying such Redeemable Warrants included in the Registration Statement of which this Prospectus forms a part shall be immediately eligible for resale upon exercise of such Redeemable Warrants. If any such holders sell such Redeemable Warrants or exercise such Redeemable Warrants and sell the shares of Common Stock underlying such Redeemable Warrants, the proceeds of the sales of such Redeemable Warrants or shares of Common Stock, as the case may be, would be for the benefit of the person selling such shares. See "Certain Transactions and Relationships--Bridge Financing" and "Description of Securities--Bridge Warrants."

  Subject to the release of the Company Lock-up and the Underwriter's Lock-up, the Selling Securityholders' Redeemable Warrants and shares of Common Stock underlying such Redeemable Warrants may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms prevailing or at prices related to the then-current market price, or in negotiated transactions. Such lock-up arrangements are composed of the following. Upon automatic conversion of the Bridge Warrants into Redeemable Warrants, the holders of such Redeemable Warrants may (i) not sell and/or exercise any such Redeemable Warrants held by such holder pursuant to the Company Lock-up for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and (ii) not sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement pursuant to the Underwriter's Lock-up without the prior consent of the Underwriter. The Underwriter has agreed not to release the Underwriter's Lock-up for at least three (3) months following the effective date of the Registration Statement of which this Prospectus forms a part. After expiration of such three month period, the Underwriter may permit sales of such securities by such holders upon written request by such holders. The extent to which such sales will be permitted will depend on the evaluation by the Underwriter of a number of factors, including the trading volume of the securities on the NASDAQ and the number of securities which such holders have requested to sell as Selling Securityholders. Release of such Redeemable Warrants from the Company and Underwriter's Lock-ups would have an adverse effect on the market price of the Securities offered hereby. The Selling Securityholders' Redeemable Warrants and shares of Common Stock may be sold by one or more of the following methods, without limitation: (i) block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the holders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive compensation or discounts from holders in amounts to be negotiated. Such brokers or dealers and other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Neither the Company or the Underwriter has made any arrangements with any of the Selling Securityholders to sell or facilitate the sale of the Securities held by them.

  The following table sets forth the name of each holder of Bridge Warrants and the number of Redeemable Warrants beneficially owned by each such holder, as a Selling Securityholder, prior to sale and being registered for sale. Assuming the sale of all of the Selling Securityholders' Redeemable Warrants prior to exercise, following such sale, no person listed below will own any such Redeemable Warrants or beneficially own any shares of Common Stock underlying such Redeemable Warrants.

                                                                 NUMBER OF
                                                            REDEEMABLE WARRANTS
NAME                                                       BENEFICIALLY OWNED(1)
----                                                       ---------------------
James W. Almeter..........................................          12,500(2)
George D. Kickliter.......................................         100,000(2)
Harry and Mary Ann Lawroski,..............................         160,000(4)
Jan Arnett................................................         127,500(4)
Thomas E. Creevy..........................................          12,500(2)
Andrew Fistel.............................................          25,000(2)
Michael Goldstein.........................................          50,000(2)
Steven Goldstein..........................................          25,000(2)
John L. Hammer, III.......................................          12,500(2)
Robert Amend and Kathleen Amend...........................          25,000(2)
Joseph Andriole and Giancarla Andriole....................         112,500(2)
Carl W. Olsen.............................................          85,000(4)
Hy Parnass................................................          25,000(2)
Jiresh Patel..............................................          25,000(2)
Doreen Rivera.............................................          50,000(2)
Henrietta T. Robinson.....................................          25,000(2)
Andres Santillana.........................................          25,000(2)
John Stewart..............................................          25,000(2)
Dorothy Strachman.........................................          37,500(2)
George Trainor............................................          12,500(2)
Samuel M. Ward............................................          25,000(2)
Daniel Waterman and Mudite Waterman.......................          55,000(2)
Charles Wen...............................................         100,000(4)
Abel Whitehead............................................          25,000(2)
Charles V. Salzano........................................          25,000(2)
Ellis Wooten..............................................          25,000(2)
Wendell E. Morrow.........................................          12,500(2)
Morgan D. Gaffney.........................................          30,000(3)
Alfons Murk and Anita Murk................................          25,000(3)
John R. Boswell...........................................          25,000(3)
Meeyapillai K. Zawakir....................................          25,000(3)
Gerald Williams...........................................          25,000(3)
Lester N. Shafran.........................................          50,000(3)
Larry Weinstein...........................................          50,000(3)
Edward Nissenbaum.........................................          25,000(3)
George D. Newton, Jr......................................          30,000(3)
Randall A. Mason..........................................          25,000(3)
John Chianello............................................          25,000(3)
Bill A. Kousmanidis.......................................          25,000(3)
                                                                 ---------
                                                                 1,600,000(5)

--------
(1) Represents (1) the number of Selling Securityholders' Redeemable Warrants beneficially owned prior to sale; (2) the number of such Redeemable Warrants being registered under the Registration Statement; and (3) the number of shares of Common Stock underlying such Redeemable Warrants being registered under the Registration Statement.

(2) Purchased as part of the Company's private placement of Bridge Warrants completed in December 1995.
(3) Purchased as part of the Company's March 1996 Bridge Financing.

(4) Purchased as part of the Company's private placement of Bridge Warrants completed in December 1995 and March 1996 Bridge Financing.
(5) 78,750 Bridge Warrants which would have been convertible into 157,500 Redeemable Warrants issued to the Underwriter have been surrendered by the Underwriter without compensation therefor.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  During the Company's last three fiscal years, there have been no transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individual's immediate family, except as set forth below.

  (a) At the Special Meeting of Shareholders held on September 22, 1993, the Company's shareholders ratified the proposal to acquire certain oil and gas assets and shares of certain entities engaged in the oil and gas industry, in exchange for shares of authorized but previously unissued common stock of the Company. Each of the assets so acquired was valued at predecessor cost and accounted for as a transaction among related parties. The number of shares of Common Stock exchanged for each of such assets was determined by negotiations between the parties, which negotiations cannot be considered arms' length negotiations. Upon ratification of the proposal, the Company entered into the following separate agreements, all dated September 22, 1993:

    (i) By separate agreement, the Company agreed to acquire from Loren E. Bagley and William F. Woodburn 65 shares of Tyler Construction, which shares represented 65% of the total issued and outstanding shares of Tyler Construction, in exchange for 750,000 shares of authorized but previously unissued Company common stock. The value of such assets was recorded at $318,988. Following the acquisition, Tyler Construction became a subsidiary of the Company. Both Mr. Bagley and Mr. Woodburn are directors of the Company and also serve as President and Vice President, respectively.

    (ii) By separate agreement, the Company agreed to acquire from Mr. Dennis
  L. Spencer six (6) producing oil and gas wells located in Ritchie County and Tyler County, West Virginia, in exchange for 500,000 shares of authorized but previously unissued Company common stock. All of the wells were drilled and completed in July of 1991. The value of such assets was recorded at $1,082,000. Mr. Spencer was a nominee for a director to be voted upon at the shareholders meeting held September 22, 1993, at which meeting the acquisition of the wells from Mr. Spencer was approved by a majority of the Company's shareholders.

    (iii) By separate agreement with Tyler Pipeline, the Company agreed to acquire from Tyler Pipeline a certain natural gas gathering pipeline system referred to as "The Pipeline, Ltd." in exchange for 250,000 shares of authorized but previously unissued Company common stock. The value of such assets was recorded at $4,086. William F. Woodburn, Vice President and a director of the Company, is President and owns 50% of Tyler Pipeline. Loren
  E. Bagley, President and a director of the Company, also owns 50% of Tyler Pipeline.

    (iv) By separate agreement, the Company acquired all the issued and outstanding shares of Ritchie County Gathering in exchange for 500,000 shares of authorized but previously unissued Company common stock. The value of such assets was recorded at $59,130. Loren E. Bagley and William
  F. Woodburn, both officers and directors of the Company, and Dennis L. Spencer, at the time a nominee to become a director of the Company, were the holders of 100% of the Ritchie stock acquired by the Company.

  The Company believes that all of the foregoing transactions were made on terms no less favorable to the Company than those available from unaffiliated third parties.

  All four of the above transactions involved acquisitions by the Company from persons who were officers and directors of the Company either at the time of the transactions or immediately thereafter. It was believed to be in the best interest of the Company to make the acquisitions in order to increase the Company's asset base of oil and natural gas producing properties and pipelines and to increase future revenues of the Company. Those factors considered in making the acquisitions were the book value of the individual assets, the appraised value of each asset, and the present discounted projected future cash flows of each asset. All four of the acquisitions were approved by a majority of the Company's shareholders. By mutual arrangement between Messrs. Bagley, Woodburn and Spencer, they have agreed to divide equally among themselves the shares of the Company's common stock which they own.

  (b) On November 22, 1993, three directors of the Company, Loren E. Bagley, William F. Woodburn and Dennis L. Spencer entered into a certain agreement with Black Petroleum whereby Messrs. Bagley, Woodburn and Spencer agreed to assign to Black Petroleum 210,444 shares of the Company's common stock owned by them in exchange for the relinquishment by Black Petroleum of certain anti-dilution provisions it possessed concerning shares of the Company's common stock it owned in the name of Black & Company. This would permit the Company to issue shares of common stock for assets without having to issue additional shares to Black Petroleum. Although the original agreement between Black Petroleum and the Company remained in effect, as consideration for the 210,444 shares Black Petroleum agreed not to exercise its anti-dilution rights. The anti-dilution provisions were originally granted to Black Petroleum by the Company in 1989 in connection with the acquisition by the Company of certain gas and oil properties. The anti-dilution provisions expired by their terms in January, 1994. Black Petroleum does retain certain registration rights entitling it to include in a registration statement filed by the Company up to 50% of its shares acquired in the transaction. Pursuant to such registration rights, at any time after January 1, 1992 Black Petroleum may require, on two occasions, the Company to register all or any portion of its shares of Common Stock so long as the shares for which registration has been requested constitute at least 20% of the total number of restricted shares of Common Stock outstanding. Such right shall be deemed satisfied if a total of 75% of Black Petroleum's shares of Common Stock are registered. In addition, at any time that the Company proposes to register its Common Stock for sale to the public for its own account or for other security holders, Black Petroleum may request that its shares be included in any registration statement in connection with such offering. The Company is obligated to use its best efforts to include such shares in such registration statement. For purposes of this Offering, Black Petroleum has elected not to assert its registration rights.

  (c) As of December 31, 1995, the Company reported several related party loans and loan receivables outstanding. Total loan receivables and loan payables as of December 31, 1995 were $14,899 and $683,586 respectively. Any loan made to a related party is made at the discretion of and upon approval by the Executive Committee of the Board of Directors. Of such amount, commencing February 1995 through June 1996, members of the Company's management extended an aggregate of $448,583 in loans to the Company for the purpose of providing the Company with working capital. All such loans are unsecured, are on an interest free basis and are repayable in one installment on June 15, 1998. Of the loans extended between February 1995 and June 1996, Loren E. Bagley extended an aggregate of $146,454; William F. Woodburn extended an aggregate of $168,629; and John B. Sims extended $106,376 and Dennis L. Spencer extended $27,124.

  (d) In October 1994, the Company acquired from Tyler Pipeline, Inc. 14,350 leasehold acres located in the Rose Run formation in Ohio for the total purchase price of $287,000. Tyler Pipeline, Inc. is equally owned by Loren E. Bagley and William F. Woodburn, President and Vice President of the Company, respectively. As payment for the property, the Company forgave certain receivables due from Messrs. Bagley and Woodburn in the approximate amount of $80,000 each, and the balance of $135,867 is carried on the Company's financial statements as a related party loan payable. The Company believes that the acquisition of the Rose Run leases was made on terms no less favorable to the Company than those available from unaffiliated third parties.

  (e) In connection with its acquisition of Vulcan, on July 27, 1995, the Company borrowed the sum of $150,000 from an individual, John C. Allen, and on September 1, 1995, the Company borrowed the sum of $135,000 from Marden. Neither Mr. Allen nor Marden is otherwise affiliated with the Company. Each of such sums is evidenced by a promissory note in the principal amount of the sum borrowed from the respective lenders. The principal amount owned to Mr. Allen is repayable in one installment on May 31, 1997. Interest at the rate of 12% per annum is payable monthly until the principal amount is repaid in full. The Company may prepay such note at any time prior to maturity without premium or penalty. The debt evidenced by such note is guaranteed by each of Mr. Bagley and Mr. Woodburn. In addition, the Company granted to Mr. Allen a warrant to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $2.25 per share at any time through July 27, 2000. The principal amount owned to Marden is repayable in one installment, inclusive of interest at the rate of 1.5% per month, on the then outstanding principal amount of such loan, on October 15, 1997. The Company may prepay such note at any time prior to maturity without premium or penalty. The debt evidenced by such note is secured by the pledge of 100,000 shares of the Company's Common Stock owned by Mark D. Woodburn and is guaranteed by Mr. Bagley.

  Of the foregoing sums, $100,000 of the funds borrowed from Mr. Allen was applied to the purchase price of Vulcan and $50,000 applied to Vulcan's working capital. Of the $135,000 borrowed from Marden $50,000 was paid to PMC in consideration of the assignment by PMC to the Company of its rights to purchase the stock of Vulcan and $85,000 was applied to Vulcan's working capital.

  (f) On August 4, 1995, the Company borrowed $100,000 from Magco, Inc. Such loan is repayable in one installment of principal and interest accruing at the annual rate of 18% on June 30, 1997, and is secured pursuant to a security agreement which grants Magco, Inc. a security interest in all of the Company's right, title and interest in and to the Sistersville property.

  (g) On December 5, 1995, the Company borrowed an additional $100,000 from John C. Allen. Such amount is repayable in one installment of principal on March 15, 1997, with interest payable monthly at the annual rate of 12%, and guaranteed by Messrs. Bagley, William F. Woodburn and Mark D. Woodburn and secured by the pledge of 125,000 shares of the Company's Common Stock owned by William F. Woodburn and his wife. The Company may prepay such note at any time prior to maturity without premium or penalty.

  (h) On May 7, 1996, the Company borrowed $100,000 from William Stevenson. Such amount is repayable in one installment of principal and interest of $110,000 on November 7, 1996. Messrs. Bagley, William F. Woodburn and John B. Sims are jointly and severally liable with the Company for the repayment of such obligation. Such obligation is secured by the pledge of 200,000 shares of Common Stock owned by Mr. Woodburn's wife, Janet L. Woodburn.

SANCHO OIL AND GAS CORPORATION

  Loren E. Bagley is President of Sancho, a principal purchaser of the Company's natural gas. Mr. Bagley's wife, Carolyn S. Bagley is a director and owner of 66 2/3% of the outstanding capital stock of Sancho. Under its contract with Sancho, the Company has the right to sell natural gas subject to the terms and conditions of a 20-year contract, as amended, that Sancho entered into with Hope in 1988. This agreement is a flexible volume supply agreement whereby the Company receives the full price which Sancho receives less a $.05 per Mcf marketing fee paid to Sancho. The price of the natural gas is based upon the greater of the residential gas commodity index or the published Inside F.E.R.C. Index, at the Company's option, for the first 1,500 Mcf purchased per day by Hope and thereafter the price is the Inside F.E.R.C. Index. The residential gas commodity index does not directly fluctuate with the overall price of natural gas. The Inside F.E.R.C. Index fluctuates monthly with the change in the price of natural gas. While such option provides certain price protection for the Company there can be no assurance that prices paid by the Company to suppliers will be lower than the price which the Company would receive under the Hope arrangement.During 1995, the Company paid Sancho an aggregate of $20,407 pursuant to such 20-year contract. See "Business and Properties--Markets and Customers."

  The Company also occupies approximately 4,000 square feet of office space in St. Marys, West Virginia, which it shares with its subsidiary Tyler Construction. These facilities are under lease by Sancho, one of the Company's principal customers, and under a verbal arrangement with Sancho, the Company occupies these facilities for no rent. See "Business and Properties-- Facilities."

  The Company believes that the foregoing transactions with Sancho were made on terms no less favorable to the Company than those available from unaffiliated third parties.

  It is the Company's policy that any future material transactions between it and members of its management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

CONSULTING ARRANGEMENT

  On July 1, 1995, the Company entered into a Consulting Agreement with Transversified Development Group, Inc. (the "Consultant") pursuant to which the Consultant provided the Company with marketing consulting services. Such services included advising the Company on investor relations, capital formation and strategic opportunities. Such arrangement was arranged in order to provide the Company's management with necessary expertise in such areas. For its services, the Consultant received monthly payments of $2,500 for twelve months which ended October 31, 1996, and reimbursement of up to $500 of expenses per month. On October 1, 1995, the Consultant also was granted an option to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $.001 per share. The Consultant has waived such option. The Consultant is not an affiliate of the Company nor does it have any ongoing relationship with the Company.

BRIDGE FINANCING

  On August 18, 1995, the Company completed the placement of ten $30,000 secured promissory notes (the "Secured Notes") through the Underwriter. The Secured Notes bore interest at the rate of 12% per annum and were secured by the Company's accounts receivable. The proceeds from the Secured Notes were used to finance certain required payments in connection with the Company's acquisition of Vulcan. Such payment, in the amount of $300,000, was made to a creditor of Vulcan and formed part of the purchase price of Vulcan. The principal and interest on the Secured Notes were repaid in full on April 1, 1996 from the proceeds of the sale of the Company's Bridge Units and the security interest was terminated of record in the State of West Virginia. None of the purchasers of such instruments is an affiliate of the Company.

  On March 21, 1996 the Company sold 24 Bridge Units, each Bridge Unit consisting of the Company's Unsecured Note in the original principal amount of $25,000 and 12,500 Bridge Warrants, for an aggregate purchase price of $600,000. None of the purchasers of such Units is an affiliate of the Company.

  The Unsecured Notes bear interest at the rate of 12% per annum. The principal amounts and all accrued interest on the Unsecured Notes are due on the earlier of 12 months from the dates of issuance thereof or ten days after the completion of this Offering.

  Of the proceeds raised through the sale of the Bridge Units, the Company applied $300,000 to repay the outstanding principal of the Secured Notes and $21,659 in payment of accrued interest to the date of repayment on the Secured Notes. Additionally, $80,000 was used to repay institutional indebtedness incurred in connection with the acquisition of Vulcan. The balance of the proceeds of such offering were used to pay a portion of the costs of this Offering and for working capital.

  The identities of all of the purchasers of Bridge Warrants, including those purchased as part of the Bridge Units, are set forth in "Principal and Selling Securityholder--Selling Securityholders."

PRIVATE PLACEMENT

  On December 13, 1995, the Company sold 500,000 Bridge Warrants at a price of $.01 per Bridge Warrant for an aggregate purchase price of $5,000. See "Description of Securities--Bridge Warrants." The net proceeds of such offering were used by the Company for working capital. None of the purchasers of such Bridge Warrants is an affiliate of the Company.

EXERCISE OF BRIDGE WARRANTS

  All Bridge Warrants, whether sold as part of the Company's March 1996 Bridge Financing or its private placement of Bridge Warrants completed in December 1995, entitled the holders thereof to purchase one (1) share of the Company's Common Stock per Bridge Warrant at an exercise price of $.50 per share from their date of issuance until the date the Registration Statement of which this Prospectus forms a part became effective. Had any shares of Common Stock issuable upon exercise of the Bridge Warrants been issued such shares would have been "restricted" securities within the meaning of the Act, but none had been so issued.

RECENT SALES OF SECURITIES BY MEMBERS OF MANAGEMENT

  During the period from June 1995 through January 1996, Carolyn S. Bagley, wife of Loren E. Bagley sold an aggregate of 75,000 shares of the Company's Common Stock for an aggregate of $157,200, or an average of $2.10 per share, through various broker-dealers.

  During the period from June 1995 through January 1996, William F. Woodburn sold an aggregate of 66,667 shares of the Company's Common Stock for an aggregate of $129,375, or an average of $1.94 per share, through various broker-dealers.

  In June 1995, Dennis L. Spencer sold 31,000 shares of the Company's Common Stock for an aggregate of $27,125, or an average of $.88 per share, through a broker-dealer.

  During the period from February through June 1996, Virginia D. Sims, wife of John B. Sims, sold an aggregate of 47,000 shares of the Company's Common Stock for an aggregate of $129,456, or an average of $2.75 per share, through various broker-dealers.

CONVERSION OF DEBENTURES

  During the period from October 1995 through February 1996, the holders of all of the outstanding Debentures elected to convert the Debentures into an aggregate of 105,557 shares of the Company's Common Stock.

EXCHANGE OF STOCK FOR SERVICES

  On March 6, 1996 the Company issued to Leonard Neilson, Esq. 9,000 shares of the Company's Common Stock in satisfaction of certain legal fees incurred by the Company in the amount of $24,000. Such shares of Common Stock are registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 12, 1996.

VULCAN ENERGY CORPORATION

  On March 15, 1996, PMC and its shareholders F. Worthy Walker and William J. Lynton entered into an Assignment with Nano-Tech pursuant to which PMC and Lynton transferred all of their respective interests in Vulcan to Nano-Tech, including the interest in the stock and profits of Vulcan and assigned PMC's interest in that certain Management Agreement pursuant to which PMC managed Vulcan. Mr. Walker currently is the sole officer, director and shareholder of Nano-Tech and PMC.

                                 UNDERWRITING

  The Company has agreed to sell, and the Underwriter has agreed to purchase
from the Company,     shares of Common Stock and     Redeemable Warrants. The
underwriting agreement between the Company and the Underwriter (the "Underwriting Agreement") provides that the obligations of the Underwriter are subject to certain conditions precedent. The Underwriter is committed to purchase all of the Securities offered hereby if any are purchased.

  The Underwriter has advised the Company that it proposes initially to offer
    shares of Common Stock and    Redeemable Warrants to the public at the
offering price set forth on the cover page of this Prospectus and that it may allow certain selected dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions not in
excess of $    per share of Common Stock and $   per Redeemable Warrant, of
which not more than $    per share of Common Stock and $    per Redeemable
Warrant may be re-allowed to certain other dealers. The Common Stock and Redeemable Warrants offered hereby may be purchased separately and will be separately tradeable immediately upon issuance.

  Pursuant to the Underwriting Agreement, the Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the Securities sold in the Offering, of which $30,000 has been paid by the Company to date. The Company also has agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

  Pursuant to the Underwriter's Overallotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriter may purchase up to 15% of the total number of shares of Common Stock and Redeemable Warrants offered hereby, solely to cover overallotments.

  The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain civil liabilities, including liabilities under the Act.

  The Company has agreed to sell to the Underwriter or its designees, at a price of $10.00, the Underwriter's Warrant to purchase up to total of
shares of Common Stock and    Redeemable Warrants. The Securities underlying
the Underwriter's Warrant will be exercisable at a price per Security equal to 165% of the prices of such Securities offered hereby. The Redeemable Warrants underlying the Underwriter's Warrant will be exercisable at an exercise price equal to 165% of the exercise price of the Redeemable Warrants being offered hereby. The Underwriter's Warrant is exercisable for a period of four years commencing one year from the date hereof. The Underwriter's Warrant and underlying Securities may not be transferred by the Underwriter during the life of the Underwriter's Warrant except to officers and partners of the Underwriter and to members of the selling group of underwriters and such members' respective officers and partners. Any profit realized upon any resale of the Underwriters' Warrant or upon any sale of Securities underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Securities underlying the Underwriter's Warrant under the Securities Act at the Company's expense on one occasion upon the request of a majority of the holders thereof commencing one year and ending four years after the effective date of the Registration Statement of which this Prospectus forms a part.

  The Company also has agreed to allow the Underwriter certain piggyback registration rights with respect to the Securities underlying the Underwriter's Warrant if the Company should file a registration statement under the Securities Act at any time within the three year period beginning one year and ending four years from the date of this Prospectus.

  The Company has agreed that for a period of three years, the Underwriter will have the right to designate a person to be a non-voting advisor to the Company's board of directors or as a nominee as a director of the Company. The identity of such person has not been determined as of the date hereof.

  The Offering is subject to the agreement by each of the Company's officers, directors and principal shareholders that they will not sell any shares of Common Stock owned by them for (a) a period of six months from the effective date hereof without the consent of the Underwriter and every three months thereafter for an additional 18 months Messrs. Bagley, Woodburn, Sims and Spencer and Black & Company may sell in the aggregate a number of shares of Common Stock equal to 1% of the public float or (b) such other agreement with respect to the sale of such Common Stock as may be required by state "Blue Sky" laws in order to qualify the offering of the Securities in any such state; provided, however, that such restriction on resale of shares of Common Stock shall not apply to 24,630 shares of Common Stock held by Black & Company. Such shares may be sold at the discretion of Black & Company pursuant to the provisions of Rule 144 adopted under the Act.

  The Company has agreed to enter into an agreement with the Underwriter retaining it as a financial consultant for a period of two years from the date hereof, pursuant to which it will receive a fee equal to $5,000 per month, one-half of which is to be paid on or before the closing of this Offering.

  The Company has also agreed to enter into an agreement with the Underwriter providing for the payment of compensation to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party or for venture capital or private placement financing. The Underwriter is to be paid a fee ranging from $25,000 for any consideration up to $500,000; five percent (5%) of the consideration raised between $500,000 and $5,000,000; for amounts in excess of $5,000,000, $250,000 plus 1% of the excess over $5,000,000.

  In the event any holder of Redeemable Warrants exercises such Redeemable Warrants beginning one (1) year after the date of this Prospectus, the Company has agreed to pay the Underwriter a fee equal to five percent (5%) of the exercise price of any Redeemable Warrant so exercised after one year from the date hereof, provided (1) the market price of the Common Stock on the date of exercise was greater than the exercise price of the Redeemable Warrants on that date, (2) exercise of the Redeemable Warrants was solicited by the Underwriter and the Underwriter is specifically identified in writing by the holder as the soliciting broker, (3) the Redeemable Warrants were not held in a discretionary account nor issued to the Underwriter, (4) disclosure of the compensation to be paid by the Company was made both at the time of the offering and at the time of exercise of the Redeemable Warrants and (5) the solicitation and exercise of the Redeemable Warrants was not in violation of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to soliciting, either orally or in writing, the exercise of the Redeemable Warrants, such services may also include disseminating information, whether orally or in writing, to holders of Redeemable Warrants about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the Redeemable Warrants. In addition, unless granted an exemption by the Commission from Rule 10(b) under the Exchange Act, while it is soliciting exercise of the Redeemable Warrants, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities unless it has waived its right to receive a fee for the exercise of the Redeemable Warrants.

  The offering price of the shares of Common Stock was determined based on the market price of the Common Stock on Nasdaq on the date hereof. The terms of the Redeemable Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to established valuation criteria. Factors considered in determining such terms, in addition to prevailing market conditions, included an assessment of the prospects for the industry in which the Company competes, the Company's management and the Company's capital structure.

  In August 1995, the Underwriter acted as the placement agent for the sale of the Secured Notes and was paid commissions of $39,000.

  In December 1995, the Underwriter acted as the placement agent for the sale of 500,000 Bridge Warrants and was paid commissions of $650 plus 48,750 Bridge Warrants, which Bridge Warrants have been surrendered by the Underwriter to the Company without compensation therefor.

  In March 1996, the Underwriter acted as the placement agent for the sale of the Bridge Units and was paid commissions of $39,650 and received 30,000 Bridge Warrants, which Bridge Warrants have been surrendered by the Underwriter to the Company without compensation therefor.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

  The Company is authorized to issue 30,000,000 shares of Common Stock, par value $.001 per share. The issued and outstanding shares of Common Stock are, and the shares of Common Stock being offered hereby will be, when sold and issued in accordance herewith, validly issued, fully paid and non-assessable. The holders of outstanding shares of Common Stock are entitled to receive dividends to the extent permitted by law out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. See "Description of Securities--Dividends."

  All shares of Common Stock have one vote per share on all matters to be voted upon by the stockholders. The by-laws of the Company do not provide for cumulative voting in the election of directors. Thus, the holders of more than 50% of the outstanding shares of Common Stock can elect all of the directors of the Company if they choose to do so.

  The holders of Common Stock will have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company stockholders. As of December 4, 1996, there were 182 holders of record of the Company's Common Stock.

DIVIDENDS

  All shares of Common Stock share equally in any dividends declared and paid by the Company. The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend upon, among other things, the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not declared any cash dividends since its inception, and it has no present intention of paying any cash dividends on its Common Stock in the foreseeable future since it expects to use earnings, if any, to finance the Company's growth.

REDEEMABLE WARRANTS

  Each Redeemable Warrant entitles the registered holder to purchase one share
of Common Stock at an exercise price of $   , exercisable at any time during
the five year period beginning one year after the date hereof.

  Unless extended by the Company, the Redeemable Warrants will expire at 5:00 p.m., St. Marys, West Virginia time, on the sixth anniversary of the date of this Prospectus. In the event a holder of Redeemable Warrants fails to exercise the Redeemable Warrants prior to their expiration, the Redeemable Warrants will expire and the holder thereof will have no further rights with respect to the Redeemable Warrants.

  The Redeemable Warrants are redeemable by the Company at a price of $.10 per Redeemable Warrant commencing one year after the date hereof if the closing bid price of the Common Stock on the Nasdaq Small Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the notice of redemption. Such notice shall be given not less than thirty days prior to the redemption date. A holder of Redeemable Warrants may choose to exercise the Redeemable Warrants during the thirty day notice period.

  No Redeemable Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Redeemable Warrants under an effective registration statement filed with the Securities and Exchange Commission (the "Commission") and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Redeemable Warrants. Although the Company intends to have all shares of Common Stock so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating to such shares until the expiration of the Redeemable Warrants, there can be no assurance that it will be able to so do.

  A holder of Redeemable Warrants will not have any rights, privileges or liabilities as a shareholder of the Company prior to exercise of the Redeemable Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Redeemable Warrants.

  The Bridge Warrants are not being registered under the Registration Statement. The Bridge Warrants automatically will be converted upon the effectiveness of the Registration Statement without any further action by, or cost to, the holders thereof. The Redeemable Warrants issued upon such automatic conversion will in all respects be identical with the Redeemable Warrants covered by this Prospectus. Such Redeemable Warrants, and the shares of Common Stock underlying such Redeemable Warrants, are being registered under the Registration Statement.

UNDERWRITER'S WARRANT

  In connection with this Offering, the Company has agreed to sell to the Underwriter, at a price of $10.00, the Underwriter's Warrant entitling the
holders thereof to purchase up to     shares of Common Stock and
Redeemable Warrants. The shares of Common Stock underlying the Underwriter's Warrant may be purchased by holders of the Underwriter's Warrant at a price of 165% of the price set forth on the cover page of this Prospectus for the Common Stock and the Redeemable Warrants underlying the Underwriters Warrant may be exercised at a price of 165% of the exercise price of the Redeemable Warrants offered hereby. The Underwriter's Warrant may be exercised during a period of four years commencing one year from the date hereof, and they will not be transferable during the life of the Underwriter's Warrant except to underwriters and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriter's Warrant or upon any sale of the Securities underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement) registering the Securities underlying the Underwriter's Warrant under the Act at the Company's expense on one occasion upon the request of a majority of the holders thereof for a period of four years commencing one year from the date hereof. See "Underwriting."

BRIDGE WARRANTS

  In December 1995 and March 1996 the Company issued an aggregate of 800,000 Bridge Warrants, 500,000 of which were issued in a private placement in December 1995 at a price of $.01 per warrant, and 300,000 of which were issued in March 1996 as part of the placement of Bridge Units and 78,750 were issued to the Underwriter as part of the Underwriter's compensation for placing such securities. The Underwriter has surrendered such Bridge Warrants without compensation therefor. Each Bridge Warrant is exercisable for a period of 18 months from the date of issue, and entitles the holder thereof to purchase one share of the Company's Common Stock for $.50. Each Bridge Warrant automatically shall be converted into two Redeemable Warrants upon the effectiveness of the Registration Statement without any further action by, or cost to, the holders thereof. The Redeemable Warrants issuable upon such automatic conversion will in all respects be identical with the Redeemable Warrants covered by this Prospectus. Such Redeemable Warrants, and the shares of Common Stock underlying such Warrants, are being registered under the Registration Statement.

  Upon automatic conversion of the Bridge Warrants into Redeemable Warrants, the holders of such Redeemable Warrants may (i) not sell and/or exercise any such Redeemable Warrants held by the Purchaser for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company pursuant to the Company Lock-up, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and (ii) not sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement without the prior consent of the Underwriter pursuant to the Underwriter's Lock-up. The Underwriter has agreed not to release the Underwriter's Lock-up for a period of at least three months following the effective date of the Registration Statement of which this Prospectus forms a part. After expiration of such three month period, the Underwriter may permit sales of such securities by such holders upon written request by such holders. The extent to which such sales will be permitted will depend on the evaluation by the Underwriter of a number of factors, including the trading volume of the securities on the NASDAQ and the number of securities which such holders have requested to sell as Selling Securityholders.

DEBENTURES

  Between March 1988 and December 1988, Apple Corp. issued $95,000 aggregate face amount of the Debentures. The principal amounts of the Debentures were due and payable on April 1, 1993. Interest on the aggregate outstanding principal amount of the Debentures accrues at the rate of 12% per annum and is payable semi-annually on April 1 and October 1 of each year. The Debentures are convertible at the option of the holders thereof into shares of Common Stock at the rate of $.90 of outstanding principal amount per share at any time prior to repayment of the principal amount thereof. Upon payment in full of the Debentures, the conversion right shall cease. The Company may prepay the Debentures at any time upon 30 days prior written notice to the holders of the Debentures. The holders of the Debentures may exercise their conversion right during such 30 day notice period. The obligations evidenced by the Debentures were assumed by the Company upon its merger with Apple Corp. in 1993. Between October 1995 and February 1996, the holders of all of the Debentures converted such Debentures into 105,557 shares of the Company's Common Stock. The Debentures were issued prior to the reverse two for five share split of the Company's stock in September 1993. The number of shares which were obtainable upon exercise of the conversion right in the Debentures were subject to, among other things, a capital reorganization of the Company. The reverse split accomplished such a capital reorganization. Had the reverse split not occurred, the holders of the Debentures would have been able to convert the full face amount of the Debentures into 105,557 shares of Common Stock. After the reverse split, the maximum number of shares of Common Stock into which the Debentures could have been converted would have been reduced to 42,222. In consideration of the extension of the maturity date of the Debentures by the holders thereof, the Company agreed to waive the provisions of the Debentures which had the effect of reducing the number of shares of Common Stock into which the Debentures could be converted. Holders of the Debentures were thus able to convert the Debentures into shares of Common Stock at the rate of $.90 principal amount of Debentures per share.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company's Articles of Incorporation provide that officers and directors may be indemnified by the Company to the fullest extent permitted under Nevada law. Pursuant to the provisions of the Nevada Revised Statutes ("NRS"), the Company's Articles of Incorporation eliminate the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty but do not eliminate the liability of officers and directors for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of improper distributions to stockholders.

NEVADA LAW--ANTI-TAKEOVER PROVISIONS

  The Company is subject to Sections 78.438, 78.439 and 78.441 through 78.444, inclusive, of the NRS which prevents an interested stockholder (defined generally as a person owning 10% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Nevada corporation (i) for five years following the date such person became an interested stockholder, unless the board of directors approves the transaction before the date on which the interested stockholder became an interested stockholder; or (ii) the business combination meets all of the requirements of the Nevada corporation's articles of incorporation and is approved by either
(a) its board of directors before the date of acquisition of shares by the interested stockholder or (b) its stockholders at a meeting held no earlier than five years after the date of acquisition of shares by the interested stockholder or (iii) the consideration to be received by the non-interested stockholders is equal to the greater of the highest price paid by the interested stockholder for shares of the Nevada corporation (a) at any time during which the interested stockholder held direct or indirect ownership of 5% or more of the stock of the Nevada corporation or within five years and (b) within five years immediately before, or in, the transaction in which he became an interested stockholder, plus in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of the consummation of the transaction at the rate for one-year obligations of the United States Treasury from time to time in effect, less the aggregate amount of dividends paid since such earliest date, but no more may be subtracted than the amount of interest. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

  The provisions of Sections 78.438, 78.439 and 78.441 through 78.444, inclusive, of the NRS could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT AND WARRANT AGENT

  The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Redeemable Warrants is Interstate Transfer Co., 56 West 400 South, Suite 260, Salt Lake City, Utah 84101.

REPORTS

  The Company will distribute annual reports to its shareholders which will include financial statements audited and reported on by independent accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this Offering, 3,238,677 shares of Common Stock were outstanding.
Upon completion of the Offering, the Company will have outstanding     shares
of Common Stock (assuming that there is no exercise of the Redeemable Warrants, Underwriter's Warrant or the Overallotment Option). All of the shares of Common Stock sold in this Offering will be freely tradeable without restriction or limitation under the Securities Act, except for any shares purchased by any of the Company's "affiliates," as that term is defined under the Securities Act. Of the remaining 3,238,677 shares, 2,407,148 shares are "restricted" shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted Shares outstanding on the date hereof were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Act and may only be sold if they are registered under the Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Act, is available.

  In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for at least a two year period (as computed under Rule
144) is entitled to sell within any three month-period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the
Common Stock (approximately     shares after giving effect to the Offering) or
(ii) the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding such sale.

  Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned Restricted Shares for at least a three-year period (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. As of the date hereof, the Company estimates that 49,458 shares are eligible for resale pursuant to Rule 144(k).

  The Offering is subject to the agreement by each of the Company's officers, directors and principal shareholders that they will not sell any shares of Common Stock owned by them for (a) a period of six months from the date hereof without the consent of the Underwriter and every three months thereafter for an additional 18 months Messrs. Bagley, Woodburn, Sims and Spencer and Black & Company may sell in the aggregate a number of shares of Common Stock equal to 1% of the public float or (b) such other agreement with respect to the sale of such Common Stock as may be required by state "Blue Sky" laws in order to qualify the offering of the Securities in any such state; provided, however, that such restriction on resale of shares of Common Stock shall not apply to 24,630 shares of Common Stock held by Black & Company. Such shares may be sold at the discretion of Black & Company pursuant to the provisions of Rule 144 adopted under the Act. See "Underwriting."

  Restricted Shares may be sold in reliance on Rule 144 by such persons who are not affiliates subject only to the provisions of Rule 144 regarding manner of sale, and by such persons who are affiliates without complying with the Rule's holding period requirements. Such persons presently hold 280,978 shares of Common Stock.

  Rule 144 permits the immediate sale by current holders of Restricted Shares of all or a portion of their shares to certain qualified institutional buyers as defined in Rule 144A, subject to certain conditions thereof.

  In the event that Redeemable Warrants are exercised, including Redeemable Warrants issued pursuant to conversion of Bridge Warrants, the shares of Common Stock issuable upon such exercise would be immediately eligible for resale.

  Shares issuable upon exercise of Bridge Warrants which have not been converted into Redeemable Warrants will be subject to the restrictions on resale imposed by Rule 144.

  Between October 1995 and February 1996, the holders of all of the Debentures converted such Debentures into 105,557 shares of the Company's Common Stock. The sale of such shares of Common Stock by the holders thereof is subject to the provisions of Rule 144.

  The Company also has outstanding warrants to purchase 50,000 shares of its Common Stock at an exercise price of $2.25 per share in the name of John C. Allen, which warrants may be exercised by Mr. Allen at any time between July 27, 1995 and July 27, 2000.

  In the event the warrants held by Mr. Allen are exercised, the sale of the underlying shares of Common Stock by the holders thereof will be subject to the provisions of Rule 144.

  In addition to the Redeemable Warrants offered hereby, the Company's Bridge Warrants automatically will be converted into Redeemable Warrants upon the effectiveness of the Registration Statement. Redeemable Warrants automatically converted from Bridge Warrants held by the Selling Securityholders, and the underlying shares of Common Stock, are being registered pursuant to the Registration Statement. Subject to release of such Redeemable Warrants and underlying shares of Common Stock from exercise and/or sale from the Company Lock-up and the Underwriter's Lock-up, such Redeemable Warrants and underlying shares of Common Stock will be eligible for immediate exercise and/or resale.

                                 LEGAL MATTERS

  The validity of the securities being offered hereby will be passed upon for the Company by Kaufmann, Feiner, Yamin, Gilden & Robbins LLP, 777 Third Avenue, New York, New York 10017. Certain legal matters will be reviewed for the Underwriter by McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016.

                                    EXPERTS

  The consolidated financial statements of the Company and its subsidiaries as of December 31, 1995 and 1994 and for the years then ended have been audited by Jones, Jensen & Company, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The Summary Reserve Report of S.M. Deal & Associates, independent petroleum engineers, containing estimates of proved oil and gas reserves and related future net revenues and the present value thereof, set forth as Appendix A hereto, and the estimates of proved gas and oil reserves and related future net revenues and present value thereof as of July 1, 1995 included in this Prospectus, have been derived from the reserve report of such firm and certain engineering reports prepared by the Company and reviewed by such firm. All such information has been so included herein in reliance upon the authority of such firm as experts in such matters.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement and to the Exhibits filed therewith, which may be examined without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed to be qualified in all respects by the provisions of the exhibit.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith the Company files reports proxy statements and other information with the Commission. Such reports, proxies and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C 20549. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C 20549, at prescribed rates.

  The Company will furnish its stockholders with annual reports containing audited financial statements and such other information as the Company deems appropriate or as may be required by law.

                               TRANS ENERGY, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

                                    CONTENTS

Independent Auditors' Report................................................ F-3
Consolidated Balance Sheet.................................................. F-4
Consolidated Statements of Operations....................................... F-5
Consolidated Statements of Stockholders' Equity............................. F-6
Consolidated Statements of Cash Flows....................................... F-7
Notes to the Consolidated Financial Statements.............................. F-8

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Trans Energy, Inc.
210 2nd Street
St. Marys, West Virginia 26170

  We have audited the accompanying consolidated balance sheet of Trans Energy, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trans Energy, Inc. and subsidiaries as of December 31, 1995 and the consolidated results of their operations and their cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

/s/ Jones, Jensen & Company

Jones, Jensen & Company

Salt Lake City, Utah

November 27, 1996

                               TRANS ENERGY, INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
                                                                    (RESTATED)
CURRENT ASSETS
Cash.............................................................. $       --
Accounts receivable--trade (Note 1)...............................     328,012
Inventory (Note 1)................................................      15,956
                                                                   -----------
  Total Current Assets............................................     343,968
                                                                   -----------
FIXED ASSETS (Note 2)
Land..............................................................      35,000
Building..........................................................      65,000
Vehicles..........................................................     113,244
Machinery and equipment...........................................     588,493
Pipeline..........................................................   2,107,740
Well equipment....................................................     290,972
Wells.............................................................   3,178,916
Leasehold acreage.................................................     263,500
Accumulated depreciation..........................................  (1,458,009)
                                                                   -----------
  Total Fixed Assets..............................................   5,184,856
                                                                   -----------
OTHER ASSETS
Deferred stock offering costs (Note 1)............................     275,000
Goodwill, net (Note 1)............................................     728,013
Deposits..........................................................         355
Bond (Note 4).....................................................      50,000
Loan acquisition costs............................................     108,187
Loan--related party (Note 6)......................................      14,899
                                                                   -----------
  Total Other Assets..............................................   1,176,454
                                                                   -----------
  TOTAL ASSETS.................................................... $ 6,705,278
                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable--trade........................................... $   521,438
Interest payable..................................................      58,981
Accrued expenses..................................................      71,231
Long-term debt--current portion (Note 3)..........................     554,540
                                                                   -----------
  Total Current Liabilities.......................................   1,206,190
                                                                   -----------
LONG-TERM LIABILITIES
Loans payable--related parties (note 6)...........................     683,586
Notes payable (Note 3)............................................   2,214,922
                                                                   -----------
  Total Long-Term Liabilities.....................................   2,898,508
                                                                   -----------
  Total Liabilities...............................................   4,104,698
                                                                   -----------
MINORITY INTERESTS (Note 1).......................................      39,393
                                                                   -----------
STOCKHOLDERS' EQUITY (Note 9)
Common Stock: 30,000,000 shares authorized at
 $0.001 par value; 3,174,122 shares
 issued and outstanding, respectively                                    3,174
Capital in excess of par value....................................   5,629,734
Accumulated deficit...............................................  (3,071,721)
                                                                   -----------
  Total Stockholders' Equity......................................   2,561,187
                                                                   -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................... $ 6,705,278
                                                                   ===========

   The accompanying notes are an integral part of these financial statements.

                               TRANS ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                     ------------------------
                                                        1995         1994
                                                     -----------  -----------
                                                     (RESTATED)
OIL AND GAS SALES................................... $ 2,828,162  $ 2,926,735
 COSTS AND EXPENSES
 Cost of oil and gas produced.......................   2,392,907    2,309,448
 Salaries and wages.................................     178,558      109,003
 Depreciation and depletion.........................     228,692      179,308
 Selling, general and administrative................   1,833,338      246,962
                                                     -----------  -----------
  Total Costs and Expenses..........................   4,633,495    2,844,721
                                                     -----------  -----------
INCOME (LOSS) FROM OPERATIONS.......................  (1,805,333)      82,014
                                                     -----------  -----------
OTHER INCOME (EXPENSE)
Other income........................................         --        12,504
Interest income.....................................         444          --
Interest expense....................................    (347,282)    (140,675)
Gain on disposition of assets.......................       2,046        1,000
Bad debt expense....................................     (44,550)         --
                                                     -----------  -----------
  Total Other Income (Expense)......................    (389,342)    (127,171)
                                                     -----------  -----------
NET INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
 INTERESTS..........................................  (2,194,675)     (45,157)
                                                     -----------  -----------
INCOME TAXES........................................         --           --
                                                     -----------  -----------
NET INCOME (LOSS) BEFORE MINORITY INTERESTS.........  (2,194,675)     (45,157)
MINORITY INTERESTS..................................     (10,403)     (18,409)
                                                     -----------  -----------
NET INCOME (LOSS)................................... $(2,205,078) $   (63,566)
                                                     ===========  ===========
EARNINGS (LOSS) PER SHARE
PRIMARY............................................. $     (0.71) $     (0.02)
                                                     ===========  ===========
FULLY DILUTED....................................... $     (0.71) $     (0.02)
                                                     ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                               TRANS ENERGY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                (RESTATED)

                                COMMON SHARES   CAPITAL IN
                               ---------------- EXCESS OF  ACCUMULATED
                                SHARES   AMOUNT PAR VALUE    DEFICIT
                               --------- ------ ---------- -----------  --- ---
Balance, December 31, 1993...  3,024,122 $3,024 $3,612,852 $  (803,077)
Net loss for the year ended
 December 31, 1994...........        --     --         --      (63,566)
                               --------- ------ ---------- -----------
Balance, December 31, 1994...  3,024,122  3,024  3,612,852    (866,643)
Common stock issued for serv-
 ices at $1.50 per share.....    100,000    100    149,900         --
Common stock issued on con-
 version of debentures at
 $0.90 per share.............     50,000     50     44,950         --
Stock options issued for
 services (Note 8)...........        --     --     275,000         --
Common stock warrants issued
 (Note 8)....................        --     --   1,345,000         --
Extension of debentures (Note
 5)..........................        --     --     202,032         --
Net loss for the year ended
 December 31, 1995...........        --     --         --   (2,205,078)
                               --------- ------ ---------- -----------
Balance, December 31, 1995...  3,174,122 $3,174 $5,629,734 $(3,071,721)
                               ========= ====== ========== ===========




   The accompanying notes are an integral part of these financial statements.

                               TRANS ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                        ----------------------
                                                           1995        1994
                                                        -----------  ---------
                                                        (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $(2,205,078) $ (63,566)
Adjustments to Reconcile Net Income to Cash Provided
 by Operating Activities:
  Depreciation, depletion and amortization............      228,692    179,308
  Minority interest...................................       10,403     18,409
  (Gain) loss on sale of assets.......................       (2,046)    (1,000)
  Bad debt expense....................................       44,550        --
  Common stock issued for services....................      150,000        --
  Common stock warrants...............................    1,340,000        --
Changes in Operating Assets and Liabilities:
  Decrease (increase) in accounts receivable..........      272,084     21,349
  Decrease (increase) in deposits.....................           23         (2)
  Decrease (increase) in loan acquisition costs.......      103,671      1,852
  Decrease (increase) in inventory....................      (13,322)       --
  Increase (decrease) in accounts payable and accrued
   expenses...........................................     (302,768)    40,717
                                                        -----------  ---------
    Cash Provided (Used) by Operating Activities......     (373,791)   197,067
                                                        -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of subsidiary................................     (490,000)       --
Increase in notes receivable..........................       (7,780)  (221,452)
Expenditures for property and equipment...............     (584,405)   (46,947)
Proceeds from sale of property and equipment..........        3,000      1,000
                                                        -----------  ---------
    Cash Provided (Used) by Investing Activities......   (1,079,185)  (267,399)
                                                        -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions.................................        5,000        --
Proceeds from related party notes.....................          --     152,407
Principal payments on long-term debt..................      (52,375)  (175,389)
Proceeds from borrowings..............................    1,493,248     48,550
                                                        -----------  ---------
  Cash Provided (Used) by Financing Activities........    1,445,873     25,568
                                                        -----------  ---------
NET INCREASE (DECREASE) IN CASH.......................       (7,103)   (44,764)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..........        7,103     51,867
                                                        -----------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR................  $       --   $   7,103
                                                        ===========  =========
CASH PAID FOR:
  Interest............................................  $   178,769  $ 129,999
  Income taxes........................................  $       --   $     --
NON-CASH FINANCING ACTIVITIES:
Acquisition of Dennis Spencer Wells (Note 1)..........  $       --   $     --
Acquisition of subsidiaries at predecessor costs (Note
 1)...................................................  $       --   $     --
Acquisition of oil properties for shareholder loans...  $       --   $ 287,000
Common stock issued for services......................  $   150,000  $     --
Stock options issued for services.....................  $   275,000  $     --
Purchase of subsidiary for notes payable and assump-
 tion of debt.........................................  $   880,000  $     --
Conversion of debentures to equity....................  $    45,000  $     --
Common Stock warrants.................................  $ 1,340,000  $     --
Extension of debentures...............................  $   202,032        --

   The accompanying notes are an integral part of these financial statements.

                              TRANS ENERGY, INC.

                NOTES TO THE CONSOLODATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

  The Company was originally incorporated in the State of Idaho on January 16, 1964 under the name of Alter Creek Mining Company, Inc.

  The Company was engaged in mining activities in the 1960's. The Company was inactive for several years but started up operations again in August of 1987. The Articles of Incorporation were reinstated on September 4, 1987. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben's Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

  At a meeting on September 22, 1993, the shareholders approved a reverse stock split of the outstanding common shares at a rate of 2 shares for every 5 shares outstanding. This reduced the outstanding shares to 1,024,122. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

  The shareholders also approved the acquisition of certain oil and gas assets and stock in exchange for stock of the Company. On November 15, 1993, the following shares were issued; 250,000 shares of common stock to the shareholders of The Pipeline, Ltd, 500,000 shares of common stock to the shareholders of Ritchie County Gathering Systems, Inc. and 750,000 shares to the majority shareholders of Tyler Construction Company, Inc. The acquisition was accounted for as a combination under the purchase method of accounting using predecessor cost. Predecessor cost was used because the owners of the acquiring company are substantially the same as the owners of the acquired companies. In other words, they are considered to be co-promoters.

  On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name of Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved.

  On November 15, 1993, the Company also purchased certain oil and gas assets of Dennis Spencer. The purchase price was 500,000 shares of the Company's common stock. This acquisition of the subsidiary has been accounted for using the purchase method of accounting which is based on the market value of the assets acquired at the time of acquisition. As a result of these transactions, there were 3,024,122 shares of common stock issued and outstanding at December 31, 1994.

 b. Accounting Method

  The Company's financial statements are prepared using the accrual method of accounting. The successful efforts method of accounting is used for oil and gas exploration and production activities which states that total net capitalized costs, as a minimum test, may not exceed future undiscounted net cash flows. In any period that total net capitalized costs exceed future undiscounted net cash flows, the excess will be charged to current operations. The Company has elected a calendar year end.

  Oil purchased for resale is recorded at cost and carried in inventory when it is collected from the supplier. The sale is recorded when the oil is delivered to the pipeline.

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994


 c. Prior Period Adjustments

  The results of operations for the year ended December 31, 1995 have been restated to correct the application of accounting principles related to the treatment of the value of additional shares pursuant to the extension of convertible debentures, the valuation of common stock issued for services rendered and the valuation of Bridge Warrants issued in December, 1995. The effect of the related adjustment increased the net loss by $1,597,619. Primary and fully diluted loss per share for the year ended December 31, 1995 increased by $(0.51) and $(0.50) per share, respectively.

 d. Loss per Share of Common Stock

  The loss per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the financial statements.

 e. Provision for Taxes

  At December 31, 1995, the Company had net operating loss carryforwards totaling approximately $3,100,000 that may be offset against future taxable income through 2010. No tax benefit has been reported in the 1995 financial statements, because the potential tax benefits of the net operating loss carryforwards is offset by a valuation allowance of the same amount.

 f. Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 g. Principles of Consolidation

  The consolidated financial statements include the Company and its wholly owned subsidiaries, Ritchie County Gathering Systems, The Pipeline Ltd., Dennis Spencer Wells, its 65% owned subsidiary, Tyler Construction Company, Inc. and its 80% owned subsidiary, Vulcan Energy Corporation. All significant intercompany accounts and transactions have been eliminated.

 h. Depreciation

  Fixed assets are stated at cost. Depreciation on vehicles, pipelines, machinery, equipment and well equipment is provided using the straight line method over expected useful lives of five to fifteen years. Wells are being depreciated using the units-of-production method on the basis of total estimated units of proved reserves.

 i. Accounts Receivable

  Accounts receivable are shown net of the allowance for doubtful accounts. This amount was determined to be $9,700 at December 31, 1995 after writing off all accounts determined to be uncollectible.

 j. Inventory

  Inventory at December 31, 1995 consists of crude oil held for resale and is stated at the lower of cost (computed on a first-in, first-out basis) or market.

 k. Goodwill

  Goodwill was recorded from the purchase of Vulcan Energy Corporation on August 7, 1995 (see Note 2). The amount is amortized using the straight-line method over a useful life of five years. Accumulated amortization at December 31, 1995 was $63,240.

 l. Deferred Stock Offering Costs

  The Company has capitalized the costs incurred in connection with its proposed stock offering. The costs will be charged to paid-in capital upon completion of the offering.

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994


NOTE 2--FIXED ASSETS

  The Company acquired oil and gas leases from Ben's Run Oil Company (a Virginia limited partnership) in 1988 along with other assets and liabilities in exchange for shares of the Company's common stock.

  The assets were recorded at predecessor cost since the former owners of Ben's Run Oil Company became the controlling shareholders of the Company. The assets acquired had been fully amortized or depreciated. Therefore, they were recorded at a cost of $0.

  In January of 1989 the Company acquired interests in oil and gas producing properties from Black Petroleum Corporation (Black). In exchange for the interests acquired, the Company paid $100,000 cash, 160,790 shares of common stock and assumed certain liabilities of Black. The value of the stock issued was based on the estimated fair market value of the properties acquired less cash paid and liabilities assumed. The purchase price for oil and gas properties totaled $2,015,109. The purchase price also included the payment of an 18 3/4 percent override royalty on all future revenues from the properties in which Black had a 50 percent or greater interest and 25 percent of the net revenues of all properties in which Black had a less than 50 percent interest together with an agreement affecting all future issuances of capital stock by the Company. This agreement requires that, at all times, Black is entitled to maintain a 20 percent equity interest in the Company. This requirement expired on January 30, 1994. The cost of the Black properties was recorded net of the royalty. The acquisition included interests in wells located in Texas, Oklahoma, Kansas, and West Virginia. Shortly after the acquisition from Black, the Company sold its interests in all the wells located in Texas, Oklahoma and Kansas for a total of $37,920 in cash. The Company then had a formal study and appraisal of the oil and gas reserves performed on the West Virginia properties. Based upon this study and appraisal, the Company estimated the fair market value of the properties to be $2,015,109 at the time of acquisition. However, due to the uncertainties involved in estimating oil and gas reserves, there is no assurance that the Company will fully recover this amount recorded as the investment in the properties.

  On November 15, 1994, the Company acquired six oil and gas wells at a cost of $1,082,222 and other equipment totaling $8,710 from Dennis Spencer in exchange for shares of the Company's common stock. All assets were recorded at their market value (which was approximately the same as book value) at the time of acquisition based on the purchase method of accounting.

  Based upon the reserve estimates, depletion and depreciation on these properties and the related equipment is computed under the units-of-production method as required by generally accepted accounting principles. In 1994 and 1993, the Company refurbished a number of wells. In 1995, the Company obtained a reserve study which showed that the oil and gas reserves are higher than originally reported because the fix-up work allowed the producing wells to produce greater quantities and put some non-productive wells into production.

  During 1994, the Company purchased leasehold acreage in Ohio known as Rose Run for $287,000. The acreage was purchased from shareholders of the Company in part for forgiveness of receivables from those shareholders. The balance of the purchase price of $135,867 is carried on the books as a related party loan payable.

  On August 7, 1995, the Company purchased 80 percent of the issued and outstanding stock of Vulcan Energy Corporation, a Texas corporation, for $1,100,000 including the assumption of $300,000 in debt for a customer of Vulcan. Vulcan will continue to operate as a subsidiary of the Company. Vulcan Energy is located twenty miles southwest of San Antonio and is engaged in the oil gathering and marketing business.

                               TRANS ENERGY, INC.

                           DECEMBER 31, 1995 AND 1994

NOTE 3--LONG-TERM DEBT

  The Company had the following debt obligations at December 31, 1995:

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
Convertible Debentures (Note 5)..................................   $   50,000
Bank of Paden City, secured by gas pipeline, interest and
 principal payments of $1,846 due monthly at 9.0% interest
 beginning March 1994............................................        7,505
Calhoun County Bank, secured by oil and gas well interests,
 payable in monthly installments of $3,136 including interest at variable rates, (lender's base rate of 9.75% as of December 31,
 1995), matures June 1, 1996.....................................       59,472
Calhoun County Bank, secured by oil and gas well interests,
 payable in monthly installments of $1,029 including interest at variable rates, (lender's base rate of 9.75% as of December 31,
 1995), matures February 13, 1996................................        9,164
Calhoun County Bank, secured by oil and gas well interests,
 payable in monthly installments of $3,651 including interest at variable rates, (lender's base rate of 9.75% as of December 31,
 1995), matures February 19, 1996................................       43,359
New York Life, secured by cash value in policy, principal and
 interest payments of $480 per month at 7.25% interest rate......       18,617
Wesbanco Bank, secured by oil and gas wells, principal and
 interest payments of $841 at 12.5% interest rate, matures
 October 11, 1997................................................       17,328
Wesbanco Bank, secured by vehicle, principal and interest
 payments of $155 at 10.25% interest rate, matures September 30,
 1997............................................................        3,115
First National Bank of St. Marys, $9,244 payable monthly, 12.5%
 interest rate, secured by equipment.............................      657,632
Union Bank of Tyler County, interest at 11.5% due quarterly,
 renewable, secured by equipment.................................       19,810
Note due private company, principal and interest of $163 payable
 monthly, interest rate of 10.75%, secured by vehicle............        4,997
United National Bank, interest payable quarterly, (prime + 1% or
 9.75% as of December 31, 1995), principal payment of $50,000 due
 annually, secured by equipment..................................      285,000
Note due private individual, secured by officers' personal
 guarantee, due March 15, 1997, interest due monthly at 12%......      100,000
Bank of Paden City, secured by officers' personal assets, demand
 note, interest payments due monthly at 9.75%....................      100,000
Note due private individual, secured by officers' personal
 guarantee, due May 31, 1997, interest due monthly at 12%........      150,000
Note due private company, secured by officers' personal assets,
 due on October 15, 1997, with interest at 18%...................      135,000
                                                                    ----------
  Balance forward................................................   $1,660,999
                                                                    ----------

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
Balance forward..................................................  $ 1,660,999
Note due private company, secured by officers guarantee, due June
 30, 1997, with interest at 18%..................................      100,000
Notes due Secured Promissory Note Holders, secured by accounts
 receivable, due April 24, 1997, with interest at 12%............      300,000
Note payable to Ross Forbus in equal monthly installments of
 $6,529 with interest at 7.5%, secured by assets of subsidiary,
 matures on September 22, 2005...................................      545,909
Bank of Paden City, secured by officers personal assets, matures
 on February 21, 1996, interest due monthly at 10%...............       30,200
Demand Note due Petrol Marketing Corporation on October 31, 1995
 with no stated interest rate....................................       50,000
Various equipment purchase contracts secured by vehicles.........       82,354
  Less Current Portion...........................................     (554,540)
                                                                   -----------
  Total Long-Term Debt...........................................  $ 2,214,922
                                                                   ===========

SCHEDULE OF MATURITIES
----------------------
  1996.............................................................. $   554,540
  1997..............................................................     954,785
  1998..............................................................     160,735
  1999..............................................................     143,938
  2000 and thereafter...............................................     955,464
                                                                     -----------
    Total........................................................... $ 2,769,462
                                                                     ===========

NOTE 4--BOND

  Under the laws of the state of West Virginia, the Company is required to place funds in a deposit account with the state when drilling for oil and gas reserves. The Company placed $50,000 in this reserve fund. This fund has been established to cover future site restoration, dismantlement and abandonment costs. No additional restoration costs have been recorded due to the fact the Company does not own the land and its involvement will be minimal.

NOTE 5--CONVERTIBLE DEBENTURES

  The Company assumed obligations on debentures issued by Ben's Run Oil Co. during 1988. The remaining debenture, having a total face value of $50,000, was due on April 1, 1996. Subsequent to December 31, 1995, the remaining $50,000 debenture was converted into 55,555 shares of common stock. As an incentive to the debenture holder for extending the due date of the debenture, on December 1, 1995 they were given the right to receive the number of post-split shares they were to have received pre-split. The value of the additional shares issued has been recorded as loan costs and amortized over the period until the debenture was converted.

NOTE 6--RELATED PARTY TRANSACTIONS

 a. Loans

  At the end of December 1995, there were several related party loans payable and loans receivable outstanding. The receivable amount is non-interest bearing and considered short- term in nature. The payable amount is also non-interest bearing and considered long-term in nature. Loans receivable at December 31, 1995 totalled $14,899. Loans payable at December 31, 1995 totalled $683,586.

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994

 b. Management Agreement

  A company owned by an officer of the Company's subsidiary, Vulcan Energy Corporation (Vulcan) owns the remaining 20% of Vulcan's stock. The management company is entitled to a management fee of $252,000 per year and 20% of net profits before taxes less 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on the Company's financial statements since the subsidiary has generated a net loss up through December 31, 1995.

NOTE 7--ECONOMIC DEPENDENCE AND MAJOR CUSTOMERS

  The Company is provided its office space at no cost by Sancho Oil and Gas Corporation (Sancho), a company owned by one of its major shareholders. The Company's marketing arrangement with Sancho accounted for approximately 45% of the Company's revenue for the year ended December 31, 1995. This marketing agreement is in effect until December 1, 2003. Another customer also generated sales in excess of 10% of the Company's total sales. Sales to this customer made up approximately 14% of net revenues in 1995.

  In addition to the natural gas produced by the Company's wells, it also purchased natural gas. Approximately 33% of the amount purchased by the Company was from Key Oil pursuant to a certain marketing agreement. No other supplier accounted for more than 10% of the Company's natural gas purchasers.

NOTE 8--COMMON STOCK, OPTIONS AND WARRANTS

  On January 15, 1995, the Company issued 100,000 shares of its common stock to a consultant. The shares were valued at $1.50 per share which was the average trading price when issued.

  On October 1, 1995, the Company issued an option to a consultant to purchase 100,000 shares of its common stock at $0.001 per share. The option was valued at the difference between the exercise price and the trading price of the shares. Accordingly the Company incurred $275,000 of consulting fees in 1995.

  The Company also received $5,000 during December of 1995 for the purchase of 500,000 Bridge Warrants at $0.01 per warrant. The Company issued 48,750 additional Bridge Warrants as compensation for the sale of the Bridge Warrants which were later surrendered to the Company for no consideration. The Bridge Warrants were valued at the average trading price when issued and expensed to interest during the year ended December 31, 1995. The Bridge Warrants are convertible into 1 share of common stock at $0.50 per share for up to eighteen months. Upon the effective registration of the Company's proposed stock offering (Note 10), the $0.50 common stock conversion option of the Bridge Warrants will terminate and the Bridge Warrants will automatically convert into 2 Redeemable Warrants exercisable at 110% of the proposed offering price which will be approximately $5.00 per share.

  In connection with the extension of the due date of a note payable the Company granted the noteholder a warrant to purchase up to 50,000 shares of the Company's common stock at $2.25 per share.

NOTE 9--COMMITMENTS AND CONTINGENCIES

  The Company leases office space at its Dallas location under a one year noncancellable operating lease at $1,747 per month. The lease term expires in February 1997.

NOTE 10--GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred operating losses for the years ended December 31, 1995, 1994 and 1993. Revenues have not been sufficiently established to cover its operating costs and to allow it to continue as a going concern. The Company, having recently purchased an 80% equity ownership of Vulcan Energy Corporation (the Subsidiary), has replaced management and recapitalized the Subsidiary with a $200,000 working capital infusion. The Company has also entered into a letter of intent with L.B. Saks, Inc., a New York investment firm, to do an

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994

underwriting for a minimum of $3,120,000. The Company believes that the acquisition and the proceeds from the public offering will help the Company continue as a going concern.

NOTE 11--SUBSEQUENT EVENT

 a) Line of Credit

  Subsequent to December 31, 1995, the Company obtained a $1,000,000 line of credit with a lending institution. Interest accrues on the unpaid balance at varying rates depending on the outstanding balance. The line of credit will be used by Vulcan to secure purchases of oil.

 b) Forgiveness of Debt

  In February 1996, $20,000 of the management fee payable by Vulcan was forgiven by the management company.

 c) Cancellation of Option

  On March 29, 1996, the consultant returned the option for cancellation. The option was not exercised and was cancelled without consideration, therefore the cancellation was accounted for as a decrease in the paid-in capital and the related asset.

 d) Unsecured Promissory Notes and Bridge Warrants

  In March 1996 the Company completed a bridge financing of Bridge Units composed of $600,000 of Unsecured Notes and 300,000 Bridge Warrants. Of the $600,000 in Unsecured Notes, $270,000 of the previously secured note holders converted to holders of Unsecured Notes. Under the terms of the Unsecured Notes, interest is accrued at the rate of 12% per annum. The principal is due and payable upon completion of the Company's proposed public offering or on March 21, 1997. The Bridge Warrants issued as part of such financing are exercisable for 18 months from the date of issue and entitle the holder thereof to purchase 1 share of common stock at $0.50 per share. The Bridge Warrants were valued at the average trading price when issued and are being amortized to interest expense over 12 months. Upon the effective registration of the Company's proposed stock offering (Note 10), the $0.50 common stock conversion option of these Bridge Warrants will terminate and the Bridge Warrants will automatically convert into 2 Redeemable Warrants exercisable at 110% of the proposed offering price which will be approximately $5.00 per share. If the Bridge Warrants are converted, the unamortized balance of the cost will be expensed immediately. In addition, the Company issued 30,000 Bridge Warrants to the Underwriter for acting as placement agent for such financing. The Underwriter has returned such 30,000 Bridge Warrants to the Company for no consideration.

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994

NOTE 12--CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

  The historical information contained herein has been consolidated on a proforma basis. The purchase of oil and gas assets from Vulcan Energy Corporation as described in Notes 1 and 2 was effective August 7, 1995. The purchase has been presented as though it was effective January 1, 1995. All significant accounting policies for Vulcan Energy Corporation are the same as the Company's as defined in Note 1. No proforma adjustments for depreciation and depletion have been recorded because the market value of Vulcan Energy Corporation is approximately the same as predecessor cost.

                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                           ---------------------------------------------------
                             VULCAN        TRANS
                             ENERGY      ENERGY AND                 PROFORMA
                           CORPORATION  SUBSIDIARIES  ADJUSTMENTS   COMBINED
                           -----------  ------------  ----------- ------------
                                         (RESTATED)                (RESTATED)
OIL AND GAS SALES........  $1,622,955   $  2,828,162   $     --   $  4,451,117
COST AND EXPENSES
 Cost of oil and gas
  produced...............   1,493,811      2,392,907         --      3,886,718
 Salaries and wages......     142,444        178,558         --        321,002
 Depreciation and
  depletion..............      11,303        228,692     105,500       345,495
 Selling, general and
  administrative.........      59,993      1,833,338         --      1,893,331
                           ----------   ------------   ---------  ------------
  Total Costs and Ex-
   penses................   1,707,551      4,633,495     105,500     6,446,546
                           ----------   ------------   ---------  ------------
INCOME (LOSS) FROM OPERA-
 TIONS...................     (84,596)    (1,805,333)   (105,500)   (1,995,429)
                           ----------   ------------   ---------  ------------
OTHER INCOME (EXPENSE)
 Interest income.........         697            444         --          1,141
 Interest expense........      (1,004)      (347,282)   (112,006)     (460,292)
 Gain on disposition of
  assets.................       7,683          2,046         --          9,729
 Bad debt expense........        (500)       (44,550)        --        (45,050)
                           ----------   ------------   ---------  ------------
  Total Other Income (Ex-
   pense)................       6,876       (389,342)   (112,006)     (494,472)
                           ----------   ------------   ---------  ------------
NET INCOME (LOSS) BEFORE
 MINORITY INTERESTS......     (77,720)    (2,194,675)   (217,506)   (2,489,901)
MINORITY INTERESTS.......         --         (10,403)        --        (10,403)
                           ----------   ------------   ---------  ------------
NET INCOME (LOSS)........  $  (77,720)  $ (2,205,078)  $(217,506) $ (2,500,304)
                           ==========   ============   =========  ============
EARNINGS (LOSS) PER
 SHARE...................  $    (0.02)  $      (0.71)  $   (0.07) $      (0.80)
                           ==========   ============   =========  ============

                               TRANS ENERGY, INC.

                           DECEMBER 31, 1995 AND 1994

                                  FOR THE YEAR ENDED DECEMBER 31, 1994
                             ------------------------------------------------
                               VULCAN        TRANS
                               ENERGY      ENERGY AND               PROFORMA
                             CORPORATION  SUBSIDIARIES ADJUSTMENTS  COMBINED
                             -----------  ------------ ----------- ----------
OIL AND GAS SALES........... $3,527,070    $2,926,735   $     --   $6,453,805
COST AND EXPENSES
Cost of oil and gas.........  3,252,516     2,309,448         --    5,561,964
Selling, general and admin-
 istrative..................    134,403       246,962         --      381,365
Salaries and wages..........    296,059       109,003         --      405,062
Depreciation, depletion and
 amortization...............     22,018       179,308     158,250     359,576
                             ----------    ----------   ---------  ----------
  Total Costs and Expenses..  3,704,996     2,844,721     158,250   6,707,967
                             ----------    ----------   ---------  ----------
INCOME (LOSS) FROM OPERA-
 TIONS......................   (177,926)       82,014    (158,250)   (254,162)
                             ----------    ----------   ---------  ----------
OTHER INCOME (EXPENSE)
Other income................     28,770        12,504         --       41,274
Interest expense............     (1,659)     (140,675)   (155,085)   (297,419)
Gain on disposition of as-
 sets.......................        --          1,000         --        1,000
Bad debt expense............     (1,000)          --          --       (1,000)
                             ----------    ----------   ---------  ----------
  Total Other Income (Ex-
   pense)...................     26,111      (127,171)   (155,085)   (256,145)
                             ----------    ----------   ---------  ----------
NET INCOME (LOSS) BEFORE
 MINORITY INTERESTS.........   (151,815)      (45,157)   (313,335)   (510,307)
MINORITY INTERESTS..........        --        (18,409)        --      (18,409)
                             ----------    ----------   ---------  ----------
NET INCOME (LOSS)........... $ (151,815)   $  (63,566)  $(313,335) $ (528,716)
                             ==========    ==========   =========  ==========
EARNINGS (LOSS) PER SHARE... $    (0.05)   $    (0.02)  $   (0.10) $    (0.17)
                             ==========    ==========   =========  ==========

                               TRANS ENERGY, INC.

                      S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES

                           DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)

(1) CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

                                                          DECEMBER 31,
                                                      ----------------------
                                                         1995        1994
                                                      ----------  ----------
   Proved oil and gas producing properties and
    related lease and well equipment................. $3,733,388  $3,619,707
   Accumulated depreciation and depletion............   (390,540)   (335,293)
                                                      ----------  ----------
   Net Capitalized Costs............................. $3,342,848  $3,284,414
                                                      ==========  ==========

(2) COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION, AND DEVELOPMENT ACTIVITIES

                                                            FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1995      1994
                                                            --------- ---------
   Acquisition of Properties
     Proved................................................ $     --  $     --
     Unproved..............................................   100,000   287,000
   Exploration Costs.......................................       --        --
   Development Costs.......................................       --        --

  The Company does not have any investments accounted for by the equity method.

(3) RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         ---------------------
                                                            1995       1994
                                                         ----------  ---------
   Sales...............................................  $  205,152  $ 231,635
   Production costs....................................    (110,141)   (52,793)
   Depreciation and depletion..........................     (10,556)   (70,111)
                                                         ----------  ---------
   Results of operations for producing activities
    (excluding corporate overhead and interest costs)..  $   84,455  $ 108,731
                                                         ==========  =========

(4) RESERVE QUANTITY INFORMATION

                                                               OIL       GAS
                                                               BBL       MCF
                                                             -------  ---------
   Proved developed and undeveloped reserves:
   Balance, December 31, 1993............................... 203,187  1,576,101
     Production.............................................  (2,702)  (118,696)
                                                             -------  ---------
   Balance, December 31, 1994............................... 200,485  1,457,405
     Production.............................................  (1,103)   (89,874)
     Quantity estimates made................................    (312)   422,123
                                                             -------  ---------
   Balance, December 31, 1995............................... 199,070  1,789,654
                                                             =======  =========

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)

                                                                 OIL      GAS
                                                                 BBL      MCF
                                                               ------- ---------
   Proved developed reserves:
     Beginning of the year 1994............................... 203,187 1,576,101
     End of the year 1994..................................... 200,485 1,457,405
     Beginning of the year 1995............................... 200,485 1,457,405
     End of the year 1995..................................... 199,070 1,789,654

  During 1995, 1992, 1991 and 1990, the Company had reserve studies and estimates prepared on the various properties acquired from Black Petroleum Corporation. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

(5) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                             AT DECEMBER 31, 1995

                                                                   TRANS ENERGY
                                                                       AND
                                                                   SUBSIDIARIES
                                                                   ------------
   Future cash inflows............................................ $19,846,963
   Future production and development costs........................  (7,125,060)
                                                                   -----------
   Future net inflows before income taxes.........................  12,721,903
   Future income tax expense......................................  (4,325,447)
                                                                   -----------
   Future net cash flows..........................................   8,396,456
   10% annual discount for estimated timing of cash flows.........  (4,332,571)
                                                                   -----------
   Standardized measure of discounted future net cash flows....... $ 4,063,885
                                                                   ===========

                             AT DECEMBER 31, 1994

                                                                   TRANS ENERGY
                                                                       AND
                                                                   SUBSIDIARIES
                                                                   ------------
   Future cash inflows............................................ $17,594,294
   Future production and development costs........................  (6,316,352)
                                                                   -----------
   Future net inflows before income taxes.........................  11,277,942
   Future income tax expense......................................  (3,834,500)
                                                                   -----------
   Future net cash flows..........................................   7,443,442
   10% annual discount for estimated timing of cash flows.........  (3,840,816)
                                                                   -----------
   Standardized measure of discounted future net cash flows....... $ 3,602,626
                                                                   ===========

  Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

                              TRANS ENERGY, INC.

                          DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)


  The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

                                                          FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         ----------------------
                                                            1995        1994
                                                         ----------  ----------
   Standardized measure, beginning of year.............. $3,602,626  $3,752,076
   Oil and gas sales, net of production costs...........   (107,818)   (178,842)
   Sales of mineral in place............................        --          --
   Quantity estimates made..............................    569,077      29,392
                                                         ----------  ----------
   Standardized measure, end of year.................... $4,063,885  $3,602,626
                                                         ==========  ==========

  The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and with the assumption of current pricing and current costs of production for oil and gas produces in future periods. These reserve estimates are made from evaluations conducted by S. M. Deal & Associates, independent petroleum engineers, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

  Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

(6)EARNINGS (LOSS) PER SHARE DATA

                                                           DECEMBER 31,
                                                       ----------------------
                                                          1995        1994
                                                       ----------  ----------
                                                       (RESTATED)
   Weighted average outstanding shares based on
    primary earnings per share........................  3,116,435   3,024,122
   Primary earnings per share......................... $    (0.71) $    (0.02)
   Weighted average outstanding shares based on fully
    diluted earnings per share........................  3,182,415   3,024,122
   Fully diluted earnings per share................... $    (0.71) $    (0.02)

                           VULCAN ENERGY CORPORATION

                              FINANCIAL STATEMENTS

                      JULY 31, 1995 AND DECEMBER 31, 1994

                                    CONTENTS

Independent Auditors' Report............................................... F-22
Balance Sheets............................................................. F-23
Statements of Operations................................................... F-24
Statements of Stockholders' Equity (Deficit)............................... F-25
Statements of Cash Flows................................................... F-26
Notes to the Financial Statements.......................................... F-27

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Vulcan Energy Corporation
Somerset, Texas

  We have audited the accompanying balance sheets of Vulcan Energy Corporation as of July 31, 1995 and December 31, 1994 and the related statements of operations, stockholders' equity (deficit), and cash flows for the seven months ended July 31, 1995 and for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vulcan Energy Corporation as of July 31, 1995 and December 31, 1994 and the results of its operations and its cash flows for the seven months ended July 31, 1995 and for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Jones, Jensen & Company
                                          Salt Lake City, Utah

October 18, 1995

                           VULCAN ENERGY CORPORATION

                                 BALANCE SHEETS

                                                        JULY 31,   DECEMBER 31,
                                                          1995         1994
                                                        ---------  ------------
                        ASSETS
                        ------
CURRENT ASSETS
Accounts receivable.................................... $ 192,002   $ 226,277
                                                        ---------   ---------
  Total Current Assets.................................   192,002     226,277
                                                        ---------   ---------
FIXED ASSETS (Note 2)..................................    38,288      49,908
                                                        ---------   ---------
OTHER ASSETS
Loan--related party (Note 4)...........................     4,500       1,500
                                                        ---------   ---------
  Total Other Assets...................................     4,500       1,500
                                                        ---------   ---------
    TOTAL ASSETS....................................... $ 234,790   $ 277,685
                                                        =========   =========
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    ----------------------------------------------
CURRENT LIABILITIES
Cash overdraft......................................... $  16,395   $   7,112
Accounts payable.......................................   264,231     304,349
Accrued expenses.......................................     5,119       9,520
Loan payable (Note 3)..................................   283,666     209,891
Current portion long-term debt (Note 3)................     6,321       6,314
                                                        ---------   ---------
  Total Current Liabilities............................   575,732     537,186
                                                        ---------   ---------
LONG-TERM LIABILITIES
Notes payable (Note 3).................................    15,477      19,198
                                                        ---------   ---------
  Total Long-Term Liabilities..........................    15,477      19,198
                                                        ---------   ---------
  Total Liabilities....................................   591,209     556,384
                                                        ---------   ---------
COMMITMENTS AND CONTINGENCIES (Note 5).................       --          --
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock authorized 100,000 common shares at $1.00
 par value; 20,000 shares issued and outstanding.......    20,000      20,000
Accumulated deficit....................................  (376,419)   (298,699)
                                                        ---------   ---------
  Total Stockholders' Equity (Deficit).................  (356,419)   (278,699)
                                                        ---------   ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
     (DEFICIT)......................................... $ 234,790   $ 277,685
                                                        =========   =========


   The accompanying notes are an integral part of these financial statements.

                           VULCAN ENERGY CORPORATION

                            STATEMENTS OF OPERATIONS

                                                     FOR THE SEVEN   FOR THE
                                                     MONTHS ENDED   YEAR ENDED
                                                       JULY 31,    DECEMBER 31,
                                                         1995          1994
                                                     ------------- ------------
REVENUE
  Sales.............................................  $1,622,955    $3,527,070
  Other.............................................         697        28,770
                                                      ----------    ----------
    Total Income....................................   1,623,652     3,555,840
COST OF SALES.......................................   1,493,811     3,252,516
                                                      ----------    ----------
  Gross Profit......................................     129,841       303,324
                                                      ----------    ----------
EXPENSES
  Depreciation......................................      11,303        22,018
  Salaries and wages................................     142,444       296,059
  General and administrative........................      59,993       134,403
                                                      ----------    ----------
    Total Expenses..................................     213,740       452,480
                                                      ----------    ----------
    Operating (Loss)................................     (83,899)     (149,156)
                                                      ----------    ----------
OTHER INCOME (EXPENSES)
  Bad debt expense..................................        (500)       (1,000)
  Interest expense..................................      (1,004)       (1,659)
  Gain on sale of fixed assets......................       7,683           --
                                                      ----------    ----------
    Total Other Income and (Expenses)...............       6,179        (2,659)
                                                      ----------    ----------
LOSS BEFORE INCOME TAXES............................     (77,720)     (151,815)
PROVISION FOR INCOME TAXES..........................         --            --
                                                      ----------    ----------
NET (LOSS)..........................................  $  (77,720)   $ (151,815)
                                                      ==========    ==========
NET LOSS PER SHARE..................................  $    (3.89)   $    (7.59)
                                                      ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                           VULCAN ENERGY CORPORATION

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                     COMMON SHARES
                                                     -------------- ACCUMULATED
                                                     SHARES AMOUNT    DEFICIT
                                                     ------ ------- -----------
Balance, December 31, 1993.......................... 20,000 $20,000  $(146,884)
Net loss for the year ended December 31, 1994.......    --      --    (151,815)
                                                     ------ -------  ---------
Balance, December 31, 1994.......................... 20,000  20,000   (298,699)
Net loss for the seven months ended July 31, 1995...    --      --     (77,720)
                                                     ------ -------  ---------
Balance, July 31, 1995.............................. 20,000 $20,000  $(376,419)
                                                     ====== =======  =========



   The accompanying notes are an integral part of these financial statements.

                           VULCAN ENERGY CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                    FOR THE SEVEN   FOR THE
                                                    MONTHS ENDED   YEAR ENDED
                                                      JULY 31,    DECEMBER 31,
                                                        1995          1994
                                                    ------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..................................  $   (77,720) $  (151,815)
Adjustments to reconcile net loss to cash provided
 by operating activities:
  Depreciation.....................................       11,303       22,018
  Allowance for bad debts..........................          500        1,000
  Gain on disposal of fixed assets.................       (7,683)         --
Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable.......       34,275      (69,880)
  Increase (decrease) in accounts payable..........      (40,118)     120,490
  Increase (decrease) in accrued expenses..........       (4,401)        (150)
                                                     -----------  -----------
    Net Cash Provided (Used) by Operating
     Activities....................................      (83,844)     (78,337)
                                                     -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Loan receivable related party......................       (3,500)      (2,500)
Cash received from sale of fixed assets............        8,000          --
Purchase of fixed assets...........................          --        (2,000)
                                                     -----------  -----------
    Net Cash Provided (Used) by Investing
     Activities....................................        4,500       (4,500)
                                                     -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Note payments......................................       (3,714)      (2,496)
Loan advances......................................    2,275,256    2,553,013
Payment on loan advances...........................   (2,192,198)  (2,467,680)
                                                     -----------  -----------
    Net Cash Provided (Used) by Financing
     Activities....................................       79,344       82,837
                                                     -----------  -----------
NET INCREASE (DECREASE) IN CASH....................          --           --
CASH AT BEGINNING OF PERIOD........................          --           --
                                                     -----------  -----------
CASH AT END OF PERIOD..............................  $       --   $       --
                                                     ===========  ===========
CASH PAID DURING THE YEAR FOR:
  Interest.........................................  $     1,004  $     1,659
  Income taxes.....................................  $       --   $       --
NON CASH FINANCING ACTIVITIES:
Purchase of vehicles under contract................  $       --   $    28,003


   The accompanying notes are an integral part of these financial statements.

                           VULCAN ENERGY CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS

                      JULY 31, 1995 AND DECEMBER 31, 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

  The Company was incorporated on February 25, 1986 in the state of Texas. The Company was incorporated for the purpose of buying, selling and marketing of hydrocarbons and hydrocarbon byproducts.

 b. Accounting Method

  The Company's financial statements are prepared using the accrual method of accounting.

 c. Provision for Taxes

  At July 31, 1995, the Company has net operating loss carryforwards of approximately $215,000 that may be offset against future taxable income through 2010. No tax benefit has been reported in the 1995 financial statements, because the Company believes there is a 50% or greater chance the carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforwards will be offset by a valuation allowance of the same amount.

 d. Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 e. Fixed Assets

  Fixed assets are stated at cost. Depreciation is computed using modified cost recovery system over the estimated useful lives of the related assets, ranging from five to ten years.

 f. Accounts Receivable

  Accounts receivable are shown net of the allowance for doubtful accounts. This amount was determined to be $2,000 and $2,000 at July 31, 1995 and December 31, 1994, respectively.

NOTE 2--FIXED ASSETS

    Fixed assets at July 31, 1995 and December 31, 1994 consisted of the following:

                                                         JULY 31,   DECEMBER 31,
                                                           1995         1994
                                                         ---------  ------------
     Storage tanks and piping........................... $  11,451   $  18,639
     Vehicles...........................................   147,574     147,574
     Equipment..........................................    44,538      44,538
     Office equipment...................................     6,194       6,194
     Less accumulated depreciation......................  (171,469)   (167,037)
                                                         ---------   ---------
                                                         $  38,288   $  49,908
                                                         =========   =========

  Depreciation expense amounted to $11,303 and $22,018 for the seven months ended July 31, 1995 and for the year ended December 31, 1994, respectively.

                           VULCAN ENERGY CORPORATION

                      JULY 31, 1995 AND DECEMBER 31, 1994


NOTE 3--NOTES AND LOANS PAYABLE

  The Company has the following obligations at July 31, 1995 and December 31, 1994:

                                                       JULY 31,   DECEMBER 31,
                                                         1995         1994
                                                       ---------  ------------
     Loan payable, Cardinalis Petroleum Cardinalis,
      each months advance is required to be repaid on
      the 20th of the following month, non-interest
      bearing and secured by oil purchases.            $ 283,666   $ 209,891
     Note payable GMAC Finance, secured by vehicle,
      interest and principal payments of $428 due
      monthly at 9.0% interest beginning August 1994
      through August 1997............................     13,576      15,828
     Note payable GMAC Finance, secured by vehicle,
      interest and principal payments of $246 due
      monthly at 9% interest beginning August 1994
      through August 1997............................      8,222       9,684
                                                       ---------   ---------
                                                         305,464     235,403
     Less current portion............................     (6,321)     (6,314)
     Less loan payable...............................   (283,666)   (209,891)
                                                       ---------   ---------
     Total Long-Term Liabilities.....................  $  15,477   $  19,198
                                                       =========   =========

    Future principal payments are as follows:

        1996........................................................... $289,987
        1997...........................................................    7,109
        1998...........................................................    8,368
                                                                        --------
        Total.......................................................... $305,464
                                                                        ========

NOTE 4--RELATED PARTY TRANSACTIONS

  From time to time the Company has loaned funds to officers and employees of the Company. Total amount due was $12,200 and $7,700 at July 31, 1995 and December 31, 1994, respectively. These amounts are due on demand, non-interest bearing and unsecured. The Company has recorded an allowance for doubtful accounts of $7,700 at July 31, 1995 and December 31, 1994.

NOTE 5--COMMITMENTS AND CONTINGENCIES

  A cash escrow account has been established for undelivered oil royalty payments. The Company deposits funds into the account when they are unable to obtain a correct address to mail undelivered payments or when a new division order must be obtained before funds can be disbursed. The former owner of the Company borrowed funds from this account and the Company may have a contingent liability for the repayment of these borrowed funds.

                           VULCAN ENERGY CORPORATION

                      JULY 31, 1995 AND DECEMBER 31, 1994


  The Company has entered into a lease agreement for two tandem axle conventional, non-sleeper tractor trailer trucks. The two leases expire November 2, 1997 and January 3, 1998, with lease payments totaling approximately $5,200 per month depending on the number of miles driven. The following minimum lease payments are based on estimated miles of 90,000 and 85,000 per year, per truck.

        1996........................................................... $ 62,400
        1997...........................................................   62,400
        1998...........................................................   20,800
                                                                        --------
          Total........................................................ $145,600
                                                                        ========

NOTE 6--MAJOR CUSTOMER

  During the seven months ended July 31, 1995 and the year ended December 31, 1994, the Company has relied upon one customer for a majority of its business. The approximate percentages of total revenues from the customer were 87% and 67% at July 31, 1995 and December 31, 1994, respectively.

NOTE 7--GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred operating losses from 1992 through July 31, 1995. Revenues have not been sufficiently established to cover its operating costs and to allow it to continue as a going concern. Trans Energy, Inc. having recently purchased an 80% equity ownership of Vulcan Energy Corporation, has replaced management and recapitalized the Company with a $200,000 working capital infusion. Trans Energy, Inc. has also entered into a letter of intent with L.B. Saks, Inc. a New York investment firm, to do an underwriting for a minimum of $3,000,000. Trans Energy, Inc. believes that with the change in management, the infusion of working capital, and the proceeds from the public offering that the Company will become a significant going concern. (See Note 8)

NOTE 8--SUBSEQUENT EVENTS

  On July 26, 1995 Petrol Marketing Corporation ("PMC") entered into an Agreement for the Sale of Corporate Stock with Ross O. Forbus, the sole officer and shareholder of Vulcan Energy Corporation. The total purchase price was set at $650,000 with $100,000 due at closing and the balance of $550,000 due over ten years in equal monthly installments at 7.5% interest. In addition, PMC was to pay off the major indebtedness of Vulcan in the approximate amount of $300,000.

  Prior to closing, PMC sold all of its right, title and interest in and to the Agreement for Sale of Corporate Stock to Trans Energy, Inc. for consideration consisting of 1) $150,000, 2) 20% of the outstanding stock of Vulcan Energy Corporation, 3) a ten year management agreement for PMC to manage Vulcan for $252,000 per year, 4) a 20% net profits interest in Vulcan before taxes, less twenty percent (20%) of the principal paid on that certain promissory note to Ross Forbus in the original amount of $550,000.

  Trans Energy, Inc. closed the stock purchase transaction with Ross O. Forbus on August 7, 1995 by its terms and conditions. Trans Energy, Inc. has supplied $200,000 in operating capital to Vulcan since the closing.

  Trans Energy, Inc., the 80% parent of Vulcan Energy Corporation, signed a letter of intent with L.B. Saks, a New York investment firm on October 5, 1995 to underwrite a public stock offering to raise a minimum of $3,000,000.

                               TRANS ENERGY, INC.

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

                                    CONTENTS


Independent Auditors Report................................................ F-31
Consolidated Balance Sheets................................................ F-32
Consolidated Statements of Operations...................................... F-33
Consolidated Statements of Stockholders' Equity............................ F-34
Consolidated Statements of Cash Flows...................................... F-35
Notes to the Consolidated Financial Statements............................. F-36

                          INDEPENDENT AUDITORS' REPORT


Trans Energy, Inc.
Board of Directors
St. Marys, West Virginia

The accompanying consolidated balance sheet as of September 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows as of September 30, 1996 and 1995 were not audited by us and, accordingly we do not express an opinion on them.

The accompanying balance sheet as of December 31, 1995 was audited by us and we expressed an unqualified opinion on it in our report dated November 27, 1996.

/s/ Jones, Jensen & Company
Jones, Jensen & Company
Salt Lake City, Utah

November 27, 1996

                               TRANS ENERGY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                (RESTATED)

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1995          1996
                                                    ------------  -------------
                                                                   (UNAUDITED)
CURRENT ASSETS
Cash............................................... $       --     $   151,939
Accounts receivable--trade (Note 1)................     328,012        305,573
Inventory (Note 1).................................      15,956          6,605
                                                    -----------    -----------
  Total Current Assets.............................     343,968        464,117
                                                    -----------    -----------
FIXED ASSETS (Note 2)
Land...............................................      35,000         35,000
Building...........................................      65,000         65,000
Vehicles...........................................     113,244        141,010
Machinery and equipment............................     588,493        617,322
Pipeline...........................................   2,107,740      2,107,740
Well equipment.....................................     290,972        290,972
Wells..............................................   3,178,916      3,204,829
Leasehold acreage..................................     263,500        263,500
Accumulated depreciation...........................  (1,458,009)    (1,608,426)
                                                    -----------    -----------
  Total Fixed Assets...............................   5,184,856      5,116,947
                                                    -----------    -----------
OTHER ASSETS
Deferred stock offering costs (Note 1).............     275,000         71,091
Goodwill, net (Note 1).............................     728,013        581,806
Deposits...........................................         355            491
Bond (Note 4)......................................      50,000         50,000
Loan acquisition costs.............................     108,187        387,000
Loan--related party (Note 6).......................      14,899          1,340
                                                    -----------    -----------
  Total Other Assets...............................   1,176,454      1,091,728
                                                    -----------    -----------
  TOTAL ASSETS..................................... $ 6,705,278    $ 6,672,792
                                                    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable--trade............................ $   521,438    $   902,976
Interest payable...................................      58,981         45,624
Accrued expenses...................................      71,231        121,459
Long-term debt--current portion (Note 3)...........     554,540      1,040,169
                                                    -----------    -----------
  Total Current Liabilities........................   1,206,190      2,110,228
                                                    -----------    -----------
LONG-TERM LIABILITIES
Loans payable--related parties (Note 6)............     683,586        633,722
Notes payable (Note 3).............................   2,214,922      1,886,947
                                                    -----------    -----------
  Total Long-Term Liabilities......................   2,898,508      2,520,669
                                                    -----------    -----------
  Total Liabilities................................   4,104,698      4,630,897
                                                    -----------    -----------
MINORITY INTERESTS (Note 1)........................      39,393            --
                                                    -----------    -----------
STOCKHOLDERS' EQUITY (Note 9)
Common Stock: 30,000,000 shares authorized at
 $0.001 par value; 3,174,122 and 3,238,677 shares
 issued and outstanding, respectively                     3,174          3,239
Capital in excess of par value.....................   5,629,734      6,452,669
Accumulated deficit................................  (3,071,721)    (4,414,013)
                                                    -----------    -----------
  Total Stockholders' Equity.......................   2,561,187      2,041,895
                                                    -----------    -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....... $ 6,705,278    $ 6,672,792
                                                    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                               TRANS ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                              FOR THE THREE MONTHS      FOR THE NINE MONTHS
                               ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                             -----------------------  ------------------------
                                1995        1996         1995         1996
                             ----------- -----------  -----------  -----------
                             (UNAUDITED) (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
                                         (RESTATED)                (RESTATED)
REVENUES
Oil and gas sales..........   $ 825,380  $1,895,025   $2,082,597   $ 4,202,029
Other......................         --        1,474          347         1,474
                              ---------  ----------   ----------   -----------
  Total Revenues...........     825,380   1,896,499    2,082,944     4,203,503
                              ---------  ----------   ----------   -----------
COSTS AND EXPENSES
Cost of oil and gas pro-
 duced.....................     672,551   1,962,691    1,558,484     3,786,826
Salaries and wages.........      50,742      27,598      211,828       102,995
Depreciation and deple-
 tion......................      44,379      99,944      135,505       293,450
Selling, general and admin-
 istrative.................     144,615     204,493      346,165       660,211
                              ---------  ----------   ----------   -----------
  Total Costs and Ex-
   penses..................     912,287   2,294,726    2,251,982     4,843,492
                              ---------  ----------   ----------   -----------
  Net Income (Loss) from
   Operations..............     (86,907)   (398,227)    (169,038)     (639,989)
                              ---------  ----------   ----------   -----------
OTHER INCOME (EXPENSE)
Interest...................     (60,870)   (295,546)    (130,790)     (751,252)
                              ---------  ----------   ----------   -----------
  Total Other Income (Ex-
   pense)..................     (60,870)   (295,546)    (130,790)     (751,252)
                              ---------  ----------   ----------   -----------
NET INCOME (LOSS) BEFORE
 INCOME TAXES
 AND MINORITY INTERESTS AND
 EXTRAORDINARY INCOME......    (147,777)   (693,773)    (299,828)   (1,391,241)
                              ---------  ----------   ----------   -----------
INCOME TAXES...............         --          --           --            --
                              ---------  ----------   ----------   -----------
NET INCOME (LOSS) BEFORE
 MINORITY INTERESTS AND
 EXTRAORDINARY INCOME......    (147,777)   (693,773)    (299,828)   (1,391,241)
MINORITY INTERESTS.........      10,187         (38)      (9,552)       39,393
                              ---------  ----------   ----------   -----------
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY INCOME
 (LOSS)....................    (137,590)  (693,811)     (309,380)   (1,351,848)
EXTRAORDINARY INCOME (LOSS)
 Forgiveness of debt.......         --          --           --         20,000
 Early payoff of debt......         --          --           --        (10,444)
                              ---------  ----------   ----------   -----------
TOTAL EXTRAORDINARY INCOME
 (LOSS)....................         --          --           --          9,556
                              ---------  ----------   ----------   -----------
NET INCOME (LOSS)..........   $(137,590) $ (693,811)  $ (309,380)  $(1,342,292)
                              =========  ==========   ==========   ===========
PRIMARY EARNINGS (LOSS) PER
 SHARE.....................
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY INCOME......       (0.04)      (0.21)       (0.09)        (0.42)
EXTRAORDINARY INCOME
 (LOSS)....................   $     --   $      --    $      --    $       NIL
NET INCOME (LOSS)..........   $   (0.04) $    (0.21)  $    (0.09)  $     (0.42)
FULLY DILUTED EARNINGS
 (LOSS) PER SHARE..........
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY INCOME......   $   (0.04) $    (0.21)  $    (0.09)  $     (0.42)
EXTRAORDINARY INCOME
 (LOSS)....................   $     --   $      --    $      --    $       NIL
NET INCOME (LOSS)..........   $   (0.04) $    (0.21)  $    (0.09)  $     (0.42)

   The accompanying notes are in integral part of these financial statements.

                               TRANS ENERGY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                (RESTATED)

                                       COMMON SHARES   CAPITAL IN
                                      ---------------- EXCESS OF   ACCUMULATED
                                       SHARES   AMOUNT PAR VALUE     DEFICIT
                                      --------- ------ ----------  -----------
Balance, December 31, 1994..........  3,024,122 $3,024 $3,612,852  $  (866,643)
Common stock issued for services at
 $1.50 per share....................    100,000    100    149,900          --
Common stock issued on conversion of
 debentures at $0.90 per share......     50,000     50     44,950          --
Stock options issued for services
 (Note 8)...........................        --     --     275,000          --
Common stock warrants issued (Note
 8).................................        --     --   1,345,000          --
Extension of debentures (Note 5)....        --     --     202,032          --
Net loss for the year ended December
 31, 1995...........................        --     --         --    (2,205,078)
                                      --------- ------ ----------  -----------
Balance, December 31, 1995..........  3,174,122  3,174  5,629,734   (3,071,721)
Common stock issued for debenture
 (Unaudited)........................     55,555     56     49,944          --
Common stock issued for services
 (Unaudited)........................      9,000      9     23,991          --
Common stock warrants issued (Note
 8) (Unaudited).....................        --     --     774,000          --
Cancellation of stock options issued
 for services
 (Note 8) (Unaudited)...............        --     --    (275,000)         --
Shareholders' loans contributed to
 capital (Unaudited)................        --     --     250,000          --
Net loss for the nine months ended
 September 30, 1996 (Unaudited).....        --     --         --    (1,342,292)
                                      --------- ------ ----------  -----------
Balance, September 30, 1996
 (Unaudited)........................  3,238,677 $3,239 $6,452,669  $(4,414,013)
                                      ========= ====== ==========  ===========



   The accompanying notes are an integral part of these financial statements.

                               TRANS ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 FOR THE THREE MONTHS     FOR THE NINE MONTHS
                                  ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                ----------------------- ------------------------
                                   1995        1996        1995         1996
                                ----------- ----------- -----------  -----------
                                (UNAUDITED) (UNAUDITED) (UNAUDITED)  (UNAUDITED)
                                            (RESTATED)               (RESTATED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income (loss).............   $(137,590)  $(693,811) $ (384,380)  $(1,342,292)
Adjustments to Reconcile
  Net Income to Cash
  Provided by Operating
   Activities:
    Depreciation, depletion...      44,379      64,765     135,505       371,129
    Minority interest.........     (10,187)         38       9,552       (39,393)
    Common stock issued for
     services.................         --          --      150,000        24,000
Changes in Operating Assets
 and Liabilities:
  Decrease (increase) in
   accounts receivable........     188,841      35,440     220,553        22,439
  Decrease (increase) in
   inventory..................         --      323,910         --          9,351
  Decrease (increase) in
   deposits...................         --          --           23          (136)
  Decrease (increase) in loan
   acquisition costs..........     (37,638)    193,500     (36,712)      367,587
  Increase (decrease) in
   accounts payable and
   accrued expenses...........    (271,406)    307,401    (328,806)      484,862
  Increase (decrease) in
   interest payable...........       4,706       9,464      18,428       (13,357)
                                 ---------   ---------  ----------   -----------
      Cash Provided (Used) by
       Operating Activities...    (218,895)    240,707    (215,837)     (115,810)
                                 ---------   ---------  ----------   -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
Purchase of subsidiary........    (450,000)        --     (450,000)          --
Increase in notes receivable..      (2,870)        --       (5,451)          --
Expenditures for property and
 equipment....................    (522,456)    (44,169)   (573,766)      (82,508)
                                 ---------   ---------  ----------   -----------
      Cash Provided (Used) by
       Investing Activities...    (975,326)    (44,169) (1,029,217)      (82,508)
                                 ---------   ---------  ----------   -----------
CASH FLOWS FROM FINANCING AC-
 TIVITIES:
Payment of deferred stock of-
 fering costs.................     (75,000)    (31,591)    (75,000)      (71,091)
Borrowings of long-term debt..   1,303,052         --    1,420,622       551,309
Loans to related parties......         --       (1,313)        --         13,559
Borrowings from related par-
 ties.........................         --      111,820         --        200,135
Principal payments on long-
 term debt....................         --     (142,550)    (72,372)     (343,655)
                                 ---------   ---------  ----------   -----------
      Cash Provided (Used) by
       Financing Activities...   1,228,052     (63,634)  1,273,250       350,257
                                 ---------   ---------  ----------   -----------
NET INCREASE (DECREASE) IN
 CASH.........................      33,831     132,904      28,196       151,939
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD..........       1,468      19,035       7,103           --
                                 ---------   ---------  ----------   -----------
CASH AND CASH EQUIVALENTS, END
 OF PERIOD....................   $  35,299   $ 151,939  $   35,299   $   151,939
                                 =========   =========  ==========   ===========
CASH PAID FOR:
Interest......................   $  60,870   $  92,582  $  125,090   $   260,938
Income taxes..................   $     --    $     --   $      --    $       --
NON-CASH FINANCING ACTIVITIES:
Common stock issued for serv-
 ices.........................   $     --    $     --   $  150,000   $    24,000
Conversion of debentures to
 equity.......................   $     --    $     --   $      --    $    50,000
Warrants issued for loan ac-
 quisition costs..............   $     --    $     --   $      --    $   774,000
Shareholder loans contributed
 to capital...................   $     --    $ 250,000  $      --    $   250,000

   The accompanying notes are an integral part of these financial statements.

                              TRANS ENERGY, INC.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

  The Company was originally incorporated in the State of Idaho on January 16, 1964 under the name of Alter Creek Mining Company, Inc.

  The Company was engaged in mining activities in the 1960's. The Company was inactive for several years but started up operations again in August of 1987. The Articles of Incorporation were reinstated on September 4, 1987. On January 11, 1988, the Company changed its name to Apple Corporation. In 1988, the Company acquired oil and gas leases and other assets from Ben's Run Oil Company (a Virginia limited partnership) and has since engaged in the business of oil and gas production.

  At a meeting on September 22, 1993, the shareholders approved a reverse stock split of the outstanding common shares at a rate of 2 shares for every 5 shares outstanding. This reduced the outstanding shares to 1,024,122. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

  The shareholders also approved the acquisition of certain oil and gas assets and stock in exchange for stock of the Company. On November 15, 1993, the following shares were issued; 250,000 shares of common stock to the shareholders of The Pipeline, Ltd, 500,000 shares of common stock to the shareholders of Ritchie County Gathering Systems, Inc. and 750,000 shares to the majority shareholders of Tyler Construction Company, Inc. The acquisition was accounted for as a combination under the purchase method of accounting using predecessor cost. Predecessor cost was used because the owners of the acquiring company are substantially the same as the owners of the acquired companies. In other words, they are considered to be co-promoters.

  On November 5, 1993, the Board of Directors caused to be incorporated in the State of Nevada, a new corporation by the name of Trans Energy, Inc., with the specific intent of effecting a merger between Trans Energy, Inc. of Nevada and Apple Corp. of Idaho, for the sole purpose of changing the domicile of the Company to the State of Nevada. On November 15, 1993, Apple Corp. and the newly formed Trans Energy, Inc. executed a merger agreement whereby the shareholders of Apple Corp. exchanged all of their issued and outstanding shares of common stock for an equal number of shares of Trans Energy, Inc. common stock. Trans Energy, Inc. was the surviving corporation and Apple Corp. was dissolved.

  On November 15, 1993, the Company also purchased certain oil and gas assets of Dennis Spencer. The purchase price was 500,000 shares of the Company's common stock. This acquisition of the subsidiary has been accounted for using the purchase method of accounting which is based on the market value of the assets acquired at the time of acquisition. As a result of these transactions, there were 3,024,122 shares of common stock issued and outstanding at December 31, 1994.

 b. Accounting Method

  The Company's financial statements are prepared using the accrual method of accounting. The successful efforts method of accounting is used for oil and gas exploration and production activities which states that total net capitalized costs, as a minimum test, may not exceed future undiscounted net cash flows. In any period that total net capitalized costs exceed future undiscounted net cash flows, the excess will be charged to current operations. The Company has elected a calendar year end.

  Oil purchased for resale is recorded at cost and carried in inventory when it is collected from the supplier. The sale is recorded when the oil is delivered to the pipeline.

                               TRANS ENERGY, INC.

                    DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

 c. Prior Period Adjustments

  The results of operations for the three and nine months ended September 30, 1996 have been restated to correct the application of accounting principles related to the treatment of the value of additional shares pursuant to the extension of convertible debentures and the valuation of Bridge Warrants issued in March, 1996. The effect of the related adjustments increased net loss before extraordinary items and net loss by $158,321 and $535,396 for the three and nine months ended September 30, 1996, respectively. Primary and fully diluted loss per share for the three and nine months ended September 30, 1996 both increased before and after extraordinary income (loss) by $(0.04) and $(0.16) per share, respectively.

 d. Loss per Share of Common Stock

  The loss per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the financial statements.

 e. Provision for Taxes

  At December 31, 1995, and September 30, 1996 the Company had net operating loss carryforwards totaling approximately $3,100,000 and $4,400,000, respectively, may be offset against future taxable income through 2011. No tax benefit has been reported in the financial statements, because the potential tax benefits of the net operating loss carryforwards is offset by a valuation allowance of the same amount.

 f. Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 g. Principles of Consolidation

  The consolidated financial statements include the Company and its wholly owned subsidiaries, Ritchie County Gathering Systems, The Pipeline Ltd., Dennis Spencer Wells, its 65% owned subsidiary, Tyler Construction Company, Inc. and its 80% owned subsidiary, Vulcan Energy Corporation. All significant intercompany accounts and transactions have been eliminated.

 h. Depreciation

  Fixed assets are stated at cost. Depreciation on vehicles, pipelines, machinery, equipment and well equipment is provided using the straight line method over expected useful lives of five to fifteen years. Wells are being depreciated using the units-of-production method on the basis of total estimated units of proved reserves.

 i. Accounts Receivable

  Accounts receivable are shown net of the allowance for doubtful accounts. This amount was determined to be $9,700 at December 31, 1995 and September 30, 1996 after writing off all accounts determined to be uncollectible.

 j. Inventory

  Inventory at December 31, 1995 and September 30, 1996 consists of crude oil held for resale and is stated at the lower of cost (computed on a first-in, first-out basis) or market.

 k. Goodwill

  Goodwill was recorded from the purchase of Vulcan Energy Corporation on August 7, 1995 (see Note 2). The amount is amortized using the straight-line method over a useful life of five years. Accumulated amortization at December 31, 1995 and September 30, 1996 was $63,240 and $206,209, respectively.

 l. Deferred Stock Offering Costs

  The Company has capitalized the costs incurred in connection with its proposed stock offering. The costs will be charged to paid-in capital upon completion of the offering.

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996


NOTE 2--FIXED ASSETS

  The Company acquired oil and gas leases from Ben's Run Oil Company (a Virginia limited partnership) in 1988 along with other assets and liabilities in exchange for shares of the Company's common stock.

  The assets were recorded at predecessor cost since the former owners of Ben's Run Oil Company became the controlling shareholders of the Company. The assets acquired had been fully amortized or depreciated. Therefore, they were recorded at a cost of $0.

  In January of 1989 the Company acquired interests in oil and gas producing properties from Black Petroleum Corporation (Black). In exchange for the interests acquired, the Company paid $100,000 cash, 160,790 shares of common stock and assumed certain liabilities of Black. The value of the stock issued was based on the estimated fair market value of the properties acquired less cash paid and liabilities assumed. The purchase price for oil and gas properties totaled $2,015,109. The purchase price also included the payment of an 18 3/4 percent override royalty on all future revenues from the properties in which Black had a 50 percent or greater interest and 25 percent of the net revenues of all properties in which Black had a less than 50 percent interest together with an agreement affecting all future issuances of capital stock by the Company. This agreement requires that, at all times, Black is entitled to maintain a 20 percent equity interest in the Company. This requirement expired on January 30, 1994. The cost of the Black properties was recorded net of the royalty. The acquisition included interests in wells located in Texas, Oklahoma, Kansas, and West Virginia. Shortly after the acquisition from Black, the Company sold its interests in all the wells located in Texas, Oklahoma and Kansas for a total of $37,920 in cash. The Company then had a formal study and appraisal of the oil and gas reserves performed on the West Virginia properties. Based upon this study and appraisal, the Company estimated the fair market value of the properties to be $2,015,109 at the time of acquisition. However, due to the uncertainties involved in estimating oil and gas reserves, there is no assurance that the Company will fully recover this amount recorded as the investment in the properties.

  On November 15, 1994, the Company acquired six oil and gas wells at a cost of $1,082,222 and other equipment totaling $8,710 from Dennis Spencer in exchange for shares of the Company's common stock. All assets were recorded at their market value (which was approximately the same as book value) at the time of acquisition based on the purchase method of accounting.

  Based upon the reserve estimates, depletion and depreciation on these properties and the related equipment is computed under the units-of-production method as required by generally accepted accounting principles. In 1994 and 1993, the Company refurbished a number of wells. In 1995, the Company obtained a reserve study which showed that the oil and gas reserves are higher than originally reported because the fix-up work allowed the producing wells to produce greater quantities and put some non-productive wells into production.

  During 1994, the Company purchased leasehold acreage in Ohio known as Rose Run for $287,000. The acreage was purchased from shareholders of the Company in part for forgiveness of receivables from those shareholders. The balance of the purchase price of $135,867 is carried on the books as a related party loan payable.

  On August 7, 1995, the Company purchased 80 percent of the issued and outstanding stock of Vulcan Energy Corporation, a Texas corporation, for $1,100,000 including the assumption of $300,000 in debt to a customer of Vulcan. Vulcan will continue to operate as a subsidiary of the Company. Vulcan Energy is located twenty miles southwest of San Antonio and is engaged in the oil gathering and marketing business.

                               TRANS ENERGY, INC.

                    DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

NOTE 3--LONG-TERM DEBT

  The Company had the following debt obligations at December 31, 1995 and September 30, 1996:

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1995         1996
                                                     ------------ -------------
                                                                   (UNAUDITED)
Convertible Debentures (Note 5)....................   $   50,000   $      --
Bank of Paden City, secured by gas pipeline,
 interest and principal payments of $1,846 due
 monthly at 9.0% interest beginning March 1994.....        7,505          --
Calhoun County Bank, secured by oil and gas well
 interests, payable in monthly installments of
 $3,136 including interest at variable rates,
 (lender's base rate of 9.75% as of December 31,
 1995) matures June 1, 1996........................       59,472       53,166
Calhoun County Bank, secured by oil and gas well
 interests, payable in monthly installments of
 $1,029 including interest at variable rates,
 (lender's base rate of 9.75% as of December 31,
 1995) matures February 13, 1996...................        9,164        7,539
Calhoun County Bank, secured by oil and gas well
 interests, payable in monthly installments of
 $3,651 including interest at variable rates,
 (lender's base rate of 9.75% as of December 31,
 1995) matures February 19, 1996...................       43,359       36,455
New York Life, secured by cash value in policy,
 principal and interest payments of $480 per month
 at 7.25% interest rate............................       18,617       18,617
Wesbanco Bank, secured by oil and gas wells,
 principal and interest payments of $841 at 12.5%
 interest rate, matures October 11, 1997...........       17,328       10,218
Wesbanco Bank, secured by vehicle, principal and
 interest payments of $155 at 10.25% interest rate,
 matures September 30, 1997........................        3,115        1,979
First National Bank of St. Marys, $9,244 payable
 monthly, 12.5% interest rate, secured by
 equipment.........................................      657,632      635,382
Union Bank of Tyler County, interest at 11.5% due
 quarterly, renewable, secured by equipment........       19,810       19,810
Note due private company, principal and interest of
 $163 payable monthly, interest rate of 10.75%,
 secured by vehicle................................        4,997        3,825
United National Bank, interest payable quarterly,
 variable rate (prime 1% or 9.75% as of December
 31, 1995), principal payment of $50,000 due
 annually, secured by equipment....................      285,000      285,000
Note due private individual, secured by officers'
 personal guarantee, due March 15, 1997, interest
 due monthly at 12%................................      100,000      100,000
Bank of Paden City, secured by officers' personal
 assets, demand note, interest payments due monthly
 at 9.75%..........................................      100,000      100,000
Note due private individual, secured by officers'
 personal guarantee, due May 31, 1997, interest due
 monthly at 12%....................................      150,000      150,000
Note due private company, secured by officers'
 personal assets, due on October 15, 1997, with
 interest at 18%...................................      135,000       92,725
                                                      ----------   ----------
  Balance forward..................................   $1,660,999   $1,514,716
                                                      ==========   ==========

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1995         1996
                                                     ------------ -------------
                                                                   (UNAUDITED)
Balance forward....................................   $1,660,999   $1,514,716
Note due private company, secured by officers
 guarantee, due June 30, 1997, with interest at
 18%...............................................      100,000       53,200
Notes due Secured Promissory Note Holders, secured
 by accounts receivable, due April 24, 1997, with
 interest at 12%...................................      300,000      600,000
Note payable to Ross Forbus in equal monthly
 installments of $6,529 with interest at 7.5%,
 secured by assets of subsidiary, matures on
 September 22, 2005................................      545,909      491,317
Bank of Paden City, secured by officers personal
 assets, matures on August 19, 1996, interest due
 monthly at 10%....................................       30,200       30,200
Demand Note due Petrol Marketing Corporation on
 October 31, 1995 with no stated interest rate.....       50,000       50,000
Commercial Bank, secured by officers guarantee, due
 September 28, 1996, with interest at 11.25%.......          --        12,995
Bank of Paden City, secured by officers guarantee,
 due December 5, 1996 with interest at 10%.........          --        20,000
Note due private individual, secured by officers
 guarantee, due November 7, 1996, with interest at
 20%...............................................          --       100,000
Various equipment purchase contracts secured by
 vehicles..........................................       82,354       54,688
  Less Current Portion.............................     (554,540)  (1,040,169)
                                                      ----------   ----------
  Total Long-Term Debt.............................   $2,214,922   $1,886,947
                                                      ==========   ==========

  In March 1996 the Company completed a bridge financing of $600,000 of Unsecured Notes and 300,000 Bridge Warrants. The Company issued 30,000 additional Bridge Warrants to the Underwriter in conjunction with the sale of Bridge Units containing the Unsecured Notes and Bridge Warrants which were later returned to the Company for no consideration. Of the $600,000 in Unsecured Notes, $270,000 of the previously secured note holders converted to holders of Unsecured Notes. Under the terms of the Unsecured Notes, interest is accrued at the rate of 12% per annum. The principal is due and payable upon completion of the Company's proposed public offering or on March 21, 1997. See
Note 8 for a discussion regarding the Bridge Warrants.

   SCHEDULE OF MATURITIES
   ----------------------
     1996............................................................ $  554,540
     1997............................................................    954,785
     1998............................................................    160,735
     1999............................................................    143,938
     2000 and thereafter.............................................    955,464
                                                                      ----------
       Total......................................................... $2,769,462
                                                                      ==========

NOTE 4--BOND

  Under the laws of the state of West Virginia, the Company is required to place funds in a deposit account with the state when drilling for oil and gas reserves. The Company placed $50,000 in this reserve fund. This fund has been established to cover future site restoration, dismantlement and abandonment costs. No additional restoration costs have been recorded due to the fact the Company does not own the land and its involvement will be minimal.

NOTE 5--CONVERTIBLE DEBENTURES

  The Company assumed obligations on debentures issued by Ben's Run Oil Co. during 1988. The remaining debenture, having a total face value of $50,000, was due on April 1, 1996. Subsequent to December 31, 1995,

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

the $50,000 debenture was converted into 55,555 shares of common stock. As an incentive to the debenture holder for extending the due date of the debenture on December 1, 1995 they were given the right to receive the number of post-split shares they were to have received pre-split. The value of the additional shares issued has been recorded as loan costs and amortized over the period until the debenture was converted.

NOTE 6--RELATED PARTY TRANSACTIONS

 a. Loans

  At the end of December 1995, there were several related party loans payable and loans receivable outstanding. The receivable amount is non-interest bearing and considered short- term in nature. The payable amount is also non-interest bearing and considered long-term in nature. Loans receivable at December 31, 1995 and September 30, 1996 totalled $14,899 and $1,340, respectively. Loans payable at December 31, 1995 and September 30, 1996 totalled $683,586, and $633,722, respectively. In the third quarter of 1996, $250,000 of the loans payable were contributed to capital.

 b. Management Agreement

  A Company owned by an officer of The Company's subsidiary Vulcan Energy Corporation (Vulcan) owns the remaining 20% of Vulcan's stock. The management company is entitled to a management fee of $252,000 per year and 20% of net profits before taxes loss 20% of the principal paid to the seller of Vulcan. This 20% net profits interest has had no effect on the Company's financial statements since the subsidiary has generated a net loss up through September 30, 1996.

NOTE 7--ECONOMIC DEPENDENCE AND MAJOR CUSTOMERS

  The Company is provided its office space at no cost by Sancho Oil and Gas Corporation (Sancho), a company owned by one of its major shareholders. The Company's marketing arrangement with Sancho accounted for approximately 45% of the Company's revenue for the year ended December 31, 1995. This marketing agreement is in effect until December 1, 2003. Another customer also generated sales in excess of 10% of the Company's total sales. Sales to this customer made up approximately 14% of net revenues in 1995. No other single customer accounted for more than 10% of the Company's business.

  In addition to the natural gas produced by the Company's wells, it also purchased natural gas. Approximately 33% of the amount purchased by the Company was from Key Oil pursuant to a certain marketing agreement. No other supplier accounted for more than 10% of the Company's natural gas purchasers.

NOTE 8--COMMON STOCK, OPTIONS AND WARRANTS

  On October 1, 1995, the Company issued an option to a consultant to purchase 100,000 shares of its common stock at $0.001 per share. The option was valued at the difference between the exercise price and the trading price of the shares. Accordingly the Company incurred $275,000 of customary fees in 1995. On March 29, 1996, the consultant returned the option for cancellation. The option was not exercised and was cancelled without consideration, therefore the cancellation was accounted for as a decrease of paid in capital and the related asset.

  The Company also received $5,000 during December of 1995 for the purchase of 500,000 Bridge Warrants at $0.01 per Warrant. The Company issued 48,750 additional Bridge Warrants as compensation for the sale of the Bridge Warrants which were later surrendered to the Company for no consideration. The Bridge Warrants were valued at the average trading price when issued and expensed to interest during the year ended December

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

31, 1995. The Bridge Warrants are convertible into 1 share of common stock at $0.50 per share for up to eighteen months. Upon the effective registration of the Company's proposed stock offering (Note 10), the $0.50 common stock conversion option of the Bridge Warrants will terminate and the Bridge Warrants will automatically convert into 2 Redeemable Warrants exercisable at 110% of the proposed offering price which will be approximately $5.00 per share.

  In connection with the extension of the due date of a note payable the Company granted the noteholder a warrant to purchase up to 50,000 shares of the company's common stock at $2.25 per share.

  The Company issued 300,000 Bridge Warrants in March 1996 in conjunction with the completion of a $600,000 bridge financing composed of Unsecured Notes (see
Note 3). The Company issued 30,000 additional Bridge Warrants in conjunction for the sale of Bridge Units containing the Unsecured Notes and Bridge Warrants which were later returned to the Company for no consideration. These Bridge Warrants are exercisable for 18 months from the date of issue and entitle the holder thereof to purchase 1 share of common stock at $0.50 per share. The Bridge Warrants were valued at the average trading price when issued and are being amortized to interest expense over 12 months. Upon the effective registration of the Company's proposed stock offering (Note 10), the $0.50 common stock conversion option of these Bridge Warrants will terminate and the Bridge Warrants will automatically convert into 2 Redeemable Warrants exercisable at 110% of the proposed offering price which will be approximately $5.00 per share. If the Bridge Warrants are converted, the unamortized balance of the cost will be expensed immediately.

NOTE 9--COMMITMENTS AND CONTINGENCIES

  The Company leases office space at its Dallas location under a one year noncancellable operating lease at $1,747 per month. The lease term expires in February 1997.

NOTE 10--GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred operating losses for the years ended December 31, 1995, 1994 and 1993. Revenues have not been sufficiently established to cover its operating costs and to allow it to continue as a going concern. The Company, having recently purchased an 80% equity ownership of Vulcan Energy Corporation (the Subsidiary), has replaced management and recapitalized the Subsidiary with a $200,000 working capital infusion. The Company has also entered into a letter of intent with L.B. Saks, Inc., a New York investment firm, to do an underwriting for a minimum of $3,120,000. The Company believes that the acquisition and the proceeds from the public offering will help the Company continue as a going concern.

NOTE 11--OTHER TRANSACTIONS

 a. Line of Credit

  In 1996, the Company obtained a $1,000,000 line of credit with a lending institution. Interest accrues on the unpaid balance at varying rates depending on the outstanding balance. The line of credit will be used by Vulcan to secure purchases of oil.

 b. Forgiveness of Debt

  In February 1996, $20,000 of the management fee payable by Vulcan was forgiven by the management company.

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996


NOTE 12--CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

  The historical information contained herein has been consolidated on a proforma basis. The purchase of oil and gas assets from Vulcan Energy Corporation as described in Notes 1 and 2 was effective August 7, 1995. The purchase has been presented as though it was effective January 1, 1995. All significant accounting policies for Vulcan Energy Corporation are the same as the Company's as defined in Note 1. No proforma adjustments for depreciation and depletion have been recorded because the market value of Vulcan Energy Corporation is approximately the same as predecessor cost.

                             FOR THE
                           PERIOD ENDED
                            AUGUST 31,           FOR THE YEAR ENDED
                               1995               DECEMBER 31, 1995
                           ------------ --------------------------------------
                              VULCAN       TRANS
                              ENERGY     ENERGY AND                 PROFORMA
                           CORPORATION  SUBSIDIARIES  ADJUSTMENTS   COMBINED
                           ------------ ------------  ----------- ------------
                                         (RESTATED)                (RESTATED)
OIL AND GAS SALES........   $1,622,955    $2,828,162   $     --     $4,451,117
COST AND EXPENSES
 Cost of oil and gas
  produced...............    1,493,811     2,392,907         --      3,886,718
 Salaries and wages......      142,444       178,558         --        321,002
 Depreciation and
  depletion..............       11,303       228,692     105,500       345,495
 Selling, general and
  administrative.........       59,993     1,833,338         --      1,893,331
                            ----------  ------------   ---------  ------------
  Total Costs and Ex-
   penses................    1,707,551     4,633,495     105,500     6,446,546
                            ----------  ------------   ---------  ------------
INCOME (LOSS) FROM OPERA-
 TIONS...................      (84,596)   (1,805,333)   (105,500)   (1,995,429)
                            ----------  ------------   ---------  ------------
OTHER INCOME (EXPENSE)
 Interest income.........          697           444         --          1,141
 Interest expense........       (1,004)     (347,282)   (112,006)     (460,292)
 Gain on disposition of
  assets.................        7,683         2,046         --          9,729
 Bad debt expense........         (500)      (44,550)        --        (45,050)
                            ----------  ------------   ---------  ------------
  Total Other Income (Ex-
   pense)................        6,876      (389,342)   (112,006)     (494,472)
                            ----------  ------------   ---------  ------------
NET INCOME (LOSS) BEFORE
 MINORITY INTERESTS......      (77,720)   (2,194,675)   (217,506)   (2,489,901)
MINORITY INTERESTS.......          --        (10,403)        --        (10,403)
                            ----------  ------------   ---------  ------------
NET INCOME (LOSS)........   $  (77,720) $ (2,205,078)  $(217,506) $ (2,500,304)
                            ==========  ============   =========  ============
EARNINGS (LOSS) PER
 SHARE...................   $    (0.02) $      (0.71)  $   (0.07) $      (0.80)
                            ==========  ============   =========  ============

                               TRANS ENERGY, INC.

                      S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES

                    DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

(1) CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

                                                   DECEMBER 31, SEPTEMBER 30,
                                                       1995         1996
                                                   ------------ -------------
                                                                 (UNAUDITED)
   Proved oil and gas producing properties and
    related lease and well equipment..............  $3,733,388   $3,759,301
   Accumulated depreciation and depletion.........    (390,540)    (431,976)
                                                    ----------   ----------
   Net Capitalized Costs..........................  $3,342,848   $3,327,325
                                                    ==========   ==========

(2) COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION, AND DEVELOPMENT ACTIVITIES

                                                       FOR THE    FOR THE THREE
                                                      YEAR ENDED  MONTHS ENDED
                                                     DECEMBER 31,   JUNE 30,
                                                         1995         1996
                                                     ------------ -------------
                                                                   (UNAUDITED)
   Acquisition of Properties
     Proved.........................................   $    --       $  --
     Unproved.......................................    100,000         --
   Exploration Costs................................        --          --
   Development Costs................................        --       25,913

  The Company does not have any investments accounted for by the equity method.

(3) RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

                                                       FOR THE    FOR THE NINE
                                                      YEAR ENDED  MONTHS ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1995         1996
                                                     ------------ -------------
                                                                   (UNAUDITED)
   Sales............................................  $ 205,152     $ 253,692
   Production costs.................................   (110,141)     (136,202)
   Depreciation and depletion.......................    (10,556)       (9,952)
                                                      ---------     ---------
   Results of operations for producing activities
    (excluding corporate overhead and interest
    costs)..........................................  $  84,455     $ 107,538
                                                      =========     =========

(4) RESERVE QUANTITY INFORMATION

                                                               OIL       GAS
                                                               BBL       MCF
                                                             -------  ---------
   Proved developed and undeveloped reserves:
   Balance, December 31, 1994............................... 200,485  1,457,405
     Production.............................................  (1,103)   (89,874)
     Quantity estimates made................................    (312)   422,123
                                                             -------  ---------
   Balance, December 31, 1995 .............................. 199,070  1,789,654
    (Unaudited)
     Production.............................................  (2,208)   (79,618)
     Quantity estimates made................................     --         --
                                                             -------  ---------
   Balance, September 30, 1996.............................. 196,862  1,710,036
                                                             =======  =========

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996

                                                                 OIL      GAS
                                                                 BBL      MCF
                                                               ------- ---------
   Proved developed reserves:
     Beginning of the year 1995............................... 200,485 1,457,405
     End of the year 1995..................................... 199,070 1,789,654
     Beginning of the year 1996............................... 199,070 1,789,654
     End of September 1996.................................... 196,862 1,710,036

  During 1995, 1992, 1991 and 1990, the Company had reserve studies and estimates prepared on the various properties acquired from Black Petroleum Corporation. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

(5) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                             AT DECEMBER 31, 1995

                                                                   TRANS ENERGY
                                                                       AND
                                                                   SUBSIDIARIES
                                                                   ------------
   Future cash inflows............................................ $19,846,963
   Future production and development costs........................  (7,125,060)
                                                                   -----------
   Future net inflows before income taxes.........................  12,721,903
   Future income tax expense......................................  (4,325,447)
                                                                   -----------
   Future net cash flows..........................................   8,396,456
   10% annual discount for estimated timing of cash flows.........  (4,332,571)
                                                                   -----------
   Standardized measure of discounted future net cash flows....... $ 4,063,885
                                                                   ===========

                             AT SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                   TRANS ENERGY
                                                                       AND
                                                                   SUBSIDIARIES
                                                                   ------------
   Future cash inflows............................................ $19,358,130
   Future production and development costs........................  (6,937,592)
                                                                   -----------
   Future net inflows before income taxes.........................  12,420,538
   Future income tax expense......................................  (4,222,983)
                                                                   -----------
   Future net cash flows..........................................   8,197,555
   10% annual discount for estimated timing of cash flows.........  (4,251,160)
                                                                   -----------
   Standardized measure of discounted future net cash flows....... $ 3,946,395
                                                                   ===========

  Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

                              TRANS ENERGY, INC.

                   DECEMBER 31, 1995 AND SEPTEMBER 30, 1996


  The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

                                                        FOR THE    FOR THE NINE
                                                       YEAR ENDED  MONTHS ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
                                                                    (UNAUDITED)
   Standardized measure, beginning of year...........  $3,602,626   $4,063,885
   Oil and gas sales, net of production costs........    (107,818)    (117,490)
   Sales of mineral in place.........................         --           --
   Quantity estimates made...........................     569,077          --
                                                       ----------   ----------
   Standardized measure, end of period...............  $4,063,885   $3,946,395
                                                       ==========   ==========

  The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and with the assumption of current pricing and current costs of production for oil and gas produces in future periods. These reserve estimates are made from evaluations conducted by S. M. Deal & Associates, independent petroleum engineers, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

  Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

(6) EARNINGS (LOSS) PER SHARE DATA

                                                          (RESTATED)

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
                                                                    (UNAUDITED)
   Primary earnings (loss) per share
    Weighted average outstanding shares..............   3,116,435    3,233,298
    Income (loss) before extraordinary income........  $    (0.71)  $    (0.42)
    Extraordinary income.............................  $      --    $      NIL
   Fully diluted earnings (loss) per share
    Weighted average outstanding shares..............   3,182,415    3,233,298
    Income (loss) before extraordinary income........  $    (0.71)  $    (0.42)
    Extraordinary income.............................  $      --    $      NIL

                                   APPENDIX A

                               TRANS ENERGY, INC.

                              OIL AND GAS RESERVES

                            WEST VIRGINIA PROPERTIES

                               7/1/1995-6/1/2005

                            S. M. DEAL & ASSOCIATES
                             PETROLEUM ENGINEERING

                                P. O. BOX 1651
                             PARKERSBURG, WV 26102
                                 304-428-3754

                                                               October 24, 1995

TRANS ENERGY, INC.
P.O. Box 393
210 Second Street
St Marys, WV 26170

Gentlemen:

  As requested, I have consolidated the oil and gas reserve evaluations for the following properties:

  1. Apple Corporation--104 wells, 6/1/92

  2. Spencer Wells--6 wells, 9/1/92

  This evaluation includes changes resulting from the sale of 5 wells and pumping equipment installed on 7 wells with 1 well cleaned out. Operational improvements have also resulted in increased production and reserve values.

  Results of this investigation indicate that for the present operational conditions, the oil and gas reserves, projected 10 years, net to Trans Energy, Inc. as of 7/1/95 are as follows:

                              Net Oil  =     20,125 BBL

                              Net Gas  =  1,029,235 MCF

  Present value of this oil and gas production, projected 10 years, assuming $20.00/BBL and $2.00/MCF, less operation and discounted at 10%, net to Trans Energy, Inc. is:

                            Net Value  =  $1,275,600

  Proven, non-producing, oil and gas reserves behind casing for 20 wells with sufficient data for volumetric calculations, assuming all zones properly completed and producing, projected for 10 years, net to Trans Energy, Inc. is:

                              Net Oil  =  179,594 BBL

                              Net Gas  =  801,493 MCF

  Assuming all zones to be completed and producing, deducting the completion costs, utilizing the same unforeseen factors as the original evaluations, the income projected for 10 years and discounted at 10%, the value, net to Trans Energy, Inc. is:

                            Net Value  =  $2,839,000

  No value is assigned to any undrilled locations or well surface equipment.

  It is recommended to continue well reconditioning since results of previous work has increased reserves at the time of this investigation.

  All information for this evaluation was obtained from Trans Energy, Inc. and accepted as factual.

                                          Respectfully submitted,

                                                   /s/ Sam M. Deal, P.E.
                                          _____________________________________
                                                       Number 12887
                                                      State of Texas

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
 Purpose...........................................................   1
 Discussion........................................................   1
 Production........................................................   1
 Reserves--Present Operation Condition.............................   1
 Reserves--Proven Non-Producing Behind Casing......................   2
 Table "A"    --Well Data
 Table "B"    --Oil and Gas Production 7/1/92-7/1/95
 Table "C"    --Net Production 7/1/92-7/1/95
               Adjusted Future Producable Reserves 7/1/95-7/1/2005
 Appendix "A" --Future Production

                                    PURPOSE

  This investigation was made for TRANS ENERGY, INC. of St. Marys, West Virginia to re-evaluate and consolidate their oil and gas reserves from two previous reserve evaluations of their properties as listed:

    1. 6/18/92--104 wells from the Apple Corporation, Group A--30 wells, Group B--74 wells

    2. 9/21/92--6 wells from the Dennis Spence, Group C--6 wells

  The above evaluations projected oil and gas future production for wells under present operational conditions for a total of 10 years. Improvement for operational procedures was recommended at that time.

                                  DISCUSSION

  For consolidation purposes, all wells are listed as TABLE "A"--WELL DATA. Wells are coded and identified in their production Groups A and B of the original reports. Group C is assigned to the six Dennis Spencer wells.

  Certain changes in these wells have changed certain production characteristics and future reserves. In general, improved and efficient operational procedures increased well production as indicated by reported production. Seven wells had pumping equipment installed, one well was cleaned out and five wells were sold.

  Five wells sold, 12-31-93, are listed as follows:

        CODE                                               GROUP      WELL
        ----                                               ----- --------------
      TE 046 R............................................  B    Lowther H-1347
      TE 056 R............................................  B    Moats H-1343
      TE 098 R............................................  B    Wolfe H-671
      TE 099 R............................................  B    Wolfe H-670
      TE 100 R............................................  B    Wolfe H-1295

  Seven wells had pumping equipment installed and listed as follows:

        CODE                                     GROUP   DATE        WELL
        ----                                     ----- -------- ---------------
      TE 014 R..................................  B     8/12/92 Cokeley H-607
      TE 015 R..................................  B     8/06/92 Cokeley H-653
      TE 053 R..................................  B     3/18/92 Moats H-1327
      TE 058 R..................................  B    10/14/92 Morton H-658
      TE 059 R..................................  B    10/26/92 Morton H-659
      TE 034 R..................................  B    10/28/92 Friedley H-660
      TE 035 R..................................  B    10/20/92 Friedley H-661

  One well cleaned out and swabbed:

      TE 087 R..................................  B     8/24/93 St. Lukes H-750

                                  PRODUCTION

  Oil and gas production from 7/1/92 to 7/2/95 is shown as TABLE "B"--OIL AND GAS PRODUCTION. Total production net to Trans Eenrgy for that period utilizing the NRI (Net Revenue Interest) for all wells is:

           Oil--8,485 BBL                           Gas--281,362 MCF

                   RESERVES--PRESENT OPERATIONAL CONDITIONS

  Net production from 7/1/92 to 7/1/95, original net reserve estimates from the original reports and the adjusted future producable reserves to 7/1/2005 are all listed in TABLE "C" for all remaining wells in their present operational condition.

  Total production for all wells, net to Trans Energy, Inc. from 7/1/91995 to 7/1/2005 is:

                            GROUP                       OIL-BBL      GAS-MCF
                            -----                       -------     ---------
      A................................................  6,404        205,850
      B................................................ 13,264        466,589
      C................................................    457        356,801
                                                        ------      ---------
      Total............................................ 20,125 BBL  1,029,238 MCF

  Net future production is projected from 7/1/1995 to 7/1/2005 with production declined, operational expenses estimated and all values discounted at 10% for purposes of valuation at present time and shown as APPENDIX "A"--FUTURE PRODUCTION.

  Present value of the oil and gas production, using $20.00 per Barrel and $2.00 per MCF, less operation, under present operational conditions and discounted at 10% for 10 years, net to Trans Energy, Inc., is as follows:

                             Net Value--$1,275,620

                 RESERVES--PROVEN NON-PRODUCING BEHIND CASING

  Original volumetric calculations from available well logs for 16 wells of Groups A and B is:

      Net Oil....................................................... 192,200 BBL
      Net Gas....................................................... 689,000 MCF

  Original volumetric calculations from available well logs for 6 wells of Group C is:

      Net Oil.......................................................  40,690 BBL
      Net Gas....................................................... 321,840 MCF

  Volumetric calculations from available well logs for 2 of the 5 wells sold shows a total loss of proven producable reserves net to Trans Energy, Inc. to be:

      Net Oil.......................................................  53,096 BBL
      Net Gas....................................................... 209,347 MCF

     (Wells--TE 056 R and TE 099 R, sold)

  No re-completion work has been done in any of the proven producable zones of any of Trans Energy's wells, therefore the remaining Proven Producable Reserves Behind Casing for all Trans Energy wells is:

      Net Oil....................................................... 179,594 BBL
      Net Gas....................................................... 801,493 MCF

  Assuming these zones to be completed and producing, the net value to Trans Energy, Inc. of all these zones projected for 10 years, discounted at 10%, less costs of re-completion and operation, is as follows:

                             Net Value--$2,839,000

  All basic geological conditions are in the previous reports.

  No considerations was make for un-drilled locations.

  It is also recommended to continue well reconditioning to increase the value of present producing reserves as proven by resulting increases from the wells re-worked.

  All production data was obtained for this evaluation consolidation and update from Trans Energy, Inc. and accepted as factual.

                                          Sam M. Deal, P.E.

                              TABLE "A"--WELL DATA

                                                              PRODUCING
  CODE       WELL & NUMBER      GRP PERMIT   COMPLETED TD-FT FORMATIONS  REMARKS
  ----    -------------------- ------------- --------- ----- ----------- -------
TE-001-R  M. ATKINSON--H-626   B 47-085-4135 11/08/78  1850  MAX, BI
TE-002-R  M. ATKINSON--H-627   B 47-085-4050 09/03/78  1875  BI
TE-003-R  M. ATKINSON--H-628   B 47-085-4119 10/11/78  1965  BI
TE-004-R  R. BARGELOH--H-846   A 47-085-4384 09/17/79  2218  BI
TE-005-R  H. BARTON--H-738     A 47-085-4264 05/24/79  2156  BI
TE-006-R  H. BARTON--H-747     A 47-085-4237 06/29/79  2008  BI
TE-007-R  D. BETTS--H-813      B 47-085-4368 08/29/79  2450  BI
TE-008-R  D. BETTS--H-814      B 47-085-4369 09/08/79  2400  BI, WEIR
TE-009-R  D. BETTS--H-815      B 47-085-4370 08/31/79  2425  BI, WEIR
TE-010-R  D. BETTS--H-816      B 47-085-4371 10/22/79  2450  WEIR
TE-011-R  L. BOESHAR--H-1091   B 47-085-4915 12/21/80  4513  DEV. SH.
TE-012-R  L. BOESHAR--H-1092   B 47-085-4916 01/26/81  4255  DEV. SH.
TE-013-R  W. BORDER--H-642     B 47-085-4115 10/22/78  2250  MAX, BI
TE-014-R  COKLEY HRS--H-607    B 47-085-3842 03/28/78  2141  BI
TE-015-R  COKLEY HRS--H-653    B 47-085-4120 09/12/78  2018  BI
TE-016-R  J. COYLE--4          B 47-085-0764 11/09/39  1937  MAX, KN, BI
TE-017-R  COYLE HRS--4         B 47-085-0788 04/05/40  1904  KN, BI, SQ
TE-018-R  COYLE HRS--1         B 47-085-0814 06/03/40  1685  BI
TE-019-R  D. COX--H-485        B 47-085-4386 09/24/79  2650  WEIR, BE
TE-020-R  J. CUMMINGS--H-896   B 47-085-5030 02/08/81  3895  DEV SH
TE-021-R  J. CUMMINGS--H-897   B 47-085-4494 02/27/80  4078  DEV SH
TE-022-R  E. DEEM--H-1217      B 47-085-5078 04/25/81  2500  BI, BE
TE-023-R  S. DOUGLAS--H-946    B 47-085-4522 04/03/80  2075  BI
TE-024-R  S. DOUGLAS--H-950    B 47-085-4523 04/29/80  1886  MAX, BI
TE-025-R  M. ELDER--H-882      B 47-085-4445 02/07/80  2260  BI
TE-026-R  M. ELDER--H-883      B 47-085-4446 02/03/80  2279  BI
TE-027-R  E. FOSTER--H-870     B 47-085-4485 03/08/80  2279  BI
TE-028-R  E. FOSTER--H-871     B 47-085-4496 03/21/80  2125  BI
TE-029-R  E. FOSTER--H-872     B 47-085-4497 04/04/80  2250  BI
TE-030-R  E. FOSTER--H-873     B 47-085-4498 03/13/80  2050  BI
TE-031-R  E. FOSTER--H-874     B 47-085-4499 03/20/80  2225  BI
TE-032-R  E. FRASHURE--H-732   A 47-085-4254 05/04/79  2000  BI
TE-033-R  E. FRASHURE--H-733   A 47-085-4255 06/26/79  2150  BI
TE-034-R  A. FRIEDLY--H-660    B 47-085-4138 10/15/78  2200  BI
TE-035-R  A. FRIEDLY--H-661    B 47-085-4139 12/18/78  2280  BI
TE-036-R  M. GARDNER--H-741    A 47-085-4268 06/14/79  2136  BI
TE-037-R  M. GARDNER--H-742    A 47-085-4269 06/16/79  2175  BI
TE-038-R  M. GARDNER--H-743    A 47-085-4270 06/23/79  1775  BI
TE-039-R  M. GARDNER--H-744    A 47-085-4266 05/31/79  1850  BI
TE-040-R  S. HACKWORTH--H-1305 B 47-085-5429 05/21/82  4486  DEV SH
TE-041-R  G. HAMMER--H-1213    B 47-085-5085 04/01/81  2000  BI
TE-042-R  W. HAUGHT--H-1366    B 47-085-6098 03/05/83  4612  DEV SH
TE-043-R  J. HOWARD--H-844     B 47-085-4477 11/07/79  2400  BI, WEIR
TE-044-R  G. KESTER--H-797     A 47-085-4359 09/20/79  1926  BI
TE-045-R  G. KESTER--H-798     A 47-085-4360 09/13/79  2165  BI
TE-046-R  H. LOWTHER--H-1347   B 47-085-5792 07/23/82  4057  DEV SH       SOLD
TE-047-R  MARTIN BROS--H-650   A 47-085-4252 05/22/79  2125  BI
TE-048-R  MARTIN BROS--H-731   A 47-085-4251 05/12/79  2137  BI
TE-049-R  E. MASON--H-1174     B 47-085-5016 02/17/81  2450  BI, WEIR
TE-050-R  M. METZ--H-1314      B 47-085-5453 02/02/82  2100  BI
TE-051-R  B. MILLER--H-739     A 47-085-4261 05/31/79  2156  BI
TE-052-R  B. MILLER--H-740     A 47-085-4267 06/10/79  2013  BI
TE-053-R  H. MOATS--H-1327     B 47-085-5587 06/12/82  4570  DEV SH
TE-054-R  H. MOATS--H-1335     B 47-085-5731 07/10/82  4300  DEV SH
TE-055-R  M. MOATS--H-690      B 47-085-4184 01/11/79  2275  BI

                                                            PRODUCING
  CODE       WELL & NUMBER     GRP PERMIT   COMPLETED TD-FT FORMATIONS REMARKS
  ----    ------------------- ------------- --------- ----- ---------- -------
TE-056-R  M. MOATS--H-1343    B 47-085-5789 07/14/82  4660  DEV SH      SOLD
TE-057-R  M. MOATS--H-1377    B 47-085-6225 02/28/83  4250  GD, DEV SH
TE-058-R  L. MORTON--H-658    B 47-085-4136 11/28/78  2010  BI
TE-059-R  L. MORTON--H-659    B 47-085-4137 12/06/78  2220  BI
TE-060-R  D. MULLENIX--H-858  B 47-085-4399 10/30/79  2600  WEIR, BE
TE-061-R  D. NEWLON--H-847    A 47-085-4388 09/23/79  1979  BI
TE-062-R  D. NEWLON--H-848    A 47-085-4389 09/27/79  1796  BI
TE-063-R  L. NEWTON--H-730    A 47-085-4250 05/17/79  2175  MAX, BI
TE-064-R  J. PARKS--H-1198    B 47-085-5059 04/16/81  2050  BI
TE-065-R  K. PERINE--H-880    B 47-085-4443 03/07/80  2451  BI, WEIR
TE-066-R  K. PERINE--H-893    B 47-085-4491 02/24/80  2450  WEIR
TE-067-R  P. PIFER--H-893     B 47-085-4491 05/05/80  2220  BI
TE-068-R  P. PIFER--H-894     B 47-085-4492 04/28/80  3019  BI
TE-069-R  C. REXROAD--H-1357  B 47-085-6089 01/02/83  4500  DEV SH
TE-070-R  G. REXROAD--H-695   B 47-085-6087 12/23/82  2746  DEV SH
TE-071-R  G. REXROAD--H-705   B 47-085-5663 07/19/82  4279  DEV SH
TE-072-R  G. RYAN--H-736      A 47-085-4262 05/12/79  2346  BI
TE-073-R  G. RYAN--H-737      A 47-085-4263 05/18/79  2132  BI
TE-074-R  B. SEMMELAMN--H-651 A 47-085-4155 08/21/79  2225  BI
TE-075-R  B. SEMMELAMN--H-727 A 47-085-4253 06/08/79  2150  BI
TE-076-R  B. SEMMELMAN--H-729 A 47-085-4249 04/29/79  2160  BI
TE-077-R  B. SEMMELMAN--H-652 A 47-085-4199 04/25/79  2175  BI
TE-078-R  B. SEMMELMAN--H-728 A 47-085-4248 06/02/79  2100  BI
TE-079-R  J. SIMS--H-1304     B 47-085-5489 06/09/82  4400  DEV SH
TE-080-R  J. SIMMONS--H-970   B 47-085-4759 05/21/80  2283  BI
TE-081-R  J. SIMMONS--H-979   B 47-085-4760 04/13/80  2130  BI
TE-082-R  L. STANLEY--H-802   B 47-085-4363 10/01/79  2600  BI, WEIR
TE-083-R  L. STANLEY--H-811   B 47-085-4364 10/09/79  2608  BI, WEIR
TE-084-R  M. STANLEY--H-923   B 47-085-4478 12/21/79  2175  BI
TE-085-R  M. STANLEY--H-1302  B 47-085-5440 03/13/82  5262  DEV SH
TE-086-R  M. STANLEY--H-1323  B 47-085-5615 05/28/82  4230  DEV SH
TE-087-R  ST LUKES--H-750     A 47-085-4319 06/28/79  1750  SS
TE-088-R  ST LUKES--H-752     A 47-085-4275 06/23/79  2000  BI
TE-089-R  ST LUKES--H-753     A 47-085-4776 07/03/79  1875  BI
TE-090-R  H. SUMMERS--H-791   B 47-085-4356 03/27/80  2385  BI, WEIR
TE-091-R  M. WELCH--H-756     A 47-085-4317 07/16/79  2225  BI
TE-092-R  M. WELCH--H-757     A 47-085-4318 07/02/79  2200  BI
TE-093-R  H. WILSON--H-1168   B 47-085-5028 03/23/81  4538  DEV SH
TE-094-R  H. WILSON--H-1169   B 47-085-5029 04/04/81  3816  DEV SH
TE-095-R  H. WILSON--H-1170   B 47-085-5026 03/08/82  4282  DEV SH
TE-096-R  R. WILSON--H-853    B 47-085-4394 10/25/79  5207  DEV SH
TE-097-R  C. WILSON--H-930    B 47-085-4519 02/24/80  5906  DEV SH
TE-098-R  C. WOLFE--H-671     B 47-085-4203 04/06/79  2150  MAX, BI     SOLD
TE-099-R  C. WOLFE--H-670     B 47-085-5578 05/04/82  4515  DEV SH      SOLD
TE-100-R  C. WOLFE--H-1295    B 47-085-5488 04/15/82  2185  BI          SOLD
TE-101-G  M. ALLMAN--H-980    B 47-021-3622 05/16/80  3000  WEIR, BE
TE-102-G  M. ALLMAN--H-981    B 47-021-3623 05/20/80  2700  WEIR, BE
TE-103-P  A. JANES--H-1212    B 47-073-1118 02/22/81  4261  DEV SH
TE-104-W  C. ELLIOTT--H-1191  B 47-107-1120 02/06/81  3719  DEV SH
TE-105-R  H. FOWLER 1-A       C 47-085-8047 03/23/91  5551  DEV SH
TE-106-R  N. GOFF--1          C 47-085-8037 03/01/91  5365  DEV SH
TE-107-R  C. LOCKE--1-A       C 47-085-8051 04/04/91  5669  DEV SH
TE-108-R  F. MC GILL--1       C 47-085-8034 02/16/91  5216  DEV SH
TE-109-R  R. WORKMAN--1       C 47-085-8002 02/10/91  5116  DEV SH
TE-110-T  D. SPENCER--1       C 47-095-1324 04/18/91  4903  DEV SH

--------
LEGEND:

TE--TRANS ENERGY                 P--PLEASANTS COUNTY
R--RITCHIE COUNTY                W--WOOD COUNTY
G--GILMER COUNTY                 T--TYLER COUNTY

                       TABLE "B"--OIL AND GAS PRODUCTION

                                 7/1/92-7/1/95

                                    1992        1993         1994        1995
                                 7/1-12/31                             1/1-7/1
GROUP                            BBL  MCF    BBL   MCF    BBL   MCF   BBL  MCF
-----                            --- ------ ----- ------ ----- ------ --- ------
A............................... 427  5,470 1,130 15,591   699 28,698 498 13,189
B............................... 648 23,266 3,215 71,079 1,744 60,679 792 31,994
C...............................   0 15,882   499 54,577    58 49,943  30 21,454

                     TABLE "C"--NET PRODUCTION 7/192-7/1/95

                ORIGINAL NET RESERVE ESTIMATES--7/1/92-7/1/2002
                ADJUSTED FUTURE PRODUCABLE RESERVES--7/95-7/2005
                (PRODUCABLE RESERVES FOR PRESENT WELL CONDITIONS

                                                                 OIL--   GAS--
GRP                          DESCRIPTION                DATE      BBL     MCF
---                          -----------             ----------- ------ -------
A................ Net Production                     7/92-7/95    2,410  54,913
                  Initial Estimated Reserves         7/92-7/2002  1,567 117,754
                  Projected Future Prod. Pres. Cond. 7/95-7/2002  6,404 205,850
B................ Net Production                     7/92-7/95    5,599 111,546
                  Initial Estimated Reserves         7/92-7/2002  5,034 304,445
                  Projected Future Prod. Pres. Cond. 7/95-7/2005 13,264 466,589
C................ Net Production                     9/92-7/95      476 114,903
                  Initial Estimated Reserves         9/92-7/2002    288 429,354
                  Projected Future Prod. Pres. Cond. 7/95-7/2005    457 356,801
                                                     7/1/95-7/1/2005--20,125
                  Total                              BBL, 1,029,238 MCF

--------
NOTE: Projected Future Production is based on present conditions, with wells sold deleted and all other workovers and improvements considered.

                        APPENDIX "A"--FUTURE PRODUCTION

                                                         NET
                                                OIL    REVENUE
                                       GAS      --       --      10%     TOTAL
                    NET   OPERATION --REVENUE REVENUE OPERATION DISC.   REVENUE
 YEAR     NET MCF   BBL       $         $        $        $     FACTOR     $
 ----    --------- ------ --------- --------- ------- --------- ------ ---------
 1.....    128,250  2,508   48,300    256,500  50,160   258,360 0.9091   234,875
 2.....    121,838  2,382   48,300    243,676  47,640   243,016 0.8246   200,828
 3.....    115,745  2,263   48,300    231,490  45,260   228,450 0.7513   171,634
 4.....    109,958  2,150   48,300    219,916  43,000   214,616 0.6830   146,583
 5.....    104,460  2,042   48,300    208,920  40,840   201,460 0.6209   125,086
 6.....     99,237  1,940   48,300    198,474  38,800   188,974 0.5644   106,657
 7.....     94,275  1,844   48,300    188,550  36,888   177,138 0.5132    90,907
 8.....     89,562  1,751   48,300    179,124  35,020   165,844 0.4665    77,366
 9.....     85,084  1,664   48,300    170,168  33,280   155,148 0.4241    65,798
10.....     80,829  1,581   48,300    161,658  31,620   144,978 0.3855    55,889
         --------- ------  -------  --------- ------- --------- ------ ---------
TOTAL..  1,029,238 20,125  483,000  2,058,476 402,508 1,977,984        1,275,623

                                   EXHIBIT A
                [Form of Bridge Warrant Conversion Prospectus]

                             SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED    , 1996
              1,600,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                              TRANS ENERGY, INC.

  This Prospectus relates to 1,600,000 Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") issuable upon automatic conversion of certain Common Stock Purchase Warrants (the "Bridge Warrants") of Trans Energy, Inc. (the "Company") upon the effectiveness of the Registration
Statement covering the offering of      shares of the Company's Common Stock,
$.001 par value per share ("Common Stock"), at a price of $    per share, and
      Redeemable Common Stock Purchase Warrants ("Redeemable Warrants" and, collectively with the Common Stock, the "Securities"), at a price of $.10 per Redeemable Warrant (the "Offering"). Unless the context otherwise requires, the term "this Offering" herein refers to the Company's offering of the Securities. All of the Redeemable Warrants covered by this Prospectus are being sold by certain securityholders of the Company (the "Selling Securityholders"). See "Principal and Selling Securityholders". The Bridge Warrants were issued to certain securityholders by the Company in connection with the Company's private placement of 500,000 Bridge Warrants completed in December 1995 and its bridge financing composed of $600,000 of Unsecured Promissory Notes and 300,000 Bridge Warrants completed in March 1996. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock
for $   during the five-year period commencing one year from the date of this
Prospectus. The Company may redeem the Redeemable Warrants at a price of $.10 per Redeemable Warrant, at any time upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Small Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the notice of redemption. See "Description of Securities."

  The Company will not receive any proceeds from the sale of the Redeemable Warrants covered by this Prospectus. The Selling Securityholders are subject to lock-up agreements with the Company and the Underwriter pursuant to which they may not resell and/or exercise such Redeemable Warrants for a period of two (2) years following the effectiveness of the Registration Statement of which this Prospectus forms a part without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement of which this Prospectus forms a part without the prior consent of the Underwriter. The Company has covenanted to keep the Registration Statement of which this Prospectus forms a part effective in order to permit such resales. Subject to the release of such lock-up arrangements, the Selling Securityholders may sell the Redeemable Warrants from time to time as market conditions permit in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers, or in certain privately-negotiated transactions, or through a combination of such methods at fixed prices, which may be changed, at market prices prevailing at the time of sale or a negotiated prices. The Selling Securityholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser of shares of Common Stock from whom such broker dealer acted as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customer commissions).

  The Redeemable Warrants have been approved for quotation on the Nasdaq Small Cap market under the symbol "TSRGW".

  The Selling Securityholders are subject to lock-up agreements with the Company and the Underwriter pursuant to which they may not resell and/or exercise such Redeemable Warrants for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company (the "Company Lock-up"), but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement without the prior consent of the Underwriter (the "Underwriter's Lock-up). The Underwriter has stated its intention not to release the Underwriter's Lock-up for at least three (3) months following the completion of this Offering. In the event the Redeemable Warrants are released from the Underwriter's Lock-up prior to the end of such one (1) year period such Redeemable Warrants shall be immediately eligible for resell to the public. AFTER EXPIRATION OF SUCH THREE MONTH PERIOD, THE UNDERWRITER MAY PERMIT SALES OF SUCH SECURITIES BY SUCH HOLDERS UPON WRITTEN REQUEST BY SUCH HOLDERS. THE EXTENT TO WHICH SUCH SALES WILL BE PERMITTED WILL DEPEND ON THE EVALUATION BY THE UNDERWRITER OF A NUMBER OF FACTORS, INCLUDING THE TRADING VOLUME OF THE SECURITIES ON THE NASDAQ AND THE NUMBER OF SECURITIES WHICH SUCH HOLDERS HAVE REQUESTED TO SELL AS SELLING SECURITYHOLDERS. THE INTRODUCTION OF SUCH REDEEMABLE WARRANTS INTO THE PUBLIC MARKET WOULD HAVE AN ADVERSE EFFECT UPON THE PRICES OF THE REDEEMABLE WARRANTS AND COMMON STOCK SOLD TO THE PUBLIC AND/OR THE COMMON STOCK UNDERLYING THE REDEEMABLE WARRANTS SOLD TO THE PUBLIC.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

  THE INFORMATION IN THIS PROSPECTUS IS AS OF THE DATE HEREOF. THE DELIVERY OF THIS PROSPECTUS, UNDER ANY CIRCUMSTANCES, AT ANY TIME, DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
UNTIL      , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) THE COMPANY MAY
BE REQUIRED TO AMEND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART OR SUPPLEMENT THIS PROSPECTUS IN THE EVENT OF A MATERIAL DEVELOPMENT AFFECTING THE COMPANY.

                     PRINCIPAL AND SELLING SECURITYHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of September 30, 1996 for (i) each person who is known by the Company to beneficially own more than 5% of the capital stock, (ii) each of the Company's directors, (iii) each of the Company's officers, (iv) all directors and officers as a group and (v) the Selling Securityholders.

DIRECTORS, EXECUTIVE OFFICERS,                        SHARES BENEFICIALLY
 FIVE PERCENT SHAREHOLDERS                                OWNED PRIOR
 AND SELLING SECURITYHOLDERS                            TO THE OFFERING
------------------------------                        -------------------
Loren E. Bagley......................................        419,575(1)(6)
William F. Woodburn..................................        448,108(2)(6)
Dennis L. Spencer Sr.................................        595,775(5)(6)
John B. Sims.........................................         58,228(3)(6)
Black & Company......................................        441,964(4)
James W. Almeter.....................................         12,500(7)(17)
George D. Kickliter..................................        100,000(7)(8)(17)
Harry and Mary Ann Lawroski..........................        160,000(7)(9)(19)
Jan Arnett...........................................        127,500(7)(10)(19)
Thomas E. Creevy.....................................         12,500(7)(17)
Andrew Fistel........................................         25,000(7)(17)
Michael Goldstein....................................         50,000(7)(11)(17)
Steven Goldstein.....................................         25,000(7)(17)
John L. Hammer, III..................................         12,500(7)(17)
Robert Amend and Kathleen Amend......................         25,000(7)(17)
Joseph Andriole and Giancarla Andriole...............        112,500(7)(12)(17)
Carl W. Olsen........................................         85,000(7)(13)(19)
Hy Parnass...........................................         25,000(7)(17)
Jiresh Patel.........................................         25,000(7)(17)
Doreen Rivera........................................         50,000(7)(11)(17)
Henrietta T. Robinson................................         25,000(7)(17)
Andres Santillana....................................         25,000(7)(17)
John Stewart.........................................         25,000(7)(17)
Dorothy Strachman....................................         37,500(7)(14)(17)
George Trainor.......................................         12,500(7)(17)
Samuel M. Ward.......................................         25,000(7)(17)
Daniel Waterman and Mudite Waterman..................         55,000(7)(15)(19)
Charles Wen..........................................        100,000(7)(8)(17)
Abel Whitehead.......................................         25,000(7)(17)
Charles V. Salzano...................................         25,000(7)(17)
Ellis Wooten.........................................         25,000(7)(17)
Wendell E. Morrow....................................         12,500(7)(17)
Morgan D. Gaffney....................................         30,000(7)(16)(18)
Alfons Murk and Anita Murk...........................         25,000(7)(18)
John R. Boswell......................................         25,000(7)(18)
Meeyapillai K. Zawakir...............................         25,000(7)(18)
Gerald Williams......................................         25,000(7)(18)
Lester N. Shafran....................................         50,000(7)(11)(18)
Larry Weinstein......................................         50,000(7)(11)(18)
Edward Nissenbaum....................................         25,000(7)(18)
George D. Newton, Jr.................................         30,000(7)(16)(18)
Randall A. Mason.....................................         25,000(7)(18)
John Chianello.......................................         25,000(7)(18)
Bill A. Kousmanidis..................................         25,000(7)(18)
                                                           ---------
                                                           3,563,650

--------
(1) Includes 125,000 shares of Common Stock held in the name of Carolyn S. Bagley, wife of Loren E. Bagley, over which Ms. Bagley retains voting power.
(2) Includes 200,000 shares of Common Stock in the name of Janet L. Woodburn, wife of William F. Woodburn, over which shares Ms. Woodburn retains voting power. Does not include 142,840 shares of Common Stock owned by Mark D. Woodburn, son of William F. Woodburn, over which shares William F. Woodburn disclaims any voting control.
(3) Includes 58,228 shares of Common Stock held in the name of Virginia Sims, wife of John B. Sims, over which shares Ms. Sims retains voting power.
(4) Black & Company is a holding company for the benefit of those shareholders of Black Petroleum Corporation that received shares pursuant to the acquisition by the Company on January 30, 1989 of certain interest in oil and gas properties and in a subsequent transaction with certain principal stockholders of the Company.
(5) Includes 595,775 shares of Common Stock in the name of Karla R. Spencer, wife of Dennis L. Spencer Sr., over which shares Ms. Spencer retains voting control.
(6) All directors and officers as a group (4 persons)--1,521,686.
(7) Includes 1,600,000 Redeemable Warrants owned by the Selling Securityholders and the equivalent number of shares of Common Stock underlying such Redeemable Warrants beneficially owned by the Selling Securityholders in the event of conversion of such Redeemable Warrants.
(8) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(9) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(10) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(11) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(12) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(13) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(14) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(15) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.
(16) Constitutes % of the Redeemable Warrants outstanding following completion of the Offering.

(17) Purchased as part of the Company's private placement of Bridge Warrants completed in December 1995.
(18) Purchased as part of the Company's March 1996 Bridge Financing.

(19) Purchased as part of both the Company's private placement of Bridge Warrants completed in December 1995 and March 1996 Bridge Financing.

                                 DISTRIBUTION

  The sale of the Redeemable Warrants is subject to the availability of a Bridge Warrant Conversion Prospectus. An original holder of Redeemable Warrants from which a Bridge Warrant has been converted who wishes to resell a Redeemable Warrant or Redeemable Warrants must deliver a current version of this Prospectus to the purchaser thereof. No such resale may occur prior to the delivery of a current version of this Bridge Warrant Conversion Prospectus.

  The holders of Redeemable Warrants from which a Bridge Warrant has been converted are subject to lock-up agreements with the Company and the Underwriter pursuant to which they may not resell and/or exercise such Redeemable Warrants for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement without the prior consent of the Underwriter. The Company has covenanted to keep the Registration Statement of which this Prospectus forms a part effective in order to permit such resales upon expiration of or release from such restrictions. Subject to the release of such lock-up arrangements, the Selling Securityholders may sell the Redeemable Warrants from time to time as market conditions permit in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers, or in certain privately-negotiated transactions, or through a combination of such methods at fixed prices, which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders may effect such transactions by selling Redeemable Warrants to or through broker-dealers, and such broker-dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser of Redeemable Warrants from whom such broker dealer acted as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customer commissions).

  Upon receipt of the notice from the holder of Redeemable Warrants, the Company shall deliver to such holder a current version of this Prospectus, appropriately amended to reflect such holder under the caption "Principal and Selling Securityholders." No sale may be made by the holders of Redeemable Warrants covered by this Prospectus without delivery to the purchasers of such Redeemable Warrants of a current version of this Prospectus.

  The holders of Redeemable Warrants covered by this Prospectus, and any other persons who participate in the sale of such Redeemable Warrants, may be deemed "underwriters" as defined in the Act. Any commissions paid or discounts or concessions allowed to such persons, and any profits received on resale of such Redeemable Warrants, may be deemed to be underwriting discounts and commissions under the Act.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH SUCH INFOR-MATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLIC-ITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HERE-BY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Reports to Shareholders..................................................
Prospectus Summary.......................................................   4
The Company..............................................................   8
Dilution.................................................................   9
Risk Factors.............................................................  10
Capitalization...........................................................  20
Price Range of Common Stock..............................................  21
Dividend Policy..........................................................  21
Selected Consolidated Financial Data.....................................  22
Use of Proceeds..........................................................  23
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  25
Business and Properties..................................................  29
Management...............................................................  43
Principal and Selling Securityholders....................................  46
Certain Transactions and Relationships...................................  49
Distribution.............................................................  54
Description of Securities................................................  55
Shares Eligible for Future Sale..........................................  59
Legal Matters............................................................  60
Experts..................................................................  60
Additional Information...................................................  60
Financial Statements..................................................... F-1

                                ---------------

UNTIL      , 1997, (25 DAYS FROM THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

TRANS ENERGY, INC.

1,600,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

L.B. SAKS, INC.

PROSPECTUS

     , 1996

                                   EXHIBIT B
                     [Form of Warrant Exercise Prospectus]
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED       , 1996
                       1,600,000 SHARES OF COMMON STOCK

                              TRANS ENERGY, INC.

  This Prospectus relates to 1,600,000 shares of Common Stock, $.001 par value per share (the "Common Stock") of Trans Energy, Inc. (the "Company") issuable upon exercise of certain Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") issued in connection with the automatic conversion of certain of the Company's Common Stock Purchase Warrants (the "Bridge Warrants") issued in connection with the effectiveness of the Registration
Statement covering the Company's public offering of     shares of the
Company's Common Stock, $.001 par value per share ("Common Stock"), at a price
of $   per share, and     Redeemable Warrants (collectively with the Common
Stock, the "Securities"), at a price of $.10 per Redeemable Warrant (the "Offering"). Unless the context otherwise requires, the term "this Offering" herein refers to the Company's offering of the Securities. All of the shares of Common Stock covered by this Prospectus are being sold by certain securityholders of the Company (the "Selling Securityholders"). See "Principal and Selling Securityholders." The Bridge Warrants were issued to certain security holders by the Company in connection with the Company's bridge financings in December, 1995 and March 1996. Each Redeemable Warrant entitles
the holder to purchase one share of Common Stock for $    during the five-
year period commencing one year from the date of this Prospectus. The Company may redeem the Redeemable Warrants at a price of $.10 per Redeemable Warrant, at any time upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Small Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the notice of redemption. See "Description of Securities."

  The Company will not receive any proceeds from the sale of the shares of Common Stock covered by this Prospectus. The Selling Securityholders are subject to lock-up agreements with the Company and the Underwriter pursuant to which they may not resell and/or exercise such Redeemable Warrants for a period of two (2) years following the effectiveness of the Registration Statement of which this Prospectus forms a part without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement of which this Prospectus forms a part without the prior consent of the Underwriter. The Company has covenanted to keep the Registration Statement of which this Prospectus forms a part effective in order to permit such resales. Subject to the release of such lock-up arrangements, the Selling Securityholders may sell the shares of Common Stock from time to time as market conditions permit in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers, or in certain privately-negotiated transactions, or through a combination of such methods at fixed prices, which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser of shares of Common Stock from whom such broker dealer acted as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customer commissions).

  The Company's Common Stock is quoted on the Nasdaq Small Cap Market under the symbol "TSRG".

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

  THE INFORMATION IN THIS PROSPECTUS IS AS OF THE DATE HEREOF. THE DELIVERY OF THIS PROSPECTUS, UNDER ANY CIRCUMSTANCES, AT ANY TIME, DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) THE COMPANY MAY
BE REQUIRED TO AMEND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART OR SUPPLEMENT THIS PROSPECTUS IN THE EVENT OF A MATERIAL DEVELOPMENT AFFECTING THE COMPANY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     PRINCIPAL AND SELLING SECURITYHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of September 30, 1996 for (i) each person who is known by the Company to beneficially own more than 5% of the capital stock, (ii) each of the Company's directors, (iii) each of the Company's officers, (iv) all directors and officers as a group and (v) the Selling Securityholders.

DIRECTORS, EXECUTIVE OFFICERS,                        SHARES BENEFICIALLY
 FIVE PERCENT SHAREHOLDERS                            OWNED PRIOR TO THE
 AND SELLING SECURITYHOLDERS                               OFFERING
------------------------------                        -------------------
Loren E. Bagley......................................        419,575(1)(6)
William F. Woodburn..................................        448,108(2)(6)
Dennis L. Spencer Sr.................................        595,775(5)(6)
John B. Sims.........................................         58,228(3)(6)
Black & Company......................................        441,964(4)
James W. Almeter.....................................         12,500(7)(13)
George D. Kickliter..................................        100,000(7)(8)(13)
Harry and Mary Ann Lawroski..........................        160,000(7)(9)(15)
Jan Arnett...........................................        127,500(7)(10)(15)
Thomas E. Creevy.....................................         12,500(7)(13)
Andrew Fistel........................................         25,000(7)(13)
Michael Goldstein....................................         50,000(7)(13)
Steven Goldstein.....................................         25,000(7)(13)
John L. Hammer, III..................................         12,500(7)(13)
Robert Amend and Kathleen Amend......................         25,000(7)(13)
Joseph Andriole and Giancarla Andriole...............        112,500(7)(11)(13)
Carl W. Olsen........................................         85,000(7)(12)(15)
Hy Parnass...........................................         25,000(7)(13)
Jiresh Patel.........................................         25,000(7)(13)
Doreen Rivera........................................         50,000(7)(13)
Henrietta T. Robinson................................         25,000(7)(13)
Andres Santillana....................................         25,000(7)(13)
John Stewart.........................................         25,000(7)(13)
Dorothy Strachman....................................         37,500(7)(13)
George Trainor.......................................         12,500(7)(13)
Samuel M. Ward.......................................         25,000(7)(13)
Daniel Waterman and Mudite Waterman..................         55,000(7)(13)
Charles Wen..........................................        100,000(7)(8)(15)
Abel Whitehead.......................................         25,000(7)(13)
Charles V. Salzano...................................         25,000(7)(13)
Ellis Wooten.........................................         25,000(7)(13)
Wendell E. Morrow....................................         12,500(7)(13)
Morgan D. Gaffney....................................         30,000(7)(14)
Alfons Murk and Anita Murk...........................         25,000(7)(14)
John R. Boswell......................................         25,000(7)(14)
Meeyapillai K. Zawakir...............................         25,000(7)(14)
Gerald Williams......................................         25,000(7)(14)
Lester N. Shafran....................................         50,000(7)(14)
Larry Weinstein......................................         50,000(7)(14)
Edward Nissenbaum....................................         25,000(7)(14)
George D. Newton, Jr.................................         30,000(7)(14)
Randall A. Mason.....................................         25,000(7)(14)
John Chianello.......................................         25,000(7)(14)
Bill A. Kousmanidis..................................         25,000(7)(14)
                                                           ---------
                                                           3,563,650

--------
(1) Includes 125,000 shares of Common Stock held in the name of Carolyn S. Bagley, wife of Loren E. Bagley, over which Ms. Bagley retains voting power.
(2) Includes 200,000 shares of Common Stock in the name of Janet L. Woodburn, wife of William F. Woodburn, over which shares Ms. Woodburn retains voting power. Does not include 142,840 shares of Common Stock owned by Mark D. Woodburn, son of William F. Woodburn, over which shares William F. Woodburn disclaims any voting control.
(3) Includes 58,228 shares of Common Stock held in the name of Virginia Sims, wife of John B. Sims, over which shares Ms. Sims retains voting power.
(4) Black & Company is a holding company for the benefit of those shareholders of Black Petroleum Corporation that received shares pursuant to the acquisition by the Company on January 30, 1989 of certain interest in oil and gas properties and in a subsequent transaction with certain principal stockholders of the Company.
(5) Includes 595,775 shares of Common Stock in the name of Karla R. Spencer, wife of Dennis L. Spencer Sr., over which shares Ms. Spencer retains voting control.
(6) All directors and officers as a group (4 persons)--1,521,686.
(7) Included in the 1,600,000 shares of Common Stock beneficially owned by the Selling Securityholders upon exercise of the Redeemable Warrants owned by such person.
(8) Constitutes % of the shares of Common Stock outstanding following completion of the Offering.
(9) Constitutes % of the shares of Common Stock outstanding following completion of the Offering.
(10) Constitutes % of the shares of Common Stock outstanding following completion of the Offering.
(11) Constitutes % of the shares of Common Stock outstanding following completion of the Offering.
(12) Constitutes % of the shares of Common Stock outstanding following completion of the Offering.

(13) Purchased as part of the Company's private placement of Bridge Warrants completed in 1995.
(14) Purchased as part of the Company's March 1996 Bridge Financing.

(15) Purchased as part of both the Company's private placement of Bridge Warrants completed in 1995 and March 1996 Bridge Financing.

                                 DISTRIBUTION

RESALE OFFERING

  The sale of the shares of Common Stock is subject to the availability of a Warrant Exercise Prospectus. A holder of shares of Common Stock who wishes to resell shares of Common Stock must deliver a current version of this Prospectus to the purchaser thereof. No such resale may occur prior to the delivery of a current version of this Bridge Warrant Conversion Prospectus.

  The holders of Redeemable Warrants which may be converted into shares of Common Stock covered by this Prospectus are subject to lock-up agreements with the Company and the Underwriter pursuant to which they may not resell and/or exercise such Redeemable Warrants for a period of two (2) years following the effectiveness of the Registration Statement without the prior consent of the Company, but which restriction on sale and/or exercise immediately shall terminate upon the successful completion of the Offering; and not to sell any such Redeemable Warrants for a period of one (1) year from the effective date of the Registration Statement without the prior consent of the Underwriter. The Company has covenanted to keep the Registration Statement of which this Prospectus forms a part effective in order to permit resales of shares of Common Stock upon expiration of or release from such restrictions in the event any such Redeemable Warrants are thereafter exercised.

  The Selling Securityholders may sell the shares of Common Stock covered by this Prospectus from time to time as market conditions permit in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers, or in certain privately-negotiated transactions, or through a combination of such methods at fixed prices, which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such brokers-dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser of shares of Common Stock from whom such broker dealer acted as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customer commissions).

  Upon receipt of the notice from the holder of shares of Common Stock, the Company shall deliver to such holder a current version of this Prospectus, appropriately amended to reflect such holder under the caption "Principal and Selling Securityholders." No sale may be made by the holders of shares of Common Stock covered by this Prospectus without delivery to the purchasers of such shares of Common Stock of a current version of this Prospectus.

  The holders of shares of Common Stock covered by this Prospectus, and any other persons who participate in the sale of such shares of Common Stock, may be deemed "underwriters" as defined in the Act. Any commissions paid or discounts or concessions allowed to such persons, and any profits received on resale of such shares of Common Stock, may be deemed to be underwriting discounts and commissions under the Act.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH SUCH INFOR-MATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLIC-ITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HERE-BY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Reports to Shareholders..................................................
Prospectus Summary.......................................................   4
The Company..............................................................   8
Dilution.................................................................   9
Risk Factors.............................................................  10
Capitalization...........................................................  20
Price Range of Common Stock..............................................  21
Dividend Policy..........................................................  21
Selected Consolidated Financial Data.....................................  22
Use of Proceeds..........................................................  23
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  25
Business and Properties..................................................  29
Management...............................................................  43
Principal and Selling Securityholders....................................  46
Certain Transactions and Relationships...................................  49
Distribution.............................................................  54
Description of Securities................................................  55
Shares Eligible for Future Sale..........................................  59
Legal Matters............................................................  60
Experts..................................................................  60
Additional Information...................................................  60
Financial Statements..................................................... F-1

                                ---------------

UNTIL       , 1997, (25 DAYS FROM THE DATE OF THIS PROSPECTUS) ALL DEALERS EF-
FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDI-TION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDER-WRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

TRANS ENERGY, INC.

1,600,000 SHARES OF COMMON STOCK


L.B. SAKS, INC.


PROSPECTUS

      , 1966

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDER-WRITER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AU-THORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUAL-IFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Reports to Shareholders..................................................
Prospectus Summary.......................................................   4
The Company..............................................................   8
Dilution.................................................................   9
Risk Factors.............................................................  10
Capitalization...........................................................  20
Price Range of Common Stock..............................................  21
Dividend Policy..........................................................  21
Selected Consolidated Financial Data.....................................  22
Use of Proceeds..........................................................  23
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  25
Business and Properties..................................................  29
Management...............................................................  43
Principal and Selling Securityholders....................................  46
Certain Transactions and Relationships...................................  49
Underwriting.............................................................  54
Description of Securities................................................  55
Shares Eligible for Future Sale..........................................  59
Legal Matters............................................................  60
Experts..................................................................  60
Additional Information...................................................  60
Financial Statements..................................................... F-1

                               ----------------

UNTIL , 1997, (25 DAYS FROM THE DATE OF THIS PROSPECTUS) ALL DEALERS EF-FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


[LOGO OF TRANS ENERGY, INC.]
TRANS ENERGY, INC.

SHARES OF COMMON STOCK

REDEEMABLE COMMON STOCK PURCHASE WARRANTS


L.B. SAKS, INC.


PROSPECTUS

     , 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that they are or were a director, officer, agent or employee of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the Company and, in any criminal or action proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

  The Company has the power to indemnify any person made a party to an action or suit by or in the right of the Company, by reason of the fact that they are or were a director, officer, agent or employee of the Company, against expenses, including amounts paid in settlement, actually and reasonably incurred by them in connection with any such action or suit if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which they are adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless permitted by the court presiding over such suit or action.

  The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

  The Company's Articles of Incorporation eliminate personal liability of directors, officers and stockholders of the Company for damages for breach of fiduciary duty, but do not eliminate the liability of a director, or officer for (a) act or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions to stockholders in violation of the applicable statutes of the NRS.

  The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

  The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Securities and Exchange Commission registration fee.......... $  6,946.06
      Blue Sky qualification fees and expenses.....................   29,706.00
      Printing of Prospectus and Certificates......................   60,000.00
      Legal fees and expenses......................................   75,000.00
      Accountants' fees and expenses...............................   10,000.00
      Fees and expenses of Transfer Agent..........................    2,500.00
      Miscellaneous................................................    1,000.00
                                                                    -----------
        Total...................................................... $185,152.06
                                                                    ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  The following table sets forth information relating to all previous sales of Common Stock and Warrants within the past three years that were not registered under the Securities Act of 1933, as amended (the "Act").

 DATE OF SALE NAME OF PURCHASER      NO. OF SECURITIES        CONSIDERATION              ACT EXEMPTION
 ------------ -----------------      -----------------        -------------              -------------
   9/22/93    Loren E. Bagley        666,667 shares           Assets transferred to      Section 4(2)
                                                              the Company valued at
                                                              $889,719
   9/22/93    William F.             666,667 shares           Assets transferred To      Section 4(2)
              Woodburn                                        the Company valued at
                                                              $889,719
   9/22/93    Dennis L. Spencer      666,666 shares           Assets transferred To      Section 4(2)
                                                              the Company valued at
                                                              $1,112,644
   11/5/93    To 311 shareholders    1,024,122 shares         Exchange of shares of      Rule 145(a)(2)
              ofthe Company                                   Apple Corp. of Idaho to
                                                              the Company to facilitate
                                                              change of domicile
   1/15/95    Services provided by   100,000 shares           Valued at $75,000          Section 4(2)
              Ed Cowle to the
              Company
   7/27/95    John C. Allen          50,000 warrants to       $2.25 per share            Section 4(2)
                                     purchase Common Stock
   9/15/95    Transversified         100,000 options to       $.001 per share            Section 4(2)
              Development Group,     purchase Common Stock
              Inc.
   10/18/95   M.D. Financial         22,222 shares of         Conversion of $20,000      Section 4(2)
              Services               Common Stock             principal amount of
                                                              Debentures
   11/13/95   M.D. Financial         16,667 shares of         Conversion of $15,000      Section 4(2)
              Services               Common Stock             principal amount of
                                                              Debentures
   12/13/95   M.D. Financial         10,112 shares of         Conversion of $10,000      Section 4(2)
              Services               Common Stock             principal amount of
                                                              Debentures
   12/13/95   27 investors in the    500,000 Bridge Warrants  $5,000                     Rules 505 and
              Company's Private                                                          506
              Placement of Bridge
              Warrants
   2/21/96    M.D. Financial         55,556 shares of         Conversion of $50,000      Section 4(2)
              Services               Common Stock             principal amount of
                                                              Debentures
   3/6/96     Leonard Neilson,       9,000 shares of          Exchange of shares for     Section 4(2)
              Esq.                   Common Stock             legal services valued at
                                                              $24,000
   3/21/96    16 investors in the    $600,000 Unsecured       $600,000                   Section 4(6);
              Company's Private      Notes and 300,000                                   Rules 505 and
              Placement of Bridge    Bridge Warrants                                     506
              Units

ITEM 27. EXHIBITS

  (a) Exhibits.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 1.1     Letter of Intent with Underwriter between the Company and the
         Underwriter dated October 5, 1995 relating to the Offering(1); form of
         Underwriting Agreement; and form of Selling Agreement between the
         Underwriter and broker-dealers(6).
 1.2 (1) Form of Financial Advisory and Investment Banking Agreement between the Company and the Underwriter to provide financial consulting services to the Company.
 1.3 (1) Form Warrant Agent Agreement between the Company and Interstate
         Transfer Co. pursuant to which Interstate Transfer Co. will act as
         Warrant Agent for the holders of Redeemable Warrants.
 2.1 (3) Stock Acquisition Agreement between the Company and Loren E. Bagley and William F. Woodburn dated September 22, 1993 relating to the acquisition of stock of Tyler Construction Company, Inc.
 2.2 (3) Asset Acquisition Agreement between the Company and Dennis L. Spencer dated September 22, 1993 relating to the acquisition by the Company of
         Spencer Wells.
 2.3 (3) Asset Acquisition Agreement between the Company and Tyler Pipeline,
         Inc. dated September 22, 1993 relating to the acquisition by the
         Company of The Pipeline, Ltd.
 2.4 (3) Stock Exchange Agreement between the Company and Ritchie County
         Gathering Systems, Inc. dated September 22, 1993 relating to an exchange of stock by the Company to acquire the stock of Ritchie
         County Gathering Systems, Inc.
 2.5 (3) Plan and Agreement of Merger between Trans Energy, Inc. (Nevada) and
         Apple Corp. (Idaho), to facilitate the change of the Company's corporate domicile to Nevada dated November 15, 1993.
 2.6 (4) Letter of Intent between the Company and Petrol Marketing Corporation dated July 19, 1995 relating to purchase of Petrol Marketing
         Corporation's interest in Vulcan.
 2.7 (4) Assignment of Contract between the Company and Petrol Marketing
         Corporation dated August 7, 1995 relating to acquisition of Vulcan stock.
 2.8 (1) Assignment of Stock and Net Profits Interest with Petrol Marketing
         Corporation dated August 7, 1995 between the Company and Petrol
         Marketing Corporation.
 2.9 (4) Agreement for the Sale of Corporate Stock Between Ross O. Forbus and
         Petrol Marketing Corporation dated August 7, 1995.
 2.10(4) Addendum to Agreement for the Sale of Corporate Stock Between Ross O.
         Forbus and Petrol Marketing Corporation dated August 7, 1995.
 2.11(1) Management Agreement between the Company and Petrol Marketing
         Corporation dated August 7, 1995 relating to management of Vulcan by
         Petrol Marketing Corporation.
 2.12(1) Security Agreement dated August 7, 1995 between the Company and Ross
         O. Forbus relating to goods, equipment, fixtures, inventory, accounts receivable, chattel paper, documents, instruments and general intangibles used to secure payment of the purchase price of the Vulcan stock.
 2.13(1) Addendum to Security Agreement dated August 7, 1995 between the
         Company and Ross O. Forbus relating to goods, equipment, fixtures, inventory, accounts receivable, chattel paper, documents, instruments and general intangibles used to secure payment of the purchase price of the Vulcan stock.
 2.14(1) Security Agreement dated August 7, 1995 between the Company and Ross
         O. Forbus relating to pledging the stock of Vulcan acquired by the
         Company to secure payment of the purchase price of the Vulcan stock.
 2.15(1) Addendum to Security Agreement dated August 7, 1995 between the
         Company and Ross O. Forbus relating to pledging the stock of Vulcan acquired by the Company to secure payment of the purchase price of the
         Vulcan stock.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 2.16(1) Promissory Note dated August 7, 1995 of the Company in favor of Ross
         O. Forbus for the unpaid portion of the purchase price of the Vulcan stock.
 2.17(1) General Warranty Deed dated August 7, 1995 transferring real property used in Vulcan's operations from Ross O. Forbus to Vulcan Energy
         Corporation.
 2.18(1) Deed of Trust dated August 7, 1995 from Vulcan Energy Corporation in favor of Ross O. Forbus to secure payment of purchase price of the unpaid portion of the purchase price of the Vulcan stock.
 2.19(1) Transfer of Trade Name of Vulcan Energy Corporation from Ross O.
         Forbus to Trans Energy, Inc. dated August 7, 1995.
 2.20(1) Promissory Note, dated September 15, 1995 in favor of Marden
         Rehabilitation Associates, Inc. in the original principal amount of
         $135,000 relating to funds advanced to the Company.
 2.21(1) Promissory Note, with Guarantee, dated July 27, 1995 in favor of John
         C. Allen in the original principal amount of $150,000 relating to funds advanced to the Company.
 2.22(1) Promissory Note, with Guarantee, dated December 5, 1995 in favor of
         John C. Allen in the original principal amount of $100,000 relating to funds advanced to the Company.
 2.23(1) Security Agreement dated December 5, 1995 among the Company, John C.
         Allen, William F. Woodburn, Loren E. Bagley and Mark D. Woodburn
         securing repayment of Exhibit 2.21.
 2.24(1) Guarantee by Loren E. Bagley dated September 1, 1995 of Promissory
         Note dated September 1, 1995 in favor of Marden Rehabilitation
         Associates, Inc. securing repayment of Exhibit 2.20.
 2.25(1) Extensions of maturity date of Convertible Subordinated Debentures dated October 5, 1995 and December 1, 1995.
 2.26(1) Promissory note in favor of the Bank of Paden City in the original principal amount of $100,000 dated August 4, 1995.
 2.27(1) Crude Oil Purchase Contract between Vulcan and Conoco dated March 31,
         1992.
 2.28(1) Assignment dated March 15, 1996 among Petrol Marketing Corporation,
         William Joseph Lynton, Fred Worthy Walker, Nano-Tech Transactions,
         Inc. and Vulcan Energy Corporation relating to the assignment of Mr.
         Lynton's and Petrol Marketing Corporation's interest in Vulcan to
         Nano-Tech Transactions, Inc.
 2.29(1) Deed of Trust, Security Agreement and Conditional Assignment of Oil
         and Gas Leases between the Company and Gerald W. Townsend, Trustee, for the benefit of Magco, Inc. securing repayment of $100,000 borrowed by the Company to purchase the Sistersville acreage.
 2.30(1) Crude Oil Purchase Contract between Vulcan and Cambridge dated October
         5, 1995.
 2.31(1) Professional Consulting Agreement dated July 1, 1995 between the
         Company and Transversified Development Group, Inc. with attached Stock
         Option Agreement and waiver of stock option relating to the provision of consulting services to the Company.
 2.32(5) Promissory note in favor of William Stevenson from the Company, Loren
         E. Bagley, William F. Woodburn and John B. Sims, dated May 7, 1996, in the principal amount of $100,000 relating to funds advanced to the
         Company.
 2.33(5) Agreement dated as of May 7, 1996 among the Company, William W.
         Stevenson, William F. Woodburn, Janet L. Woodburn, Loren E. Bagely and
         John B. Sims pledging shares of stock to secure repayment of Exhibit
         2.32.
 2.34(5) Security Agreement dated as of May 7, 1996 among the Company, William
         W. Stevenson, William F. Woodburn, Janet L. Woodburn, Loren E. Bagely
         and John B. Sims securing repayment of Exhibit 2.32.
 2.35(5) Agreement dated August 15, 1996 between Sancho Oil & Gas Corp. and
         Hope Gas Inc. relating to marketing of natural gas.

 EXHIBIT
   NO.    DESCRIPTION
 -------  -----------
 2.36 (6) Registration Rights Agreement dated January 30, 1989 between the
          Company and Black Petroleum Company relating to certain registration rights for the Company's Common Stock owned by Black Petroleum
          Company.
 2.37 (6) Assignments and Bills of Sale dated October 14, 1994 and December 5,
          1994 relating to acquisition of leases on the Rose Run acreage from
          Tyler Pipeline, Inc. by the Company.
 2.38 (6) Assignment dated June 1, 1995 from Rutter and Wilbanks Corporation to the Company relating to the acquisition of leases on the
          Sistersville, West Virginia acreage.
 2.39 (6) Assignment dated June 1, 1995 from Rutter and Wilbanks Corporation to the Company relating to the acquisition of a base in Monroe County,
          Ohio constituting part of the Sistersville acreage.
 2.40 (6) Assignment dated June 1, 1995 from Rutter and Wilbanks Corporation to the Company relating to an assignment of interests in two gas and oil wells located in the Lincoln District, Tyler County, West Virginia constituting part of the Sistersville acreage.
 2.41 (6) Contract of Sale dated June 1, 1995 between Rutter and Wilbanks
          Corporation and the Company relating to the acquisition of the
          Sistersville leases and related assets.
 2.42 (6) Extension of Indebtedness dated November 7, 1996 between William W.
          Stevenson and the Company extending payment of a $100,000 loan to
          December 21, 1996.
 2.43 (7) Purchase and Sale Agreement dated April 10, 1996 between Vulcan and
          United Factors, L.L.C. providing for a $1,000,000 line of credit to
          Vulcan.
 2.44 (6) Guaranty Agreement dated March 29, 1996 by each of the Company, Loren
          E. Bagley and William F. Woodburn of Vulcan's obligations under its
          Purchase and Sale Agreement with United Factors, L.L.C.
 2.45 (7) Security Agreement for Accounts Receivable dated April 10, 1996 between Vulcan and United Factors, L.L.C. relating to extension of
          $1,000,000 line of credit.
 2.46 (7) Guaranty Agreement dated April 10, 1996 by F. Worthy Walker of
          Vulcan's obligation under its Purchase and Sale Agreement with United
          Factors, L.L.C.
 3.1  (3) Articles of Incorporation and all amendments pertaining thereto, for
          Apple Corp., an Idaho corporation.
 3.2  (3) Articles of Incorporation for Trans Energy, Inc., a Nevada
          corporation.
 3.3  (3) Articles of Merger for the States of Nevada and Idaho.
 3.4  (3) By-Laws.
 4.1  (3) Specimen Stock Certificate.
 4.2      Specimen Form of Warrant.
 4.3      Form of Underwriter's Warrant Agreement.
 4.4  (1) Form of Bridge Warrant composing part of Unit consisting of one
          Bridge Warrant and one Unsecured Promissory Note in the face amount of $25,000.
 4.5  (1) Form of Unsecured Promissory Note in the face amount of $25,000 composing part of Unit consisting of one Bridge Warrant and one
          Unsecured Promissory Note.
 4.6  (1) Form of Bridge Warrant issued as part of the Company's December 1995 offering of
          Bridge Warrants.
 4.7  (1) Form of Secured Promissory Note in the face amount of $30,000.
 4.8  (6) Form of Subscription Agreement to purchase Bridge Units containing the Company and Underwriter's Lock-up Agreements, without exhibits thereto.
 4.9  (6) Form of Subscription Agreement to purchase Bridge Warrants only, with amendments, containing the Company and Underwriter's Lock-up
          Agreements, without exhibits thereto.
 4.10 (6) Lock-up Agreements signed by each of Loren E. Bagley, William F.
          Woodburn, Dennis L. Spencer and John B. Sims, each dated November 20,
          1996.
 4.11     Lock-up Agreement signed by Black & Company dated November 20, 1996.

 EXHIBIT
   NO.    DESCRIPTION
 -------  -----------
  5.1     Opinion of Company Counsel re: legality.
  5.2     Opinion of Underwriter's Counsel.
 10.1 (3) Marketing Agreement with Sancho Oil and Gas Corporation dated
          September 1, 1988.
 10.2 (3) Gas Purchase Agreement with Central Trading Company dated April 1,
          1993.
 10.3 (3) Price Agreement with Key Oil Company dated November 1, 1994
 11   (1) Computation of Earnings Per Share (see S.F.A.S. 69 Supplemental
          Disclosure to the Consolidated Financial Statements of the Company).
 21.1 (1) Subsidiaries.
 23.1     Consent of Kaufmann, Feiner, Yamin, Gildin & Robbins LLP (See Exhibit
          5.1).
 23.3     Consent of Jones, Jensen & Company.
 23.4 (1) Consent of Sam M. Deal & Associates.
 27       Financial Data Schedule
 99.1 (1) Reserve Estimate and Evaluation of oil and gas properties.
 99.2 (3) Reserve Estimate and Evaluation for Dennis L. Spencer wells.

--------
(1) Previously filed as Exhibit to Registration Statement filed with the Securities and Exchange Commission on May 3, 1996.

(2) Omitted.
(3) Previously filed as Exhibit to Form 10-SB.
(4) Previously filed as Exhibit to Form 8-K dated August 7, 1995.
(5) Previously filed as Exhibit to Amendment No. 1 to Registration Statement filed with the Securities and Exchange Commission on October 11, 1996.
(6) Previously filed as Exhibit to Amendment No. 2 to Registration Statement filed with the Securities and Exchange Commission on November 25, 1996.

(7) Previously filed as Exhibit to Amendment No. 3 to Registration Statement filed with the Securities and Exchange Commission on December 4, 1996.

ITEM 28. UNDERTAKINGS

  The undersigned Registrant hereby further undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    2. That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from any registration statement by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. (i) For the purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 242(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against any such liabilities (other than the payment by the small business issuer of expenses incurred or paid by the director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON AMENDMENT NO. 4 TO FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE TOWN OF ST. MARYS, STATE OF WEST VIRGINIA ON THE 13TH DAY OF DECEMBER, 1996.

                                          Trans Energy, Inc.

                                                   /s/ Loren E. Bagley
Dated: December 13, 1996                  By: _________________________________
                                                     LOREN E. BAGLEY,
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                       AND DIRECTOR

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON AMENDMENT NO. 4 TO FORM SB-2 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED:

             SIGNATURES                       TITLES                 DATE

         /s/ Loren E. Bagley           President, Chief
-------------------------------------   Executive Officer        December 13,
           LOREN E. BAGLEY              and Director              1996

       /s/ William F. Woodburn         Director and Vice
-------------------------------------   President                December 13,
         WILLIAM F. WOODBURN                                      1996

        /s/ Dennis L. Spencer          Director, Secretary
-------------------------------------   and Chief Financial      December 13,
          DENNIS L. SPENCER             Officer                   1996

          /s/ John B. Sims             Director
-------------------------------------                            December 13,
            JOHN B. SIMS                                          1996

                               INDEX TO EXHIBITS

                                                                SEQUENTIALLY
 EXHIBIT                                                          NUMBERED
 NUMBER                         EXHIBIT                             PAGE
 -------                        -------                         ------------
   1.1   Form of Underwriting Agreement.
   4.2   Specimen Form of Warrant.
   4.3   Form of Underwriter's Warrant Agreement.
   4.11  Lock-up Agreement signed by Black & Company dated
         November 20, 1996.
   5.1   Opinion of Company Counsel re: legality.
   5.2   Opinion of Underwriter's Counsel.
  23.1   Consent of Kaufmann, Feiner, Yamin, Gildin & Robbins
         LLP (See Exhibit 5.1).
  23.3   Consent of Jones, Jensen & Company.
  27.    Financial Data Schedule.